UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that FirstEnergy Corp. intends to release definitive copies of this Proxy Statement to security holders on March [30], 2018.

Our Mission We are a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger. Our Core Values What Matters to Us Safety Customers Diversity & Inclusion Innovations Performance Social Responsibility Teamwork Behaviors How Employees Contribute to Our Success Courage Integrity Openness Ownership Trust

A message from your independent Chairman, independent Chairman-Elect and CEO
[March 30, 2018]

Dear Fellow Shareholder:

Thank you for the trust you have placed in us. As your Board transitions to new leadership, we remain dedicated to representing your interests and creating long-term value for our shareholders. Your Board demonstrates accountability through commitment to ongoing shareholder outreach and engagement and strong corporate governance practices. In addition, your Board utilizes its deep knowledge and diverse background to guide and support management’s implementation of its regulated strategy, which is designed to transform the Company into a high-performing, fully regulated utility with well-defined growth opportunities. Your Board will continue to work with management as it implements this strategy, which is outlined in the 2017 Annual Report to Shareholders.

In this proxy statement, you will find a review of your Board’s corporate governance philosophy, including:

•	Shareholder Outreach and Engagement

Your Board listens to our shareholders and considers their views when making decisions in the boardroom. We accomplish this primarily through a robust, year-round shareholder outreach and engagement program in partnership with your Company’s management. Please refer to page 17 for a detailed discussion of this program.

•	Executive Compensation

Ensuring that your Company has an executive compensation program that appropriately incentivizes our employees and aligns pay with performance is an important responsibility of your Board. In 2017 and early 2018, your Compensation Committee undertook a robust process to review our executive compensation structure, incorporating input from our shareholder outreach and engagement. As a result, your Compensation Committee and Board adopted several changes to our compensation program for awards granted beginning in 2018, including (i) simplifying and improving the calibration of the long-term incentive plan design structure, (ii) eliminating the annual goal-setting approach in the long-term incentive plan and moving to 3-year cumulative goals, (iii) adopting two financial goals focused on the regulated distribution, regulated transmission and corporate/other cumulative operating EPS growth and average capital effectiveness, and (iv) adding a relative total shareholder return modifier including a cap at target payout (100%) if the Company’s absolute total shareholder return for the three-year performance period is negative. Further, management and the Board agreed to include a TSR modifier to the long-term incentive program’s open cycles for certain executives to ensure payouts are aligned with 3-year TSR growth for shareholders. These changes are described on page 52 of this proxy statement.

•	Board Composition and Succession

Your Board’s Corporate Governance Committee is focused on the makeup of your Board to ensure it has the right mix of skills and experiences as well as an appropriate balance of institutional knowledge, diversity and fresh perspectives. We continuously review, evaluate and assess our Board composition through a variety of means, including our annual Board, committee and individual director evaluation process, and seek to further enhance your Board’s composition through our comprehensive nomination process and ongoing consideration of potential Board candidates.

Since 2013, we have continued to expand the diversity of your Board while electing seven new directors. Our new independent Board Chairman is expected to assume the role in May. In addition, in the past year we changed the composition of each of our five Board committees, with each committee having at least one new member. We believe these changes demonstrate our commitment to ensuring fresh perspectives and an infusion of new energy on our Board. Please refer to pages iii and 14 for a detailed discussion of our Board composition and succession planning.

We also want to take this opportunity to introduce Ms. Sandra Pianalto, our newest member elected by your Board in February, and to also thank our colleagues, William Cottle and George Smart, who will be retiring from your Board as of the 2018 Annual Meeting. We join our fellow directors in welcoming Sandy and thanking Bill and George for their commitment to your Board. Their leadership and service has been appreciated.

We encourage you to read more about your Board, our strong corporate governance practices, and our executive compensation programs in this proxy statement. We are grateful for your support of your Company and your Board, and thank you in advance for voting promptly.

Sincerely,

Charles E. Jones President and Chief Executive Officer	Donald T. Misheff Board Chairman-Elect	George M. Smart Board Chairman

Notice of Annual Meeting of Shareholders

Date and Time	Location	Record Date
Tuesday, May 15, 2018 8:00 a.m. ET	John S. Knight Center 77 E. Mill Street Akron, OH 44308	March 16, 2018

Annual Meeting of Shareholders Agenda

•	Elect the 12 nominees named in the accompanying proxy statement to the Board of Directors to hold office until the 2019 Annual Meeting of Shareholders and until their successors shall have been elected;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018;

•	Approve, on an advisory basis, named executive officer compensation;

•	Approve a management proposal to amend the Company’s Amended Articles of Incorporation, as amended (the “Amended Articles of Incorporation”) and Amended Code of Regulations, as amended (the “Amended Code of Regulations”), to replace existing supermajority voting requirements with a majority voting power threshold;

•	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections;

•	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access;

•	Vote on two shareholder proposals, if properly presented at the Annual Meeting; and

•	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please carefully review this notice, the annual report and the accompanying proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Annual Meeting. Only shareholders of record as of the close of business on March 16, 2018, or their proxy holders, may vote at the Annual Meeting. If you plan to attend the Annual Meeting, you must register in advance. See the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register.

On behalf of the Board of Directors,
Ebony L. Yeboah-Amankwah Vice President, Corporate Secretary & Chief Ethics Officer Akron, Ohio

The notice and accompanying proxy statement are being mailed or made available to shareholders on or about March [30], 2018.

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 15, 2018. This proxy statement and the 2017 Annual Report are available at www.ReadMaterial.com/FE.

Important Note Regarding Voter Participation. Please take time to vote your shares!

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy Corp.’s independent registered public accounting firm. Your broker does not have the discretion to vote your shares on any other matters without specific instruction from you to do so.

  Appendices

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations Relating to the Replacement of Existing Supermajority Voting Requirements with a Majority Voting Power Threshold	A-1

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections	B-1

Proposed Amendment to Amended Code of Regulations to Implement Proxy Access	C-1

Proxy Statement Summary

2018 Annual Meeting of Shareholders

•	Time and Date: 8:00 a.m., Eastern time, on Tuesday, May 15, 2018

•	Location: John S. Knight Center, 77 E. Mill Street, Akron, Ohio

•	Record Date: March 16, 2018

•	Voting: Shareholders of record of FirstEnergy Corp. common stock as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and they or their proxy holders may vote their shares at the Annual Meeting

•	Admission: If you plan to attend the Annual Meeting, you must register in advance. For instructions on how to register, see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below

Voting Matters

Item 1	Elect the 12 nominees named in this proxy statement to the Board of Directors. Refer to page 38 for more detail. ✓Your Board recommends you vote FOR this item.	Item 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. Refer to page 39 for more detail. ✓Your Board recommends you vote FOR this item.

Item 3	Approve, on an advisory basis, named executive officer compensation. Refer to page 39 for more detail. ✓Your Board recommends you vote FOR this item.	Item 4	Approve a management proposal to implement a majority voting power threshold. Refer to page 40 for more detail. ✓Your Board recommends you vote FOR this item.

Item 5	Approve a management proposal to implement majority voting for uncontested director elections. Refer to page 42 for more detail. ✓Your Board recommends you vote FOR this item.	Item 6	Approve a management proposal to implement proxy access. Refer to page 43 for more detail. ✓Your Board recommends you vote FOR this item.

Items 7 - 8	Shareholder Proposals. X Your Board recommends you vote AGAINST the shareholder proposals.

i

How to Cast Your Vote

Your vote is important! Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

Internet by going to the website indicated on your proxy materials (or by scanning the QR Code if provided on your proxy card/voting instruction form)	Telephone by calling the toll-free telephone number on your proxy card/voting instruction form	Mail by returning your proxy card/voting instruction form

Please follow the instructions provided on your proxy card/voting instruction form (the “proxy card”), Notice of Internet Availability of Proxy Materials, or electronic or other communications included with your proxy materials. Also refer to the “How You Can Vote” section of the “Questions and Answers about the Annual Meeting” below for more details.

Board Nominees

Each of the twelve members of your Board of Directors (your “Board”) are standing for election. Each member stands for election annually. The following table provides summary information about each director nominee standing for election to your Board.

					Committee Memberships					Number of Other Public Company Boards [1]
Name	Age	Director Since		Independent	Audit	Compensation	Corporate Governance	Finance	Nuclear
Paul T. Addison	71	2003		Yes	●			Chair		0
Michael J. Anderson	66	2007		Yes			Chair	●		1
Steven J. Demetriou	59	2017		Yes		●		●		1
Julia L. Johnson	55	2011	[2]	Yes			●		●	3
Charles E. Jones	62	2015		No						0
Donald T. Misheff	61	2012		Yes	Chair	●				2
Thomas N. Mitchell	62	2016		Yes			●		Chair	0
James F. O’Neil III	59	2017		Yes	●				●	1
Christopher D. Pappas	62	2011	[2]	Yes		Chair		●		2
Sandra Pianalto	63	2018	[3]	Yes		●		●		3
Luis A. Reyes	66	2013		Yes			●		●	0
Dr. Jerry Sue Thornton	71	2015		Yes		●		●		2

[1]	As defined under New York Stock Exchange Listed Company Manual Section 303A Corporate Governance Standards Frequently Asked Questions.
[2]	Ms. Johnson and Mr. Pappas were previously directors of Allegheny Energy Inc. (“Allegheny Energy”), which merged with your Company in 2011.
[3]	Ms. Pianalto was elected to your Board effective February 20, 2018, and is a nominee for election by shareholders at the Annual Meeting.

As previously disclosed, Messrs. William T. Cottle and George M. Smart will retire from your Board as of the 2018 Annual Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies and were not nominated by your Board for election at this Annual Meeting. The size of your Board, which is currently set at 14, will be reduced to 12 as of the Annual Meeting.

Key Facts About Your Board

We seek to maintain a well-rounded and diverse Board representing a wide breadth of experience and perspectives that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Below are highlights regarding our 12 director nominees standing for election to your Board and our Board meetings held in 2017.

[1]	Service with your Company does not include service by Ms. Johnson and Mr. Pappas as directors of Allegheny Energy, which merged with your Company in 2011.

Corporate Governance Highlights

Your Company is committed to strong corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

✓ Strong Governance Practices	✓ Independent Oversight	✓ Shareholder Rights

•  Director Resignation Policy requiring any director nominee in an uncontested director election who receives a majority of withheld votes to tender his or her resignation

•  Consideration of your Board’s diversity, age, experience and skills and other attributes when evaluating nominees for your Board

•  A three-part annual evaluation process: full Board evaluation; Board committee evaluations; and individual director evaluations

•  Mandatory director retirement age of 72 pursuant to our Corporate Governance Policies

•  Corporate Governance Committee and Board engage in rigorous director succession planning

•  Robust stock ownership guidelines

•  Comprehensive director orientation and continuing education

•  Direct investor relations and governance engagement and outreach to shareholders

•  Anti-Hedging and Anti-Pledging Policies

•  Separate Board Chairman and Chief Executive Officer (our “CEO”)

•  Independent Board Chairman

•  All directors are independent, other than the CEO

•  Board committees are comprised entirely of independent directors

•  Independent directors regularly meet without management present at Board and committee meetings

•  Risk oversight by full Board and its committees

•  Annual election of all directors

•  Shareholders of 25 percent or more of our shares outstanding and entitled to vote have the right to call a special meeting

•  Advisory vote on named executive officer compensation is held on an annual basis, consistent with the shareholder advisory vote on frequency

•  Clear, effective process for shareholders to raise concerns to the Board

•  No poison pill

Our corporate governance practices are described in greater detail in the “Corporate Governance and Board of Directors Information” section beginning on page 12.

Board Tenure years <5 6-10>10 Nominee average tenure [5.1] years 1 [58]% of Nominees joined your Board since the beginning of 2013 [33]% Diverse Nominees [25]% Female Nominees [63] Average age of Nominees [33] Committee Meetings [13] Executive Sessions of Independent Directors Led by Board Chairman [25] Additional Executive Sessions of Independent Directors Led by Committee Chairs

Executive Compensation Highlights

We continually strive to make improvements to our executive compensation plans and programs. Some of our key executive compensation highlights in 2017 include:

We believe what we do and don’t do with respect to executive compensation aligns with the long-term interests of our shareholders and with commonly viewed best practices in the market.

What We Do	What We Don’t Do

✓ Pay-for-performance

✓ Caps on short-term and long-term incentive awards

✓ Different financial performance measures in our short- and long-term incentive plans

✓ Robust stock ownership guidelines

✓ Stringent clawback policy

✓ Mitigate undue risk in compensation programs

✓ Annual Say-on-Pay vote

✓ Double-trigger CIC provisions for LTIP stock awards

✓ Independent compensation consultant for the Compensation Committee with only independent directors

   No hedging or pledging allowed for NEOs or directors

   No employment agreements with our NEOs

   No tax gross-ups for our NEOs

   No repricing of underwater stock options without shareholder approval

   No excessive perquisites

   No payment of dividends on unearned shares

   No new entrants in the Supplemental Executive Retirement Plan (“SERP”) – plan closed since 2014

Our executive compensation practices are described in greater detail in the “Executive Compensation” section beginning on page 52.

Expanded Shareholder Outreach in 2017 Our Spring 2017 outreach focused on the top 100 shareholders, representing nearly 54% of our outstanding shares at that time Extensive Fall 2017 outreach efforts included in-person discussions and phone calls with many of our top 25 shareholders, who held almost 45% of our outstanding shares (see page [x]) Based on our shareholder engagement, we have made substantial and proactive changes to our incentive compensation programs to better align pay and performance and address shareholder concerns (see page [x]) We acknowledge the overhang on our stock price as we transition away from commodity exposed generation Given that our executives met rigorous financial and operational goals, the compensation programs ending in 2017 resulted in above-target payouts to NEOs (see page [x])

Note About Forward-Looking Statements

Forward-Looking Statements: Certain disclosures in this proxy statement contain forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (“CES”) segment, thereby causing FirstEnergy Solutions Corp. (“FES”) to restructure its substantial debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws (which filing would include FirstEnergy Nuclear Operating Company (“FENOC”)) and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES, its subsidiaries, and FENOC, related to wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales or the potential need to deactivate additional generating units, which could result in further substantial write-downs and impairments of assets; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES and FENOC to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers’ demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales, margins and operations such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (“FERC”)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (“PJM”) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated’s realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration’s required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (“CWA”) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission; issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Job Act, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (“SEC”) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.’s common stock and thereby on FirstEnergy Corp.’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These risks, unless otherwise indicated, are presented on a consolidated basis for FirstEnergy; if and to the extent a deconsolidation occurs with respect to certain FirstEnergy companies, the risks described herein may materially change. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

Except as otherwise noted, the information herein is as of March [21], 2018, the date we commenced printing in order to commence mailing on or about March [30], 2018.

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Environmental, Social & Governance (“ESG”) Overview

Meeting Our Environmental Commitments

•   Our West Akron Campus, Akron Control Center and West Virginia Operations Headquarters in Fairmont have earned  Leadership in Energy and Environmental Design (LEED) certification from the U.S. Green Building Council

•	Through our partnership with the Electric Power Research Institute (EPRI), we’re helping fuel the next generation of electric vehicles while minimizing cost and the impact on electric system reliability
•	We are helping customers better manage their energy use and save money through energy efficiency programs offered by our 10 utilities
•	We have established a goal to reduce CO2 emissions companywide by at least 90 percent below 2005 levels by 2045
•	We participate in the CDP (formerly the Carbon Disclosure Project), which enables companies, cities, states and regions to measure and manage the environmental impact of their operations; we strive to demonstrate continuous improvement in our CDP scoring in disclosure programs for Climate Change and Water

Bringing Good Energy to Our Customers and Communities

•   Through our multibillion-dollar Energizing the Future transmission program, we continue to upgrade and modernize our transmission  system. From 2014 through 2017, we invested $4.4 billion in this program on grid improvement projects, and we plan to invest  an additional $4.0 billion to $4.8 billion from 2018 through 2021

•	We have installed more than 1.4 million smart meters across our four utility operating companies in Pennsylvania since 2014, and plan to deploy smart meters to nearly all our 2 million Pennsylvania customers by mid-2019
•	Emergency response efforts in 2017 were recognized by the Edison Electric Institute, marking the 21st time we’ve been honored for our efforts restoring service to our customers or assisting other utilities with service restoration during emergency events
•	Penn Power, Met-Ed and Ohio Edison electric utilities ranked among the highest among utilities of their size and respective regions in J.D. Power’s 2017 Electric Utility Residential Customer Satisfaction Survey
•	The resources of FirstEnergy and the FirstEnergy Foundation – combined with the energy and enthusiasm of our employees – benefit hundreds of organizations and thousands of people each year; in 2017, the FirstEnergy Foundation awarded some 1,200 grants totaling more than $6.1 million to community-based organizations where we live and work
•	FirstEnergy employees provided $1.8 million to local United Way chapters and nonprofit organizations, while the FirstEnergy Foundation provided more than $2 million to United Way last year

Ensuring Strong Corporate Governance Practices and Policies
• Since 2013, we have elected seven new directors and continued to increase the diversity of your Board • We have separated the positions of Chairman of the Board and Chief Executive Officer
•	The Chairman of the Board is independent, as are all Board directors other than the CEO
•	Independent directors regularly convene at Board and committee meetings without company management present
•	Risk oversight is conducted by the full Board and its committees
•	All directors are elected annually
•	An advisory vote is held annually on named executive officer compensation

10 Programs We are helping customers better manage their energy use and save money through energy efficiency programs offered by our 10 utilities	$4.0B+ Plan to invest $4.0 billion to $4.8 billion in our transmission system from 2018 through 2021	1.4M+ Installed more than 1.4 million smart meters across our four utilities in Pennsylvania and plan to deploy smart meters to nearly all our 2 million customers in Pennsylvania by mid-2019	7 Directors Since 2013, we have elected seven new directors and continued to increase the diversity of our Board

Questions and Answers about the Annual Meeting

Proxy Materials

1	Q:	Why did I receive these proxy materials?

A:

You received these proxy materials because you were a shareholder of record or beneficial owner (as defined below) of shares of common stock of FirstEnergy Corp. (“FirstEnergy”, the “Company”, “we”, “us” or “our”) as of the close of business on March 16, 2018, the record date (the “Record Date”). Your Company’s Annual Meeting of Shareholders (also referred to as the “Annual Meeting” or the “Meeting”) will be held on Tuesday, May 15, 2018. We began distributing these proxy materials to shareholders on or about March [30], 2018.

2	Q:	Can I view future FirstEnergy proxy materials and annual reports on the Internet instead of receiving paper copies?

A:

Yes. If you received paper copies of this proxy statement and the annual report and you are a shareholder of record, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet unless applicable regulations require delivery of printed proxy materials. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you previously elected to access your proxy materials over the Internet, you will not receive the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or paper copies of proxy materials in the mail unless required by law. Instead, you will receive a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet.

If you received a Notice of Internet Availability, you may not receive printed copies of proxy statements and annual reports in the future unless required by law. However, you may elect to be mailed a paper proxy card with instructions on how to access proxy statements and annual reports using the Internet for future meetings by following the instructions when voting. The Notice of Internet Availability also contains instructions on how you may request delivery of proxy materials in printed form for the Meeting or on an ongoing basis, if desired.

If you are a beneficial owner, refer to the information provided by your broker, bank or other nominee for instructions on how to elect to view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies.

1  |  FirstEnergy Corp. 2018 Proxy Statement

3	Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of receiving a full set of printed proxy materials?

A:

To reduce the environmental impact and related costs of the Meeting, we are pleased to again furnish the proxy materials over the Internet. As a result, we are sending a number of our shareholders a Notice of Internet Availability instead of a printed copy of the proxy materials. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials and vote via the Internet and to request a printed copy of the proxy materials by mail, if desired. Instructions on how to access the proxy materials over the Internet, to vote online, and to request a printed copy may be found in the Notice of Internet Availability. The Notice of Internet Availability identifies the items to be voted on at the Meeting, but shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notice of Internet Availability that is returned will not be counted as votes. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form for this Meeting or on an ongoing basis, if desired.

4	Q:	Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

A:

Where applicable, we follow the Securities and Exchange Commission (the “SEC”) rule that permits us to send one copy each of this proxy statement and the annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card or opportunity to vote via the Internet, as applicable, for each stock account. If you are a registered shareholder and received only one copy each of the proxy statement and the annual report in your household, you can request additional copies for some or all accounts for this year or in the future, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016, and we will promptly deliver the requested copies. You also may contact us in the same manner if you are receiving multiple copies of this proxy statement and/or the annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a bank, broker, or other nominee you will need to contact such bank, broker, or other nominee to revoke your election and receive multiple copies of these documents.

5	Q:	What is the difference between holding shares as a “shareholder of record” and holding shares in “street name” or as a “beneficial owner”?

A:

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are a shareholder of record of the shares. As the shareholder of record, you have the right to vote your shares directly or to grant a proxy to vote your shares to a representative of your Company or to another person. As a record holder you have received either a proxy card to use in voting your shares or a Notice of Internet Availability which instructs you how to vote.

Beneficial Owner: If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the bank, broker or other nominee and you are the beneficial owner of shares, meaning that you hold shares in “street name.” You are also a beneficial owner if you own shares through the FirstEnergy Corp. Savings Plan (the “Savings Plan”).

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As a beneficial owner of shares, you have the right to direct the registered holder to vote your shares, and you may attend the Meeting (please see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below for instructions on how to register in advance). Your bank, broker or other nominee has provided a voting instruction form for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. If you are a Savings Plan participant, because the Savings Plan’s Trustee is the only one who can vote your Savings Plan shares, you cannot vote your Savings Plan shares in person at the Meeting (although you may attend the Meeting by following the instructions on how to register in advance in the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below).

6	Q:	Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?

A:

Your Board is soliciting your vote. We have arranged for the services of Morrow Sodali LLC to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $19,250, plus reimbursement of reasonable expenses. Votes also may be solicited in a similar manner by officers and employees of your Company and members of your Board on an uncompensated basis. Your Company will pay all reasonable solicitation costs and will reimburse banks, brokers or other nominees for postage and expenses incurred by them for sending proxy materials to beneficial owners.

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Voting Matters

7	Q:	What items of business will be voted on at the Meeting and how does the Board recommend that I vote?

A:
Item	Brief Description	Board’s Recommendation

1	Elect the 12 nominees named in this proxy statement to the Board of Directors	✓ “FOR” each director nominee

2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018	✓ “FOR”

3	Approve, on an advisory basis, named executive officer compensation	✓ “FOR”

4	Approve a management proposal to amend the Company’s Amended Articles of Incorporation, as amended (the “Amended Articles of Incorporation”) and Amended Code of Regulations, as amended (the “Amended Code of Regulations”), to replace existing supermajority voting requirements with a majority voting power threshold	✓ “FOR”

5	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections	✓ “FOR”

6	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access	✓ “FOR”

7 - 8	Shareholder proposal requesting an annual report on climate change strategy Shareholder proposal requesting a reduction in the threshold to call a special shareholder meeting	X “AGAINST”

8	Q:	What is a quorum and what other voting information should I be aware of?
A:

As of the Record Date, [XXX] shares of our common stock were outstanding. A majority of these shares represented at the Meeting either in person or by proxy constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum. You are entitled to one vote for each share of common stock you owned on the Record Date. A broker non-vote occurs when an entity holding shares in street name, such as a bank or broker, submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal (such as Items 1 and 3 – 8) because your broker does not have the authority to vote on that proposal and has not received specific voting instructions.

If you are a beneficial owner, we encourage you to provide instructions to your bank, broker, or other nominee by executing the voting form supplied to you by that entity. Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting except on Item 2. A broker will be permitted to vote your shares on Item 2 without your instructions because Item 2 is considered a “routine” matter under applicable New York Stock Exchange (“NYSE”) rules; however, your broker cannot vote your shares on any other items unless you provide instructions because these are deemed to be “non-routine” matters under NYSE rules. Therefore, your failure to give voting instructions means that your shares will not be voted on these “non-routine” items and, as applicable, your unvoted shares will be broker non-votes.

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An item to be voted on may require a percentage of votes cast, rather than a percentage of shares outstanding, to determine passage or failure. Votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes. If you properly sign and return your proxy card but your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

9	Q:	What is the vote required for each item to be voted on at the Meeting?

A:

Item	Brief Description	Vote Required	Treatment of Abstentions and Broker Non-Votes
1	Elect the 12 nominees named in this proxy statement to the Board of Directors

Nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

As further described in Item 1 below, any nominee for director who receives a greater number of votes “Withheld” than votes “For” his or her election must promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote.

No effect.
2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018	Requires the affirmative vote of a majority of votes cast.	Abstentions - No effect. Broker Non- votes – Not applicable.
3	Approve, on an advisory basis, named executive officer compensation	This advisory proposal requires the affirmative vote of a majority of the votes cast.	No effect.
4 - 6

Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold

Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections

Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access

		Require the affirmative vote of at least 80 percent of the voting power of the Company (i.e., outstanding shares).	Have the same effect as an “AGAINST” vote.
7- 8	Shareholder proposal requesting an annual report on climate change strategy Shareholder proposal requesting a reduction in the threshold to call a special shareholder meeting

These non-binding shareholder proposals require the affirmative vote of a majority of votes cast.

Notwithstanding the results of the shareholder vote, the ultimate adoption of any measures called for by these shareholder proposals is at the discretion of your Board.

No effect.

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10	Q:	Will any other matters be voted on other than those described in this proxy statement?

A:

We do not know of any business that will be considered at the Meeting other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

11	Q:	Where can I find the voting results of the Meeting?
A:

We will announce preliminary voting results at the Meeting. Final voting results will be reported in a Current Report on Form 8-K, which is required to be filed with the SEC within four business days after the date of the Meeting and will be posted on our website at www.firstenergycorp.com under the tab “Investors,” then by selecting “SEC Filings & Reports.” You may also automatically receive your Company’s SEC filings (which include alerts for the filing of Form 8-Ks by your Company with the SEC) via e-mail by visiting that same website and clicking on “Investors,” “SEC Filings & Reports,” the “E-mail Alert” icon, then selecting “Enable Document Alerts.”

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How You Can Vote

12	Q:	Who is entitled to vote at the Meeting?
A:

Shareholders of record of FirstEnergy common stock as of the Record Date are entitled to receive notice of the Meeting and vote their shares. If you plan to attend the Meeting, please see the “Attending the Annual Meeting” section below of these “Questions and Answers about the Annual Meeting” for instructions on how to register in advance. Holders of FirstEnergy Series A Preferred Stock are not entitled to vote at the Annual Meeting.

13	Q:	How do I vote?
A:

As further described below, if you are voting by Internet, telephone or mail, your vote must be received by 7:00 a.m., Eastern time, on Tuesday, May 15, 2018, to be counted in the final tabulation, except for shares held by participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote on shares held through the FirstEnergy Corp. Savings Plan must be received by 6:00 a.m., Eastern time, on Monday, May 14, 2018, to be counted in the final tabulation.

If you are a shareholder of record or an employee who holds unvested restricted stock, you can vote your shares using one of the following methods. Whether you plan to attend the Meeting or not, we encourage you to vote as soon as possible.

• By Internet - Go to the website indicated on your proxy card or Notice of Internet Availability and follow the instructions.

• By telephone - Call the toll-free telephone number indicated on your proxy card and follow the instructions.

• By mail

-  Complete, date and sign the proxy card that you received in the mail. If you properly sign and return your proxy card but your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention. If you properly sign and return your proxy card but do not mark your choices, your shares will be voted as recommended by your Board.

-  Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Corporate Election Services, Inc., your Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

• At the Meeting - You may vote in person at the Meeting, even if you previously appointed a proxy by Internet, telephone, or mail.

If you received a Notice of Internet Availability and would like to vote by telephone or mail, please follow the instructions on your notice to request a paper copy of the proxy materials and proxy card.

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If you are a participant in the FirstEnergy Corp. Savings Plan, your proxy card will include the shares of common stock held for your account in the FirstEnergy Corp. Savings Plan and any other shares registered with our transfer agent, AST, as of the Record Date. You can vote shares allocated to your Savings Plan account by submitting your voting instructions by telephone or through the Internet as instructed on your proxy card or by completing, signing, and dating the proxy card and returning the form in the enclosed postage-prepaid envelope. Subject to the Employee Retirement Income Security Act of 1974, as amended, and pursuant to the Savings Plan provisions, the Savings Plan’s Trustee will vote all shares as instructed by Savings Plan participants, and shares for which the Savings Plan’s Trustee does not receive timely voting instructions will be voted in the same proportion as the shares held under the Savings Plan for which the Savings Plan’s Trustee receives timely voting instructions. Because the Savings Plan Trustee is the only one who can vote your FirstEnergy Corp. Savings Plan shares, you may not vote such shares at the Meeting.

Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker or other nominee that holds your shares) that you must follow for your shares to be voted. Also, please note that if you wish to vote in person at the Meeting, you must request a legal proxy from your bank, broker, or other nominee that holds your shares and present that legal proxy identifying you as the beneficial owner of your shares of FirstEnergy common stock and authorizing you to vote those shares at the Meeting.

14	Q:	How may I revoke my proxy?
	A:	You may revoke your appointment of a proxy or change your related voting instructions one or more times by:

• Mailing a proxy card that revises your previous appointment and voting instructions;

• Voting by Internet or telephone after the date of your previous appointment and voting instructions;

• Voting in person at the Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or

• Notifying the Corporate Secretary of your Company in writing prior to the commencement of the Meeting.

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the proxy tabulator before changing them by telephone or Internet. Please note that unless you are voting in person at the Meeting, in order to be counted, the revocation or change must be received by the applicable dates and times, discussed above in Question 13, which also includes instructions on how to vote.

If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker, or other nominee to change your vote.

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Attending the Annual Meeting

15	Q:	Do I need to register in advance to attend the Meeting?
	A:	Yes. In accordance with our security procedures, if you plan to attend the Meeting, you will need to register in advance by following the advance registration instructions below.

Attendance at the Meeting will be limited to your Company’s invited guests and to persons owning FirstEnergy Corp. shares as of the Record Date of March 16, 2018, who register in advance of the Meeting and present:

(i) an admission card (refer to further instructions below); and

(ii) a valid form of government-issued photo identification.

The admission card admits only the named shareholder(s) and is not transferable. If you are a beneficial owner of shares (other than a participant in the FirstEnergy Corp. Savings Plan), to attend the meeting you will also need an original copy of a letter or legal proxy from your bank, broker or other nominee or your account statement showing proof that you beneficially owned FirstEnergy shares as of the Record Date.

Advance Registration Instructions

If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock and you are voting by Internet, telephone or by mail: To register to attend the Meeting, please indicate that you will attend the Meeting when voting by Internet or telephone, or check the appropriate registration box on your proxy card if voting by mail.

All other shareholders: To register to attend the Meeting and, as applicable, have an admission card mailed to you, please send a request containing all of the following information by mail to: FirstEnergy Corp. Annual Meeting Registration — A-GO-16, 76 South Main Street, Akron, OH 44308-1890; or by email to: Registration@FirstEnergyCorp.com or by fax: 330-777-6519:

1. Your name, mailing address and telephone number; and

2.  If you are a beneficial owner (other than a participant in the FirstEnergy Corp. Savings Plan), proof that you own FirstEnergy shares (such as a photocopy of a letter or legal proxy from your bank, broker, or other nominee or a photocopy of your account statement redacting certain information) as of the Record Date.

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Admission Card

If you plan to attend the Meeting, you must bring your admission card with you to the Meeting. If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock, the admission card portion of your proxy card or one-page Notice of Internet Availability that was included with your proxy material mailing will serve as your admission card. All other shareholders must follow the advance registration instructions above to receive an admission card.

Other Related Matters

If you desire to have one representative attend the Meeting on your behalf or one representative designated to present a shareholder proposal properly brought before the Meeting, please follow the process under “Advance Registration Instructions—All other shareholders” above and include the name, mailing address and telephone number of that representative.

Cameras, recording equipment, computers, large bags and items such as briefcases, backpacks and packages will not be permitted in the Meeting room and may be subject to inspection. No individual may use communication devices, take photographs, or use audio or video recording equipment in the Meeting facilities without the express written permission of your Company. No firearms or weapons will be allowed in the Meeting facilities. Signage and other inappropriate items are likewise prohibited.

16	Q:	What are the directions to the Meeting location?
	A:	John S. Knight Center, 77 E. Mill Street, Akron, Ohio

•      From Ohio Turnpike Via Route 8: Take I-80 East to Exit 180 (Route 8 South). Follow Route 8 South to the Perkins Street exit. Exit right onto Perkins Street. Proceed on Perkins Street until reaching High Street. Turn left onto High Street. Proceed on High Street, passing over East Market Street. The John S. Knight Center is located on the left at the corner of High & Mill Streets.

•      From North Via I-77 & West Via I-76: Take I-77/I-76 (they run concurrently briefly) to Exit 22A. Merge with a one-way side street (South Street). Follow South Street to the 2nd light—at that point all traffic must turn left onto Broadway. Follow Broadway to Mill Street. The John S. Knight Center is located at the corner of Broadway & Mill Streets.

• From North and South via I-71: Take I-71 to I-76 East to Exit 22A (Main/Broadway/Downtown) then follow directions above.

• From South: Take I-77 to Exit 22A. Take Broadway and follow Broadway to Mill Street. The John S. Knight Center is located on the left at the corner of Broadway & Mill Streets.

Parking is available next to and near the John S. Knight Center.

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Shareholder Proposals For 2019

17	Q:	When are shareholder proposals due for the 2019 Annual Meeting?
A:

Under the rules of the SEC, a shareholder who wishes to offer a proposal for inclusion in your Company’s proxy statement and proxy card for the 2019 annual meeting of shareholders must submit the proposal and any supporting statement by November 30, 2018, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the 2019 proxy statement and proxy card.

Under our Amended Code of Regulations, a shareholder who wishes to properly introduce an item of business before an annual meeting of shareholders must follow the applicable rules and procedures. The procedures provide that we must receive the notice of intention to introduce an item of business, including nominations of candidates for election to your Board, at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Accordingly, if a public announcement of the date of the 2019 annual meeting of shareholders is made at least 70 calendar days prior to the date of the meeting and assuming that our 2019 annual meeting of shareholders is held on the third Tuesday of May, we must receive any notice of intention to introduce an item of business at that meeting no earlier than March 22, 2019 and no later than April 21, 2019; otherwise, we must receive any notice of intention to introduce an item of business at that meeting no later than the close of business on the 10th calendar day following the day on which the public announcement is first made. If we do not receive notice as set forth above or if certain other requirements of applicable law are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting. Our Amended Code of Regulations is available on the SEC website and upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. The management proposal to be considered as Item 6 below addresses proxy access for shareholders and, if approved, would impact these procedures.

Obtaining Additional Information

18	Q:	How can I learn more about FirstEnergy’s operations?
A:

If you received a paper copy of this proxy statement, you can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2017, that is included with the mailing of this proxy statement. If you did not receive a paper copy of this proxy statement, you can view the annual report and other information by visiting www.ReadMaterial.com/FE.

A copy of our latest Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. You also can view the Form 10-K by visiting your Company’s website at www.firstenergycorp.com/financialreports. Information contained on any of the Company or third-party websites referenced above or later in this proxy statement is not deemed to be part of this proxy statement.

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Corporate Governance and Board of Directors Information

Board Leadership Structure

The positions of CEO and Chairman of the Board are separated. Our Amended Code of Regulations and Corporate Governance Policies do not require that your Chairman of the Board and CEO positions be separate, and your Board has not adopted a specific policy or philosophy on whether the role of the CEO and Chairman of the Board should be separate. However, having a separate Chairman of the Board and CEO has typically allowed your CEO to focus more time on our day-to-day operations and, in your Board’s judgement, is appropriate at this time.

Mr. Smart, your independent Chairman of the Board who presides at all executive sessions of the independent directors, will retire from your Board as of the Annual Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies. Effective as of the 2018 Annual Meeting, following Mr. Smart’s retirement, Mr. Donald Misheff has been elected by your Board to serve as your independent Chairman of the Board contingent on his successful election to your Board at the Annual Meeting.

As required by the NYSE listing standards, FirstEnergy schedules regular executive sessions for your independent directors to meet without management participation. Because an independent director is required to preside over each such executive session of independent directors, we believe it is more efficient to have your independent Chairman of the Board preside over all such meetings as opposed to rotating that function among your Company’s independent directors.

Director Independence

Your Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the SEC and the listing standards of the NYSE, including certain independence requirements of Board members serving on the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Your Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by your Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our website at www.firstenergycorp.com/charters.

Each year, our directors complete a questionnaire that elicits information to assist the Board in assessing whether each director meets the NYSE’s independence standards and the related provisions in the Company’s Corporate Governance Policies. The Company facilitates this review by examining its financial records to determine any amounts paid to or received from entities in which each non-employee director or immediate family member has a relationship based on responses to the questionnaires. Subject to the categorical standards approved by the Board and described below, a list of the entities and the amounts the Company paid to or received from those entities is provided to the Corporate Governance Committee. Utilizing this information, the Corporate Governance Committee presents to the Board (i) an evaluation, with regard to each director, whether the director has any material relationship with the Company or any of its subsidiaries; (ii) a recommendation of whether the amount of any payments between the Company and relevant entities could interfere with a director’s ability to exercise independent judgment; and (iii) a review of any other relevant facts and circumstances regarding the nature of these relationships, to determine whether other factors, regardless of the categorical standards the Board has adopted or under the NYSE’s independence standards, might impede a director’s independence. Based on a review of information concerning each of its non-employee directors and the recommendation of the Corporate Governance Committee, the Board will affirmatively determine whether a director may be considered “independent.”

Additionally, your Board recognizes that in the ordinary course of business, relationships and transactions may occur between your Company and its subsidiaries and entities with which some of our directors are or have been affiliated. Accordingly, our Corporate Governance Policies provide categorical standards to assist your Board in determining what does not constitute a material relationship for purposes of determining a director’s independence. The following commercial and charitable relationships will not be considered to be a material relationship that would impair a director’s independence: (i) if the director, an immediate family member or a person or organization with which the director has an affiliation purchases electricity or related

12  |  FirstEnergy Corp. 2018 Proxy Statement

products or services from the Company or its subsidiaries in the ordinary course of business and the rates or charges involved in the transaction are fixed in conformity with law or governmental authority or otherwise meet the requirements of Regulation S-K Item 404(a) Instruction 7, and (ii) the aggregate charitable contributions made by the Company to an organization with which a director, an immediate family member or a person or organization with which the director has an affiliation were less than $100,000 in each of the last three fiscal years. Notwithstanding the foregoing, the Board will not treat a director’s relationship with the Company as categorically immaterial if the relationship otherwise conflicts with the NYSE corporate governance listing standards or is required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

In making such determinations, your Board considered the fact that certain directors are executive officers of companies with which we conducted business. In addition, many of our directors are or were directors, trustees, or similar advisors of entities with which we conducted business or of non-profit organizations with which we conducted business and/or made contributions. Outside of their service as a Company director, none of your Company’s independent directors currently provide professional or other services to your Company, its affiliates or any officer of your Company and none of your Company’s directors are related to any executive officer of your Company.

Specifically, your Board considered the following relationships and transactions, which occurred in the ordinary course of business, between your Company and its subsidiaries and certain entities some of our directors have been affiliated with that existed or occurred during the preceding three years:

•	Regulated electric services and related non-electric products and services purchased from your Company (by companies where Ms. Pianalto serves as a director and by a university where Ms. Pianalto serves as an advisory trustee and holds a faculty chair);

•	Non-regulated electric services and related non-electric products and services purchased from your Company (by companies where Ms. Johnson, Ms. Pianalto, Dr. Thornton and Messrs. Anderson and Pappas serve as directors, by a company where a family member of Mr. Anderson is employed, by a university where Ms. Pianalto serves as an advisory trustee and holds a faculty chair, by a community college where Dr. Thornton is a president emeritus, and by a company where Mr. Reyes serves as a chairman of a nuclear safety review board);

•	Purchases by your Company of electric power generation related products and services (from companies where Dr. Thornton, Ms. Johnson, Ms. Pianalto, and Messrs. Anderson and Pappas serve as directors, by a company where a family member of Mr. Anderson is employed and from a company where Mr. Reyes serves as a chairman of a nuclear safety review board);

•	Purchases by your Company of public utility water services (from a company where Ms. Johnson serves as a director);

•	Purchases by your Company of non-audit related services (from an accounting firm that is not our independent accountant where family members of Messrs. Cottle and Misheff are employed);

•	Purchases by your Company for information technology related services and office-related products and services (from a company where Ms. Pianalto serves as a director); and

•	Payments by your Company relating to charitable contributions and sponsorships, membership fees/dues, tuition for employee training and related expenses (to a university where Ms. Pianalto serves as an advisory trustee and holds a faculty chair, to an organization where Mr. Reyes serves as a training and accreditation board member and to a community college where Dr. Thornton is a president emeritus).

In all cases, your Board determined that the nature of the business conducted and any interest of the applicable director in that business were immaterial both to your Company and to the director. Pursuant to your Company’s Corporate Governance Policies, your Board also determined that the amounts paid to or received from the other entity affiliated with the applicable director in connection with the applicable transactions in each of the last three years did not exceed the greater of $1 million or two percent of the consolidated gross revenue of that entity, which is the threshold set forth in the NYSE listing standards and our Corporate Governance Policies. The Corporate Governance Committee determined that none of the relationships described above constituted a related person transaction requiring disclosure under the heading “Certain Relationships and Related Person Transactions” in this proxy statement. Also, in each case where the director is a current executive officer of another company, any transactions constituted less than one percent of your Company’s and the other company’s consolidated gross revenues in each of the last three completed fiscal years.

13  |  FirstEnergy Corp. 2018 Proxy Statement

Based on the February 2018 independence review, your Board affirmatively determined that all non-employee director nominees—Paul T. Addison, Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes and Dr. Jerry Sue Thornton—are independent pursuant to our Corporate Governance Polices, the rules and regulations of the SEC and the listing standards of the NYSE. Additionally, Messrs. William T. Cottle and George M. Smart who were not nominated for election to the Board at the Meeting, pursuant to your Board’s mandatory retirement age policy, were considered independent directors. Mr. Jones is not considered an independent director because of his employment with your Company.

Board’s Function

Although your Board has the responsibility for establishing broad corporate policies and our overall performance, your Board is not involved in day-to-day operations of your Company. Management keeps the directors informed of our business and operations with various reports and documents that are sent to them each month or more frequently as necessary. Management also makes operating and financial presentations at Board and committee meetings. Your Board established the committees described below to assist in performing its responsibilities.

Board Composition and Refreshment

Your Board is comprised of individuals who are highly-qualified, diverse, and independent (other than Mr. Jones, who is not considered independent because of employment with your Company). Your Board’s succession planning takes into account the importance of Board refreshment and having an appropriate balance of experience and perspectives on your Board. As further discussed in the “Review of Director Nominees” section of this proxy statement, your Board and the Corporate Governance Committee recognizes that the racial, ethnic and gender diversity of your Board are an important part of its analysis as to whether your Board possesses a variety of complementary skills and experiences.

We have regularly added directors who we believe infuse diversity, new ideas and fresh perspectives into the boardroom. Since the beginning of 2013, your Board has added seven new Board members who are currently standing for election as director nominees. The result is more than half of your Board’s director nominees have tenure of five years or less. During this time period, your Board has added four directors that have further diversified your Board, including two female directors. Also, in connection with our mandatory retirement age of 72 for outside directors described below, two of our longest tenured directors will retire from your Board as of the date of the Annual Meeting.

Other Public Company Board Membership

Our Corporate Governance Policies provide that directors will not, without your Board’s approval, serve on the board of directors of more than three other public companies. Further, without the Board’s approval, no director who serves as an executive officer of any public company may serve on a total of more than two public company boards of directors, except for directorships that existed prior to the implementation of this policy.

2017 Board Evaluations

Your Board is committed to a rigorous self-evaluation process. Through this evaluation, directors review your Board’s performance, including areas where the Board feels it functions effectively and areas where the Board believes it can improve. Your Board has a three-part annual evaluation process that is coordinated by the Corporate Governance Committee: a full Board evaluation; committee evaluations; and individual director evaluations.

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The Board and each committee evaluation includes comprehensive questions designed to provide a wholistic evaluation of the performance of the Board and each committee in light of our current needs. Individual director performance evaluations are more specifically tailored to each member by your Board’s Chairman, in consultation with the Chair of the Corporate Governance Committee, in order to consider and review the individual director’s performance, as well as their continued qualifications. The 2017 evaluations were shared as needed with the applicable directors, committee members, and the full Board, and led to discussions to determine which areas the Board would like to focus on during 2018 to enhance its effectiveness.

1.  Annual Process is Initiated

Your Board’s Corporate Governance Committee initiates the annual Board, committee and individual director evaluation process and presents the proposed approach to your Board for comment.

2.  Board & Committee Assessment Surveys

Assessment surveys solicit each independent director’s opinion regarding your Board’s and committees’ effectiveness relating to topics such as Board and committee composition and operations, peer director evaluations, strategic direction, shareholder value and executive management.

3.  Individual Director Evaluations & Director Self-Assessments

Your Board Chairman, in consultation with the Chair of the Corporate Governance Committee, reviews individual performance and qualifications of each director. In addition, prior to accepting a nomination, each director conducts a self assessment as to whether he or she satisfies the criteria set forth in the Company’s Corporate Governance Policies and the Corporate Governance Committee Charter.

4.  Presentation of Findings

Your Corporate Governance Committee presents its findings to the Board, assessing the contributions of your Board and its committees and discussing any areas in which your Board believes improvement is recommended. Input about the findings is sought from your Board.

5.  Feedback Incorporated

Results requiring consideration are addressed at subsequent Board and committee meetings and reported back to the full Board, where appropriate. For example, in 2018, feedback indicated that your Board should remain focused on Board composition and diversity, and remain focused on the Company’s strategic initiatives.

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Board’s Role in Risk Oversight

Your Company faces a variety of risks and recognizes that the effective management of those risks contributes to the overall success of your Company. Your Company has implemented a process to identify, prioritize, report, monitor, manage, and mitigate its significant risks. A Risk Policy Committee, consisting of the Chief Risk Officer and senior executive officers, provides oversight and monitoring to ensure that appropriate risk policies are established and carried out and processes are executed in accordance with selected limits and approval levels. Other management committees exist to address topical risk issues. Timely reports on significant risk issues are provided as appropriate to employees, management, senior executive officers, respective Board committees, and the full Board. The Chief Risk Officer also prepares enterprise-wide risk management reports that are presented to the Audit Committee, the Finance Committee and your Board.

Your Board administers its risk oversight function through the full Board, as well as through the various Board committees. Specifically, the full Board considers risks applicable to your Company at each meeting in connection with its consideration of significant business and financial developments of your Company. Also, the Audit Committee Charter requires the Audit Committee to oversee, assess, discuss, and generally review your Company’s policies with respect to the assessment and management of risks, including risks related to the financial statements and financial reporting process of the Company, credit risk, liquidity and commodity market risks, and risks related to cybersecurity. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposures. Through this oversight process, your Board obtains an understanding of significant risk issues on a timely basis, including the risks inherent in your Company’s strategy. In addition, while your Company’s Chief Risk Officer administratively reports to your Chief Financial Officer (your “CFO”), he also has full access to the Audit Committee and Finance Committee and is scheduled to attend each of their committee meetings.

In addition to the Audit Committee’s role in risk oversight, our other Board committees also play a role in risk oversight within each of their areas of responsibility. Specifically, the Compensation Committee reviews, discusses, and assesses risks related to compensation programs, including incentive compensation and equity-based plans, as well as the relationship between our risk management policies and practices and compensation. See also, “Risk Assessment of Compensation Programs” found in the “Compensation Discussion and Analysis” (the “CD&A”) section in this proxy statement. The Corporate Governance Committee considers risks related to corporate governance, including Board and committee membership, Board effectiveness, and related person transactions. The Finance Committee evaluates risks relating to financial resources and strategies, including capital structure policies, financial forecasts, budgets and financial transactions, commitments, expenditures, long and short-term debt levels, dividend policy, issuance of securities, exposure to fluctuation in interest rates, share repurchase programs and other financial matters deemed appropriate by your Board. The Nuclear Committee considers the risks associated with the safety, reliability, and quality of our nuclear operations. Further, day-to-day risk oversight is conducted by our Corporate Risk department and our senior management and is shared with your Board or Board committees, as appropriate. We believe that your Board’s role in risk oversight is consistent with and complemented by your Board’s leadership structure. In addition, the section in this proxy statement entitled “Board Leadership Structure” provides information relating to our general separation of the Chairman of the Board and CEO positions.

Director Orientation and Continuing Education

Your Board recognizes the importance of its members to keep current on Company, industry and governance issues and their responsibilities as directors. All new directors participate in orientation soon after being elected to your Board. Also, your Board makes available and encourages continuing education programs for Board members, which include internal strategy meetings, third-party presentations, and externally offered programs.

Attendance at the Annual Meeting of Shareholders and Board and Committee Meetings

Our Corporate Governance Policies provide that directors are expected to attend all scheduled Board and committee meetings and your Company’s annual meetings of shareholders. All Board members who were directors at that time attended your Company’s 2017 annual meeting of shareholders.

Your Board held 14 meetings during 2017. All directors attended at least 75 percent or more of the meetings of your Board and of the committees on which they served in 2017, except for Mr. Robert Heisler due to

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health reasons. Non-management directors, who are all independent directors, are required to meet as a group in executive sessions without the CEO or any other non-independent director or management at least six times in each calendar year, and our independent Chairman of the Board presided over all executive sessions. During 2017, the non-management directors held 13 meetings in executive sessions.

Members of the Nuclear Committee and other Board members also participate in regular site visits to your Company’s operating locations, including visits to our nuclear sites annually.

Shareholder Outreach and Engagement Program

We Have a Robust Shareholder Outreach and Engagement Program

We believe it is important for us to communicate regularly with our shareholders regarding topics of interest so we maintain an active shareholder outreach and engagement program. With support from your Board, your Company’s CEO and management team focus significant efforts on engaging our major shareholders and the investment community. Shareholder feedback and suggestions we receive are reported to the Compensation Committee, Corporate Governance Committee or your entire Board for its consideration. We also conduct ongoing governance reviews (e.g., assessing governance trends). This process ensures that your Board and management understand and consider the topics that matter most to our shareholders so we can address them effectively.

As part of our commitment and in an effort to continue to understand our investors’ perspective and as part of our corporate governance shareholder engagement program, in the last six months we held meetings with our shareholders representing more than 25% of our outstanding shares at that time (and more than 38% of votes cast from our last annual meeting) primarily to discuss governance-related issues, executive compensation and environmental matters. During these meetings, participants included members from management and our Compensation Committee Chair. Our outreach gave us an opportunity to discuss our continuing goal of implementing ESG and executive compensation measures that are in the best interest of our shareholders and to convey our commitment to continue to align pay and performance.

Communications with your Board of Directors

Your Board provides a process for shareholders and interested parties to send communications to your Board and non-management directors, including our Chairman of the Board. As set forth in your Company’s Corporate Governance Policies, shareholders and interested parties may send written communications to your Board or a specified individual director, including our Chairman of the Board, by mailing any such communications to the FirstEnergy Board of Directors at your Company’s principal executive office, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Our Corporate Governance Policies can be viewed by visiting our website at www.firstenergycorp.com/charters.

During Annual Meeting Voting Publish Proxy Statement. Follow-up on previous conversations and discuss your Board’s decisions and reasoning, and review vote proposals. Post Annual Meeting Review Your Corporate Governance Committee and, as needed, your Board or various committees of your Board, analyze and review shareholder voting and feedback and identify any topics of interest. Prior to Annual Meeting Your Corporate Governance Committee and, as needed, your Board or various committees of your Board, review the feedback from our outreach and discuss any potential changes to our corporate governance and executive compensation practices in light of shareholder feedback. Off-Season Engagement Based on the results of the review process, we reach out to shareholders to discuss topics of interest regarding our corporate governance and executive compensation practices and listen to any shareholder concerns and priorities. Year-Round Engagement Analyze Engage Review Follow-up

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The Corporate Secretary or a member of her staff reviews all such communications promptly and relays them directly to a Board member or a specified individual director, provided that such communications: (i) bear relevance to your Company and the interests of the shareholder, (ii) are capable of being implemented by your Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to your Board in the last year. Your Board may modify procedures for sorting shareholders’ and interested parties’ communications or adopt any additional procedures, provided they are approved by a majority of the independent directors.

Outreach and Engagement Program Shareholder Feedback

Based on the results of our Outreach and Engagement efforts, your Board has taken the following steps:

•	Adopted Changes to our Executive Compensation Program: Incorporating the feedback we received from shareholders, your Compensation Committee implemented several changes to our executive compensation program in 2018. For further insight on our outreach related to executive compensation, see the “Shareholder Engagement and Say-on-Pay Results” section below in the CD&A.

•	Enhanced Board Oversight of Lobbying Activities and Related Disclosures: Although it did not pass, in response to the vote received on the 2017 lobbying activities shareholder proposal, we elicited shareholder feedback on the Company’s current practices and disclosures concerning our lobbying activities. Most of those engaged shareholders indicated little or no concern with our current disclosures; however, some investors suggested that we include more specific information about the Corporate Governance Committee’s oversight role of our lobbying activities. Accordingly, in 2017, your Board further strengthened its oversight of your Company’s lobbying activities and amended the Corporate Governance Committee’s Charter to clarify this responsibility. The Corporate Governance Committee maintains an informed status with respect to the Company’s practices relating to corporate political participation, and dues and/or contributions to industry groups and trade associations. We also continuously evaluate our related disclosures and anticipate updating these disclosures on our website again in 2018.

•	Enhanced our Environmental Related Disclosures: Although it did not pass, in response to the vote received on the 2017 climate change related shareholder proposal and subsequent shareholder feedback, we continuously evaluate our risk and related disclosures and anticipate updating our Sustainability Report again in 2018 with a focus on ESG.

•	Enhanced our Proxy Statement Disclosures: We continue to enhance our disclosures throughout this proxy statement regarding Board composition, Board refreshment and Director skills. We also expanded the use of charts and illustrations in this proxy statement to help better explain our corporate governance and executive compensation programs and objectives.

•	Included Certain Governance-Related Management Proposals in this Proxy Statement: Your Board is once again seeking shareholder approval of the following three management proposals to: replace existing supermajority voting requirements with a majority voting power threshold (Item 4), implement majority voting for uncontested director elections (Item 5) and implement proxy access (Item 6). Despite a significant effort in an attempt to secure the required shareholder support, it has been unsuccessful and this is the third time in recent years your Board is attempting to secure shareholder support on the subjects of simple majority vote and proxy access, and the second time in recent years for the proposal related to a majority vote in uncontested director elections. Although these proposals were previously not approved by our shareholders, your Board considered the results of the shareholder vote, as well as shareholder feedback on these matters and continues to support their adoption. As noted in each proposal, your Board cannot unilaterally adopt the proposed amendments because a shareholder vote is necessary under our governing documents.

•	Incorporated an ESG Director Skill Criterion: Your Board also amended our Corporate Governance Committee Charter to consider environmental, social or governance (ESG) skills when evaluating the knowledge, experience, or skills of each director.

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Corporate Governance Documents

Your Board believes that your Company’s policies and practices should enhance your Board’s ability to represent your interests as shareholders. Your Board established Corporate Governance Policies which, together with Board committee charters, serve as a framework for meeting your Board’s duties and responsibilities with respect to the governance of your Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our website at www.firstenergycorp.com/charters. Any amendments to these documents will promptly be made available on our website.

Codes of Business Conduct

Your Company’s Code of Business Conduct applies to all employees, including the CEO, CFO, and Chief Accounting Officer. In addition, your Board has a separate Director Code of Ethics and Business Conduct. Both codes can be viewed on our website at www.firstenergycorp.com/charters. Any substantive amendments to, or waivers of, the provisions of these documents will be disclosed and made available on our website. Both codes are available, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890 or may be viewed on our website at www.firstenergycorp.com/charters.

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Committees of your Board of Directors

Your Board established the standing committees listed below. All committees are comprised solely of independent directors as determined by your Board in accordance with our Corporate Governance Policies, which incorporate the NYSE listing standards and applicable SEC rules. All members of the Audit Committee, Compensation Committee and the Corporate Governance Committee are independent based on the definition applicable to such committee in the NYSE listing standards and SEC rules. Mr. Jones, your only director who is not considered independent because of his employment with your Company, does not serve on any Board committee.

Audit Committee	8 meetings in fiscal year 2017

Donald T. Misheff * (Chair) Paul T. Addison * James F. O’Neil III * George M. Smart * Financial Experts	The purpose of the Audit Committee is to assist your Board with oversight of: the integrity of your Company’s financial statements; your Company’s compliance with legal, risk management and oversight, and regulatory requirements; the independent auditor’s qualifications and independence; the performance of your Company’s internal audit function and independent auditor; and your Company’s systems of internal control with respect to the accuracy of financial records, adherence to Company policies, and compliance with legal and regulatory requirements. The Audit Committee prepares the Audit Committee Report that SEC rules require be included in this proxy statement and performs such other duties and responsibilities enumerated in the Audit Committee Charter. The Audit Committee’s function is one of oversight, recognizing that your Company’s management is responsible for preparing your Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting the Audit Committee Charter, your Board acknowledges that the Audit Committee members are not employees of your Company and are not providing any expert or special assurance as to your Company’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside your Company who provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary. For a complete list of responsibilities and other information, please refer to the Audit Committee Charter available on our website at www.firstenergycorp.com/charters.

All members of the Audit Committee are financially literate. Your Board appoints at least one member of the Audit Committee who, in your Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the SEC. Your Board determined that Messrs. Addison, Misheff and O’Neil meet this definition. As required by the applicable NYSE listing standards, to the extent any member of your Company’s Audit Committee simultaneously serves on the audit committee of more than three public companies, your Company will disclose on its website (www.firstenergycorp.com under the tab “Investors”, “Corporate Governance” and “Board of Directors”) the Board’s determination whether such simultaneous service impairs the ability of that individual to serve effectively on your Company’s Audit Committee. See the Audit Committee Report in this proxy statement beginning on page 24 for additional information regarding the Audit Committee.

Mr. O’Neil was appointed to the Audit Committee in May 2017. Our Corporate Governance Policies require that your Board shall not nominate for election at any annual meeting of shareholders a non-employee director following his or her 72nd birthday. Accordingly, Mr. Smart will retire from your Board as of our Annual Meeting in accordance with your Board’s mandatory retirement age policy and therefore will no longer serve on the Audit Committee.

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Compensation Committee	8 meetings in fiscal year 2017

Christopher D. Pappas (Chair) Steven J. Demetriou Donald T. Misheff Sandra Pianalto Dr. Jerry Sue Thornton	The purpose of the Compensation Committee is to discharge the responsibilities of your Board as specified in the Compensation Committee Charter relating to the compensation of certain senior-level officers of your Company, including your CEO, your Company’s other non-CEO executive officers, the Chairman of the Board, if the Chairman of the Board is not an employee, and other individuals named in your Company’s annual proxy statement. The Compensation Committee’s responsibilities also include (i) review, discuss, and endorse a compensation philosophy and objectives that support competitive pay-for-performance and are consistent with the corporate strategy; (ii) assist your Board in establishing the appropriate incentive compensation and equity-based plans for your Company's executive officers and other senior-level officers; administer such plans in order to attract, retain, and motivate skilled and talented executives and to align such plans with

Company and business unit performance, business strategies, and growth in shareholder value; (iv) review and discuss with your Company’s management the disclosures in the CD&A required by applicable rules and regulations and, based upon such review and discussions, recommend to your Board whether the CD&A should be included in your Company’s Annual Report on Form 10-K and proxy statement; (v) produce the Compensation Committee Report to be included in your Company’s Annual Report on Form 10-K and proxy statement, in accordance with applicable rules and regulations; (vi) and perform such other duties and responsibilities enumerated in and consistent with the Compensation Committee Charter. The Compensation Committee, in accordance with applicable law, has delegated authority to your CEO to establish the compensation of senior-level officers other than our executive officers. The Compensation Committee reviews and, if appropriate, makes recommendations to your Board regarding the compensation and benefits of our non-employee directors. Also, to the extent permitted under NYSE listing standards and applicable law, the Compensation Committee is authorized to delegate to one or more subcommittees. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter available on our website at www.firstenergycorp.com/charters. In addition, refer to the CD&A that can be found later in this proxy statement.

Ms. Pianalto was appointed to the Compensation Committee in February 2018 and Mr. Demetriou was appointed to the Compensation Committee in May 2017.

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Corporate Governance Committee	6 meetings in fiscal year 2017
Michael J. Anderson (Chair) William T. Cottle Julia L. Johnson Thomas N. Mitchell Luis A. Reyes George M. Smart

The purpose of the Corporate Governance Committee is to develop, recommend to your Board, and periodically review the corporate governance principles applicable to your Company; recommend Board candidates for all directorships by identifying individuals qualified to become Board members in a manner that is consistent with criteria approved by your Board; recommend that your Board select the director nominees for the next annual meeting of shareholders and recommend to your Board nominees to fill any vacancies and/or newly created directorships on your Board; and oversee the evaluation of your Board and each committee thereof.

In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance Committee has primary responsibility to search for, recruit, screen, interview, and recommend prospective directors, as required, who will provide an appropriate balance of knowledge, experience, diversity and capability on your Board.

The process for board succession planning and identifying potential candidates for nomination by your Board is ongoing. The Corporate Governance Committee has actively engaged in director succession planning and regularly evaluates the addition of a director or directors with particular attributes with an appropriate mix of long-, medium-, and short-term tenured directors in its succession planning. Your Board has been able to attract high quality diverse candidates and did not use a third party to assist with the identification of potential nominees, but would consider using a third party in the future, if needed or desired. The Corporate Governance Committee’s charter requires it to also periodically review the Company’s Corporate Political Activity Policy, including practices relating to corporate political participation, and dues and/or contributions to industry groups and trade associations. The Corporate Governance Committee is guided by its charter, the Corporate Governance Policies, and other applicable laws and regulations in recruiting and selecting director candidates. Refer to the “Review of Director Nominees” section below for more details.

The Corporate Governance Committee considers suggestions for candidates for membership on your Board, including shareholder nominations for your Board. Provided that shareholders nominating director candidates have complied with the procedural requirements set forth in the Corporate Governance Committee Charter and Amended Code of Regulations, the Corporate Governance Committee applies the same criteria and employs substantially similar procedures for evaluating nominees suggested by shareholders for your Board as it would for evaluating any other Board nominee. The Corporate Governance Committee will give due consideration to all shareholder nominations that are submitted in writing to the Corporate Governance Committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, received at least 120 days before the publication of your Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of your Company’s voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on your Board. For a complete list of responsibilities and other information, refer to the Corporate Governance Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. Mitchell was appointed to the Corporate Governance Committee in May 2017. Our Corporate Governance Policies require that your Board shall not nominate for election at any annual meeting of shareholders a non-employee director following his or her 72nd birthday. Accordingly, Messrs. Cottle and Smart will retire as of our Annual Meeting in accordance with your Board’s mandatory retirement age policy and therefore will no longer serve on the Corporate Governance Committee.

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Finance Committee	6 meetings in fiscal year 2017

Paul T. Addison (Chair) Michael J. Anderson Steven J. Demetriou Christopher D. Pappas Sandra Pianalto Dr. Jerry Sue Thornton

The purpose of the Finance Committee is to monitor and oversee your Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. For a complete list of responsibilities and other information, refer to the Finance Committee Charter available on website at www.firstenergycorp.com/charters.

Ms. Pianalto was appointed to the Finance Committee in February 2018 and Mr. Demetriou was appointed to the Finance Committee in May 2017.

Nuclear Committee	5 meetings in fiscal year 2017

Thomas N. Mitchell (Chair) William T. Cottle Julia L. Johnson James F. O’Neil III Luis A. Reyes

The purpose of the Nuclear Committee is to monitor and oversee your Company’s nuclear program and the operation of all nuclear units in which your Company or any of its subsidiaries has an ownership or leasehold interest. For a complete list of responsibilities and other information, refer to the Nuclear Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. O’Neil was appointed to the Nuclear Committee in May 2017. Mr. Cottle will retire from your Board in May 2018 in accordance with your Board’s mandatory retirement age and therefore will no longer serve on the Nuclear

Committee. Mr. Cottle transitioned off as Chair of the Nuclear Committee in May 2017, and Mr. Mitchell was appointed as the Chair of the Nuclear Committee in May 2017.

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Audit Committee Report

The Audit Committee of your Board is charged with assisting the full Board in fulfilling their oversight responsibility with respect to the quality and integrity of the accounting, auditing, and financial reporting practices of your Company. The Audit Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by your Board. The charter specifies that the Audit Committee is directly responsible for the appointment, compensation and retention of, and the oversight of the work and pre-approval of all services provided by your Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. In connection with the Audit Committee’s approval of any non-audit services, the Audit Committee considers whether the independent registered public accounting firm’s performance of any non-audit services is compatible with the independent auditor’s independence.

As part of the Audit Committee’s auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP has been the Company’s independent auditor since 2002. The Audit Committee also participates in the selection of and ensures the regular rotation of the lead audit partner and concurring partner of the Company’s independent registered public accounting firm auditor every five years. The Audit Committee currently believes that there are benefits to having an independent auditor with an extensive history with the Company. The benefits include: higher quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; and operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s history and familiarity with our business.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2017. In performing its review, the Audit Committee discussed the propriety of the application of accounting principles by your Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with your Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, including its judgments as to the propriety of the application of accounting principles by your Company.

The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm regarding their independence from your Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm such firm’s independence.

The Audit Committee discussed with your Company’s internal auditors and independent registered public accounting firm the overall scope, plans, and results of their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of your Company’s internal controls, and the overall quality of your Company’s financial reporting process.

Based on the above reviews and discussions conducted, the Audit Committee recommended to your Board that the audited financial statements be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Audit Committee Members: Donald T. Misheff (Chair), Paul T. Addison, James F. O’Neil III, and George M. Smart.

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Matters Relating to the

Independent Registered Public Accounting Firm

Audit Fees

The following is a summary of the fees paid by your Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided to your Company and its reporting subsidiaries during the years 2017 and 2016.

PricewaterhouseCoopers LLP billed your Company an aggregate of $9,001,500 in 2017 and $7,710,800 in 2016 in fees for professional services rendered for the audit of your Company’s financial statements and the review of the financial statements included in each of your Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings or engagements, audit-related services and non-audit-related services as noted below.

	Fees for Audit Year 2017	Fees for Audit Year 2016

Audit Fees(1)	$8,460,000	$7,370,000

Audit Related Fees(2)	502,000	335,000

Tax Fees	- 0 -	- 0 -

All Other Fees(3)	$39,500	5,800

	$9,001,500	$7,710,800

(1)	Professional services rendered for the audits of your Company’s and certain of its subsidiaries’ annual financial statements and reviews of unaudited financial statements included in your Company’s and its SEC reporting subsidiary’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters, agreed upon procedures and consents for financings and filings made with the SEC.
(2)	Professional services rendered in 2017 and 2016 related to SEC Regulation AB. Also in 2016, professional services rendered related to additional agreed upon procedures for the audit of The Potomac Edison Company’s cost allocation manual and the attestation of the Penn Power Company’s Net Earnings certificate.
(3)	Non-audit-related software subscription fees to PricewaterhouseCoopers LLP.

The Audit Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with maintaining its independence. The Audit Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services that are prohibited by these requirements. The policy further states that any engagement of the independent registered public accounting firm to perform other audit-related or any non-audit services must have approval in advance by the Chair of the Audit Committee upon the recommendation of the Vice President, Controller and Chief Accounting Officer. Such approved engagement is then presented to the Audit Committee at its next regularly scheduled meeting. All audit and non-audit services provided by PricewaterhouseCoopers LLP in 2017 and 2016 were pre-approved.

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Director Compensation in Fiscal Year 2017

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Paul T. Addison	$110,000	$134,959	$3,411	$0	$248,370

Michael J. Anderson	$113,000	$134,959	$2,201	$1,000	$251,160

William T. Cottle	$103,604	$134,959	$14,647	$0	$253,210

Steven J. Demetriou(6)	$90,778	$128,964	$0	$5,000	$224,742

Robert B. Heisler, Jr.(7)	$26,621	$37,794	$454	$0	$64,869

Julia L. Johnson	$95,000	$134,959	$0	$0	$229,959

Ted J. Kleisner(8)	$35,755	$50,768	$0	$11,893	$98,416

Donald T. Misheff	$115,000	$134,959	$0	$0	$249,959

Thomas N. Mitchell	$107,396	$134,959	$434	$0	$242,789

Ernest J. Novak, Jr.(8)	$35,726	$50,768	$3,634	$18,394	$108,522

James F. O’Neil III(6)	$93,778	$128,964	$0	$0	$222,742

Christopher D. Pappas	$110,000	$134,959	$0	$0	$244,959

Luis A. Reyes	$97,972	$134,959	$0	$0	$232,931

George M. Smart	$246,500	$134,959	$16,719	$20,070	$418,248

Dr. Jerry Sue Thornton	$94,942	$134,959	$0	$0	$229,901

(1)	Charles E. Jones, President and CEO, is not included in this table because during 2017 he was an employee of your Company and therefore received no compensation for his service as director. The compensation received by Mr. Jones is shown in the 2017 Summary Compensation Table (“SCT”) below.
(2)	The amounts set forth in the Fees Earned or Paid in Cash column include fees earned in cash whether paid in cash, deferred into the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (“Director’s Plan”) or elected to be received in stock.
(3)	The amounts set forth in the Stock Awards column include the equity retainer received under the FirstEnergy Corp. 2015 Incentive Compensation Plan (“2015 Incentive Plan”) in the form of shares of common stock. Each amount constitutes the aggregate grant date fair value of stock awards for fiscal 2017 calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. The equity retainer is typically paid in quarterly installments. The fair value on the grant dates was $33,727 on February 27, 2017; $33,738 on May 3, 2017; $33,750 on August 2, 2017; and $33,745 on November 1, 2017. Share amounts are rounded down. There were no option awards or stock awards outstanding as of December 31, 2017.
(4)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect only the above-market earnings on nonqualified deferred compensation. There are no pension values for directors. The formula used to determine the above market earnings equals 2017 total interest multiplied by the difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate.
(5)	The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. Charitable matching contributions made on behalf of our directors represent the entire amount in the column, other than for Messrs. Kleisner, Novak and Smart. Charitable matching contributions were $5,000 for Mr. Kleisner, $10,000 for Mr. Novak and $5,000 for Mr. Smart. Personal use of corporate aircraft was $742 for Mr. Kleisner, $2,243 for Mr. Novak and $14, 984 for Mr. Smart. Gifts were $6,151 each for Mr. Kleisner and Mr. Novak and $86 for Mr. Smart. The FirstEnergy Foundation supports the charitable matching contributions under the Matching Gifts Program.
(6)	Messrs. Demetriou and O’Neil were elected to your Board effective January 17, 2017. The amounts paid to both Messrs. Demetriou and O’Neil for the first quarter were prorated based on their election date.
(7)	Mr. Heisler passed away on April 11, 2017.
(8)	Messrs. Kleisner and Novak retired effective May 16, 2017.

26  |  FirstEnergy Corp. 2018 Proxy Statement

Compensation of Directors

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on your Board. Equity compensation provides incentives to directors linking their personal interests to our long-term financial success and to increases in shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of your Board. Only non-employee directors receive the compensation described below for their service on your Board. Since Mr. Jones was an employee, he was not eligible to receive any additional compensation for his service on your Board in 2017.

Fee Structure

In 2017, each non-employee director received a cash retainer of $95,000 and an equity retainer valued at approximately $135,000 and paid in the form of our common stock. The Chairs of the Corporate Governance, Compensation, Finance, and Nuclear Committees each received an additional $15,000 cash retainer in 2017 for serving as a committee chairperson, and the Chair of the Audit Committee received an additional $20,000 cash retainer in 2017. The amounts paid to directors for 2017 were prorated accordingly based on the duration of their service. Directors are also paid meeting fees of $1,500, but only for in-person committee meetings and/or site visits held off-cycle. Mr. Smart, the non-executive Chairman of the Board, received an additional $150,000 cash retainer in 2017 for serving in that capacity.

Equity and cash retainers and chairperson retainers were paid in quarterly installments. Any equity compensation and any compensation deferred into equity was granted under the FirstEnergy Corp. 2015 Incentive Compensation Plan (“2015 Incentive Plan”). Directors are responsible for paying all taxes associated with cash and equity retainers. We do not gross up equity grants to directors to cover tax obligations.

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the Named Executive Officers (“NEOs”), directors are also subject to share ownership guidelines. Within 90 days of their election to your Board, a director must beneficially own a minimum of 100 shares of our common stock. Within five years of joining your Board, each director is required to own shares of our common stock with an aggregate value of at least six times the annual cash retainer (currently $570,000 in common stock). Each director has either attained the required share ownership guideline or it is anticipated that the director will attain the required share ownership guideline within the allotted amount of time. The share ownership guidelines are reviewed by the Compensation Committee for competitiveness on an annual basis and were last reviewed at the Compensation Committee’s February 2017 meeting.

For 2017, the following directly and indirectly held shares were included in determining whether a non-employee director met his/her ownership guidelines:

•	Shares directly or jointly owned in certificate form or in a stock investment plan;

•	Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an individual retirement account (“IRA”), shares held by a spouse, or other beneficially owned shares, to the extent known by the Company; and

•	All units held in the Director’s Plan, and units held in the Allegheny Energy, Inc. Non-Employee Director Stock Plan (“AYE Director’s Plan”) or the Allegheny Energy Inc. Amended and Restated Revised Plan for Deferral of Compensation of Directors (“AYE DCD”), which units are payable in shares.

Director’s Plan

The Director’s Plan is a nonqualified deferred compensation plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into cash or stock accounts. Deferrals into the cash account can be invested in one of nine funds, similar to the investment funds available to all of our employees through the FirstEnergy Corp. Savings Plan, or in a Company-paid annually adjusted fixed income account. The Company paid interest at an annual rate of 7.13% on funds deferred into cash accounts prior to 2013 and 5.13% on funds deferred into cash accounts beginning in 2013. The interest rate received by the directors is the same rate received by the NEOs under the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan (“EDCP”).

For stock accounts, dividend equivalent units are accrued quarterly and applied to the directors’ accounts on each dividend payment date using the closing price of our common stock on that date. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014, will be paid in cash.

27  |  FirstEnergy Corp. 2018 Proxy Statement

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Mr. Smart had the use of an office and administrative support with respect to carrying out his duties as non-executive Chairman of the Board in 2017. We pay all fees associated with director and officer insurance and business travel insurance for our directors. In 2017, our directors were eligible to receive perquisites including limited personal use of the corporate aircraft, matching charitable contributions and gifts, the collective value of which was less than $10,000 for each director other than Messrs. Kleisner, Novak and Smart. Directors are responsible for paying all taxes associated with perquisites and personal benefits.

It is critically important to us and our shareholders that we be able to attract and retain the most capable persons reasonably available to serve as our directors. As such, all directors have entered into written indemnification agreements, which are intended to secure the protection for our directors contemplated by our Amended Code of Regulations and Ohio law.

Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director, the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As a director and officer, the agreement for Mr. Jones addresses indemnity in both roles.

28  |  FirstEnergy Corp. 2018 Proxy Statement

Review of Director Nominees

The Corporate Governance Committee, comprised entirely of independent directors, recommends Board candidates by identifying qualified individuals in a manner that is consistent with criteria approved by your Board. In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance Committee searches for, recruits, screens, interviews and recommends prospective directors to provide an appropriate balance of knowledge, experience and capability on your Board. Suggestions for potential Board candidates come to the Corporate Governance Committee from a number of sources, including incumbent directors, officers, executive search firms and others. The Corporate Governance Committee has sole authority to retain and engage a third-party search firm to identify a candidate or candidates. Your Board did not use a third-party to assist with the identification and evaluation of the director nominees.

Qualifications, Attributes, Skills and Experience of the Board as a Whole

In recruiting and selecting Board candidates, the Corporate Governance Committee takes into account the size of the Board and considers a “skills matrix” to determine whether those skills and/or other attributes qualify candidates for service on your Board. The qualifications, experiences, and skills considered in accordance with Corporate Governance Policies and the Corporate Governance Committee charter for each director nominee led your Board to conclude that the nominee is qualified to serve on your Board.

The high-level overview below depicts some of the qualifications, attributes, skills and experience of your Board as a whole. It is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. Please also refer to the “Proxy Statement Summary” section above for highlights regarding the composition of our director nominees, including diversity. Also, additional biographical information and qualifications for each nominee is provided in the “Biographical Information and Qualifications of Nominees for Election as Directors” section below and contains information regarding the person’s service as a director, principal occupation, business experience along with key attributes, experience and skills.

The Corporate Governance Committee believes that well-assembled boards consist of a diverse group of individuals who possess a variety of complementary skills and experiences. It considers this variety of complementary skills in the broader context of your Board’s overall composition with a view toward constituting a Board that, as a body, possesses the appropriate skills, experience, attributes, and qualities required to successfully oversee your Company’s operations.

The Corporate Governance Committee regularly assesses the size and composition of your Board in light of the operating requirements of your Company and the current makeup of your Board in the context of the needs of your Board at a particular point in time. Each of the nominees brings a strong and unique background and skill set to your Board, giving your Board, as a whole, competence and experience in a wide variety of areas necessary to oversee the operations of your Company.

29  |  FirstEnergy Corp. 2018 Proxy Statement

Neither the Corporate Governance Committee nor your Board has an established policy regarding the consideration of diversity in identifying director nominees. However, the Corporate Governance Committee recognizes that the racial, ethnic and gender diversity of your Board are an important part of its analysis as to whether your Board possesses a variety of complementary skills and experiences. The Corporate Governance Committee also considers differences in point of view, professional experience, education, and other individual skills, qualities, and attributes that contribute to the optimal functioning of your Board as a whole. Also, our Corporate Governance Policies provide that your Board will not nominate for election a non-employee director following his or her 72nd birthday.

30  |  FirstEnergy Corp. 2018 Proxy Statement

Biographical Information and

Qualifications of Nominees for Election as Directors

The following provides information about each director nominee as of the date of this proxy statement. The information presented below includes each nominee’s specific experiences, qualifications, attributes, and skills that led the Corporate Governance Committee and your Board to the conclusion that he/she should serve as a director of your Company.

Paul T. Addison

Position, Principal Occupation and Business Experience: Retired in 2002 as managing director in the Utilities Department of Salomon Smith Barney (Citigroup), an investment banking and financial services firm. Director of the Company since 2003.

Key Attributes, Experience and Skills: Mr. Addison received an M.B.A. in Finance and General Business Administration from the Harvard University Graduate School of Business. His career included positions of increasing responsibility in the investment banking and financial services sector, culminating as a managing director of the Utilities Department at Salomon Smith Barney (Citigroup). This wealth of experience in the utilities department in the financial services sector makes Mr. Addison a strong contributor to your Board and your Company.

Age 71 Committees: Audit, Finance (Chair)

Michael J. Anderson

Position, Principal Occupation and Business Experience: Chairman of the board of directors since 2016, and executive chairman of the board of directors from 2009 to 2015, of The Andersons, Inc., a diversified public company with interests in the grain, ethanol and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair and turf products production. He also served as chief executive officer of The Andersons, Inc. from 1999 to 2015. Director of the Company since 2007.

Key Attributes, Experience and Skills: Mr. Anderson received an M.B.A. in Finance and Accounting from the Northwestern University Kellogg Graduate School of Management and was a Certified Public Accountant. He participated in the Harvard Advanced Management Program. Mr. Anderson was an auditor for Arthur Young & Co. In 1996, he became president and chief operating officer of The Andersons, Inc., and he is currently that company’s chairman. Mr. Anderson’s experience in the accounting and executive management areas are invaluable assets for your Board.

Age 66 Committees: Corporate Governance (Chair), Finance

31  |  FirstEnergy Corp. 2018 Proxy Statement

Steven J. Demetriou

Position, Principal Occupation and Business Experience: Chairman, chief executive officer and director of Jacobs Engineering Group Inc., a provider of technical professional and construction services, since August 2015. Chairman and chief executive officer (from 2004 to 2015) of Aleris Corporation (“Aleris”), a manufacturer of aluminum rolled products. Mr. Demetriou was chairman and chief executive officer of Aleris when it filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in 2009 and when it successfully emerged from those proceedings in June 2010. He served as a director (from 2008 to 2014) and non-executive chairman (from 2011 to 2014) of Foster-Wheeler AG; director of the OM Group (from 2005 to 2015); and director of Kraton Corporation (from 2009 to 2017). Director of the Company since January 2017.

Key Attributes, Experience and Skills: Mr. Demetriou received his Bachelor of Science degree in chemical engineering from Tufts University. His experience includes more than 30 years of leadership and senior management roles, including 15 years in the role of chief executive officer. In addition, he brings experience in a variety of industries, including engineering, construction and oil and gas. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. This experience qualifies him to serve as a member of your Board.

Age 59 Committees: Compensation, Finance

Julia L. Johnson

Position, Principal Occupation and Business Experience: President of NetCommunications, LLC, a national regulatory and public affairs firm focusing primarily on energy, telecommunications and broadcast regulation, since 2000. She serves as a director of the following three other public companies: American Water Works Company, Inc., MasTec, Inc., and NorthWestern Corporation. Director of the Company since 2011. She was a director of Allegheny Energy, at which time she became a director of your Company in connection with Allegheny Energy’s merger with your Company.

Key Attributes, Experience and Skills: Ms. Johnson received her law degree from the University of Florida College of Law after graduating from the University of Florida with a Bachelor of Science in business administration. She is a former chairman and commissioner of the Florida Public Service Commission, which provides her with valuable insight into the electric utility industry. In her current position as president of NetCommunications, LLC, she develops strategies for achieving objectives through advocacy directed at critical decision makers. She previously served as senior vice president of Communications and Marketing at Milcom Technologies and also has additional public company board experience. Ms. Johnson’s extensive regulatory background, legal experience and additional board experience qualify her to serve as a member of your Board.

Age 55 Committees: Corporate Governance, Nuclear

32  |  FirstEnergy Corp. 2018 Proxy Statement

Charles E. Jones

Position, Principal Occupation and Business Experience: President, CEO and director of your Company since January 1, 2015. He was Executive Vice President and President, FirstEnergy Utilities from 2014 to 2015, Senior Vice President and President, FirstEnergy Utilities from 2010 to 2011, and also served as President of your Company’s utility subsidiaries from 2010 to 2015. He also serves as a director of many other subsidiaries of your Company, and served as a director of FirstEnergy Solutions Corp. (“FES”) from 2015 to 2016.

Key Attributes, Experience and Skills: Mr. Jones received an undergraduate degree in electrical engineering from The University of Akron. He also attended the United States Naval Academy and was a member of the Institute of Electrical and Electronics Engineers. He completed the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology and the Public Utility Executive Program at the University of Michigan. He has had an extensive, nearly forty-year career, at Ohio Edison Company and later FirstEnergy Corp., and has held various executive leadership positions, most recently Executive Vice President and President of FirstEnergy Utilities, and currently President and CEO. With this vast experience, Mr. Jones brings to your Board an extraordinary understanding of the inner workings of the public utilities industry and FirstEnergy.

Age 62

Donald T. Misheff

Position, Principal Occupation and Business Experience: Retired in 2011 as managing partner (position held since 2003) of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. He serves as a director of the following two other public companies: TimkenSteel Corp. and Trinseo S.A. He is also a director of Aleris Corporation, whose common stock is privately held. Director of your Company since 2012.

Key Attributes, Experience and Skills: Mr. Misheff graduated from The University of Akron with a major in accounting and is a Certified Public Accountant. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP from 2003 until his retirement in 2011, he advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has more than 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. He also has served on numerous non-profit boards. Mr. Misheff’s vast financial and corporate governance experience, together with his extensive service to community organizations and business development groups, make him a strong member of your Board.

Age 61 Committees: Audit (Chair), Compensation

33  |  FirstEnergy Corp. 2018 Proxy Statement

Thomas N. Mitchell

Position, Principal Occupation and Business Experience: Retired in 2015 as the president, chief executive officer and director (positions held since 2009) of Ontario Power Generation Inc. (“OPG”), an Ontario-based electricity generation company. He is also a former director and member of the leadership and compensation committee of the Electric Power Research Institute. Director of your Company since 2016.

Key Attributes, Experience and Skills: Mr. Mitchell received his undergraduate degree in Engineering (Nuclear and Thermal Sciences) from Cornell University, his Master of Science degree in Mechanical Engineering from George Washington University and his LLD (Hon) from University of Ontario Institute of Technology, which is an honorary degree. He has extensive experience in the nuclear industry and as a senior executive. Prior to his most recent executive position at OPG, he held progressively more responsible leadership roles before being named the site vice president at the Peach Bottom Atomic Power Station, where he directed the day-to-day operations of the station. He also served as a vice president for the Institute of Nuclear Power Operations and as a Lieutenant (Naval Reactors) in the US Navy. Mr. Mitchell’s nuclear industry experience, along with his broad leadership and business skills, are essential to your Board.

Age 62 Committee: Nuclear (Chair), Corporate Governance

James F. O’Neil III

Position, Principal Occupation and Business Experience: Partner, Western Commerce Group, an advisory and investment firm, since 2016. He is also the principal owner, since October 2017, of Forefront Solutions, LLC, which provides consulting services primarily to the energy infrastructure industry. President, chief executive officer and director of Quanta Services, Inc., a provider of specialty contracting services to the electric power and oil and gas industries (from 2011 to 2016). He serves as a director of the following other public company: Hennessy Capital Acquisition Corp. III. Director of your Company since January 2017.

Key Attributes, Experience and Skills: Mr. O’Neil received his Bachelor of Science degree in civil engineering from Tulane University. His experience includes more than 15 years of leadership and senior management roles, including the role of chief executive officer, chief operating officer and senior vice president of operations integration and audit. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. O’Neil’s general corporate decision-making and engineering experience makes him a valuable member to your Board.

Age 59 Committees: Audit, Nuclear

34  |  FirstEnergy Corp. 2018 Proxy Statement

Christopher D. Pappas

Position, Principal Occupation and Business Experience: President, chief executive officer and director of Trinseo S.A., a producer of plastics, latex and rubber, since 2010. He also serves as a director of one other public company: Univar Inc., a chemical distributor and provider. Director of your Company since 2011. He was a director of Allegheny Energy from 2008 to 2011, and he became a director of your Company approximately seven months after Allegheny Energy’s merger with your Company.

Key Attributes, Experience and Skills: Mr. Pappas received an M.B.A. from the Wharton School, University of Pennsylvania and an undergraduate degree in Civil Engineering from the Georgia Institute of Technology. He served in various leadership capacities at NOVA Chemicals Corporation, Dow Chemical, and DuPont Dow Elastomers. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’s general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of your Company.

Other Information: Mr. Pappas serves as chief executive officer and director of Trinseo S.A, as well as a director of Univar Inc. and your Company. He manages the demands on his time effectively in many ways: complementary committee memberships on Univar and your Company have enhanced performance in serving these companies effectively; Mr. Pappas is a seasoned director with almost 10 years’ service on your Company’s and AYE’s Board; he also has extensive executive experience, and his specialized knowledge of the industry in which both Trinseo S.A. and Univar Inc. operate creates efficiencies for Mr. Pappas in fulfilling his roles with those companies; and differences in the number and duration of board meetings at the three companies facilitates his attendance and performance as further discussed below.

Mr. Pappas is a highly engaged member of your Board that actively participates in Board and committee matters. In 2017, he attended 100% of your Board’s regularly scheduled Board and committee meetings, and has attended every meeting except for one specially called committee meeting. He also participates in engagement calls with certain investors. Since becoming a director of your Company in 2011, Mr. Pappas has attended almost 97% of regularly scheduled Board and respective committee meetings. Mr. Pappas is always well prepared for your Company’s Board and committee meetings and is widely respected by fellow Board members for making informed and meaningful contributions to the decision-making process at these meetings.

Age 62 Committees: Compensation (Chair), Finance

35  |  FirstEnergy Corp. 2018 Proxy Statement

Sandra Pianalto

Position, Principal Occupation and Business Experience: Ms. Pianalto retired in May 2014 as president and chief executive officer of the Federal Reserve Bank of Cleveland, a position she held since 2003. Prior to retiring, Ms. Pianalto also chaired the Federal Reserve’s Financial Services Policy Committee, which is a committee of senior Federal Reserve Bank officials responsible for overall direction of financial services and related support functions for the Federal Reserve Banks and for leadership in the evolving U.S. payment system. Ms. Pianalto is an advisory trustee and holds the FirstMerit chair in banking at the University of Akron. She also serves as a director of the following three other public companies: Eaton Corporation plc, Prudential Financial, Inc. and The J.M. Smucker Company. Director of your Company since February 2018.

Key Attributes, Experience and Skills: Ms. Pianalto has extensive experience in monetary policy and financial services, and brings wide-ranging leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland and experience serving as a director of other public companies. Ms. Pianalto joined the Federal Reserve Bank of Cleveland in 1983 as an economist in the research department and held progressively more responsible leadership roles before being named president and chief executive officer. As president and chief executive officer of the Federal Reserve Bank of Cleveland, she developed expertise in economic research, management of financial institutions, and payment services to banks and the U.S. Treasury. In this role, Ms. Pianalto also managed approximately 950 employees in Cleveland, Cincinnati and Pittsburgh who conducted economic research and supervised financial institutions. Prior to joining the Federal Reserve Bank of Cleveland, Ms. Pianalto was an economist at the Board of Governors of the Federal Reserve System and served on the staff of the Budget Committee of the U.S. House of Representatives. Ms. Pianalto’s comprehensive experience qualifies her to provide substantial guidance and oversight to the Board, particularly in overseeing the Company’s finances.

Age 63 Committees: Compensation, Finance

Luis A. Reyes

Position, Principal Occupation and Business Experience: Retired in 2011 as a Regional Administrator (position held since 2008) of the U.S. Nuclear Regulatory Commission (the “NRC”), a federal regulatory agency. Director of your Company since 2013.

Key Attributes, Experience and Skills: Mr. Reyes received his undergraduate degree in Electrical Engineering and his Master of Science degree in Nuclear Engineering from the University of Puerto Rico. He has extensive experience in the nuclear field and has held senior leadership positions with the NRC. He joined the NRC in 1978 where he held progressively more responsible leadership roles before being named executive director of operations in 2004, where he managed the day-to-day operations of the agency. He also served as regional administrator for NRC Region II, overseeing all new commercial nuclear power plant construction in the country as well as operating plant inspections in the southeast United States. Mr. Reyes retired from the NRC in 2011 with 33 years of service. This nuclear industry experience is essential to your Board.

Age 66 Committees: Corporate Governance, Nuclear

36  |  FirstEnergy Corp. 2018 Proxy Statement

Dr. Jerry Sue Thornton

Position, Principal Occupation and Business Experience: Chief executive officer of Dream Catcher Educational Consulting since 2013, a consulting firm that provides coaching and professional development for newly selected college and university presidents. Retired President (position held from 1992 to 2013) of Cuyahoga Community College. Upon her retirement, Cuyahoga Community College honored Dr. Thornton with the title of President Emeritus. She also serves as a director of the following two other public companies: Applied Industrial Technologies, Inc. and Barnes & Noble Education, Inc. She also served as a director of American Greetings Corporation from 2000 to 2013 and RPM International, Inc. from 1999 to 2017. Director of your Company since 2015.

Key Attributes, Experience and Skills: Dr. Thornton received her Ph.D. degree from the University of Texas at Austin and her M.A. and B.A. degrees from Murray State University. She has extensive executive management and board experience, including her board service for other public companies and her participation on numerous key board committees. She is a recognized leader in the Northeast Ohio community. Dr. Thornton’s broad leadership and business skills, together with her extensive board service for public companies and community organizations, make her well qualified to serve on your Board.

Age 71 Committees: Compensation, Finance

37  |  FirstEnergy Corp. 2018 Proxy Statement

Items to Be Voted On

Item 1	Election of Directors ✓ Your Board recommends that you vote FOR All Nominees.

You are being asked to vote for the following 12 nominees to serve on your Board for a term expiring at the annual meeting of shareholders in 2019 and until their successors shall have been elected: Paul T. Addison, Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Charles E. Jones, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes and Dr. Jerry Sue Thornton. Ms. Pianalto was elected to your Board effective February 20, 2018 and is a nominee for election by shareholders at the Annual Meeting. Ms. Pianalto was recommended as a director by the members of our Corporate Governance Committee.

The “Biographical Information and Qualifications of Nominees for Election as Directors” section of this proxy statement provides information for all nominees for election at the Meeting. The “Review of Director Nominees” section of this proxy statement provides information relating to your Board’s and Corporate Governance Committee’s review of nominees. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by your Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

Pursuant to your Company’s Amended Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Our Corporate Governance Policies also provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by your Board), any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to your Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance Committee will consider factors deemed relevant by the committee members, including the director’s length of service, the director’s particular qualifications and contributions to your Company, the reasons underlying the majority withheld vote, if known, and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Policies. In considering the Corporate Governance Committee’s recommendation, your Board will consider the factors considered by the Corporate Governance Committee and any such additional information and factors your Board believes to be relevant. Your Board will act on the Corporate Governance Committee’s recommendation no later than at its next regularly scheduled board meeting.

Your Board Recommends That You Vote “For” All Nominees in Item 1. ✓

38  |  FirstEnergy Corp. 2018 Proxy Statement

Item 2	Ratification of the Appointment of the Independent Registered Public Accounting Firm ✓ Your Board recommends that you vote FOR Item 2.

You are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm to examine the books and accounts of your Company for the fiscal year ending December 31, 2018. While our Amended Code of Regulations do not require shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are submitting the proposal for ratification as a matter of good corporate governance. However, if shareholders do not ratify the appointment, the Audit Committee will reconsider retaining PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of your Company and its shareholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will be available to respond to appropriate questions and have an opportunity to make a statement if he or she wishes to do so. We refer you to the “Matters Relating to the Independent Registered Public Accounting Firm” section of this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2016 and 2017.

Your Board Recommends That You Vote “For” Item 2. ✓

Item 3	Approve, on an Advisory Basis, Named Executive Officer Compensation ✓ Your Board recommends that you vote FOR Item 3.

The following proposal provides shareholders the opportunity to cast an advisory, non-binding vote on compensation for the NEOs, as further described in the CD&A. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934. Currently, the advisory vote is held annually. The next advisory vote on NEO compensation is scheduled to occur at your Company’s 2019 Annual Meeting of Shareholders. The Board strongly supports your Company’s executive pay practices and asks shareholders to support its executive compensation program by adopting the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the FirstEnergy Corp. Named Executive Officers, as such compensation is disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the other related narrative executive compensation disclosure contained in the proxy statement.”

The primary objectives of your Company’s executive compensation program are to attract, motivate, retain, and reward the talented executives, including the NEOs, who we believe can provide the performance and leadership to achieve success in the highly complex energy industry. Our executive compensation program is centered on a pay-for-performance philosophy. After robust benchmarking and shareholder outreach, the Compensation Committee and your Board approved a number of key changes effective in both 2017 and 2018 to better align executive pay with shareholder interests. Additionally, in 2017 and 2018, there were no increases in base salary and target opportunity levels as a percent of base salary, in the aggregate, for short-term and long-term incentive compensation for any Section 16 Insiders, including the NEOs (excluding promotions).

In deciding how to vote on this proposal, we encourage you to read the CD&A for a more detailed discussion of our executive compensation programs and practices, beginning on page 52.

Your Board strongly believes that our compensation philosophy, in conjunction with continued shareholder outreach, is in the best interests of shareholders. We will continue to annually review and evaluate all compensation plans and programs with the goal of aligning such plans and programs with market practice and the best interests of our shareholders.

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Although this advisory vote is non-binding, your Board and the Compensation Committee value the views of our shareholders and will consider the voting results when considering future executive compensation practices.

Your Board Recommends That You Vote “For” Item 3. ✓

Item 4

Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold as Permitted under Ohio Law

✓ Your Board recommends that you vote FOR Item 4.

We are asking shareholders to consider amendments to your Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement a majority voting power threshold for shareholder voting. If the proposal is approved, all shareholder voting requirements in the Company’s Amended Articles of Incorporation and Amended Code of Regulations that are described below would provide for a majority voting power threshold as permitted under Ohio law.

Background and Governance Considerations

This proposal is a result of ongoing review of corporate governance matters by your Board and its Corporate Governance Committee. In connection with this review, your Company continued to conduct shareholder outreach discussions with shareholders owning a significant aggregate ownership interest in your Company to solicit input about possible amendments to its governing documents, including a majority voting power threshold for shareholder voting. In addition, your Board and its Corporate Governance Committee considered the response to non-binding simple majority voting power shareholder proposals presented at our 2015, 2016 and 2017 annual meetings of shareholders, which received a majority of votes cast in 2015 and 2016, but did not receive support of a majority of votes cast in 2017.

In 2013 and 2016, your Company presented a management proposal to adopt a majority voting power threshold under certain circumstances and it received the support of a majority of votes cast each time. However, these proposals did not receive the requisite percentage of the voting power to amend your Company’s Amended Articles of Incorporation and Amended Code of Regulations. Additionally, in 2017, your Company presented a management proposal substantially similar to this Item 4. However, although it received the support of a majority of votes cast, it did not receive the requisite percentage of the voting power to amend your Company’s Amended Articles of Incorporation and Amended Code of Regulations. Consistent with its strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected to again submit to a shareholder vote a proposal on this topic as described below. Your Board cannot unilaterally adopt the following proposed amendments because a shareholder vote is necessary under our governing documents.

Proposed Amendments

Your Board is proposing that voting requirements in your Company’s Amended Articles of Incorporation and Amended Code of Regulations that require a supermajority vote to take certain actions be changed to a majority of the voting power of the Company as permitted by Ohio law. Ohio law permits a corporation to elect to use a vote standard of greater or less than two-thirds, but not less than a majority of the voting power.

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Ohio law establishes a default two-thirds voting power requirement for corporations relating to the following provisions: amending the articles of incorporation; reducing or eliminating stated capital; applying capital surplus to dividend payments; authorizing share repurchases; authorizing sales of all or substantially all the Company’s assets; adopting a merger agreement or other merger-related actions; authorizing a combination or majority share acquisition; dissolving the Company; releasing pre-emptive rights; or authorizing a dividend to be paid in shares of another class. Ohio law also permits corporations to elect to be subject to not less than a majority voting power requirement with respect to such provisions. Article IX of the Amended Articles of Incorporation currently authorizes your Board to reduce this voting requirement to a majority of the voting power of the Company in its discretion. Your Board proposes to amend Article IX of the Amended Articles of Incorporation to provide for a majority of the voting power of the Company on these matters.

Article X of the Amended Articles of Incorporation establishes an 80 percent supermajority voting requirement to amend or repeal the following provisions of the Amended Articles of Incorporation: Article V — the fixing or changing of the terms of unissued or treasury shares; Article VI — the absence of cumulative voting rights in the election of directors; Article VII — the absence of preemptive rights to acquire unissued shares; Article VIII — the ability of the company to repurchase its shares and Article X — the supermajority voting requirement. Given the proposed change to Article IX, which already governs amending the Amended Articles of Incorporation, Article X would be eliminated.

Similarly, Regulation 36 of the Amended Code of Regulations establishes an 80 percent supermajority voting requirement to amend or repeal certain regulations: Regulation 1 — the time and place of shareholder meetings; Regulation 3(a) — the calling of special shareholder meetings; Regulation 9 — the order of business at shareholder meetings; Regulation 11 — the number, election and term of directors; Regulation 12 — the manner of filling vacancies on the board of directors; Regulation 13 — the removal of directors; Regulation 14 — the nomination of directors and elections; Regulation 31 — the indemnification of directors and officers; and Regulation 36 — amendments to the Code of Regulations. Regulation 36 would be amended to lower the vote requirement to a majority of the voting power of the Company.

In addition, your Board proposes to change the 80 percent supermajority voting requirement in Regulations 11 and 13 of the Amended Code of Regulations. Currently, Regulation 11 of the Amended Code of Regulations enables a change in the number of directors of the Company, and Regulation 13 provides that any director or the entire Board of Directors may be removed, in each case only by the affirmative vote of the holders of at least 80 percent of the voting power of the Company, voting together as a single class. Your Board proposes to reduce this 80 percent supermajority voting requirement in both cases to a majority of the voting power.

The proposed amendments to the Amended Articles of Incorporation and Amended Code of Regulations are set forth in Appendix A, with deletions indicated by strike-throughs and additions indicated by underlining. The summary above is qualified in its entirety by reference to the full text of the proposed amendments in Appendix A.

Effectiveness and Vote Required

Your Board has adopted resolutions approving and recommending that shareholders approve the amendments to the Amended Articles of Incorporation and Amended Code of Regulations reflected in Appendix A, which are subject to the approval of the amendments by shareholders at the Annual Meeting, and authorizing the preparation and filing of any document necessary or advisable to implement such amendments. The amendments, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 4. ✓

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Item 5

Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement a Majority Voting Standard for Uncontested Director Elections

✓ Your Board recommends that you vote FOR Item 5.

We are asking shareholders to consider amendments to your Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement a majority voting standard in uncontested director elections. Our Amended Code of Regulations currently provides for the election of directors by a plurality of votes cast, and our Corporate Governance Policies include a director resignation policy. The plurality voting standard is also the default voting standard for the election of directors under Ohio law.

Background and Governance Considerations

Your Board and its Corporate Governance Committee has concluded that the adoption of the proposed majority voting standard in uncontested elections will give shareholders a greater voice in determining the composition of your Board by requiring support of a majority of shareholder votes cast for a candidate to obtain or retain a seat on our Board, and by giving greater effect to shareholder votes “against” a director candidate. These conclusions were the result of an ongoing review of corporate governance matters by your Board and its Corporate Governance Committee, including the merits, risks and uncertainties relating to the use of a majority vote standard in uncontested elections, and input from our shareholders, including the response to a non-binding shareholder proposal presented at our 2016 Annual Meeting of Shareholders, which was approved by a majority of the votes cast. Your Board is proposing these amendments in response to stated shareholder preferences and to reinforce our commitment to accountability and strong corporate governance practices.

In 2017, your Company presented a substantially similar management proposal; however, the proposal did not receive the requisite percentage of the voting power to amend your Company’s Amended Articles of Incorporation and Amended Code of Regulations. Consistent with its strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected to again submit to a shareholder vote a proposal on this topic as described below. Your Board cannot unilaterally adopt the following proposed amendments because a shareholder vote is necessary under our governing documents.

Proposed Amendments

Your Board is proposing to change director election voting requirements in your Company’s Amended Code of Regulations, which currently provide for a plurality voting standard, to provide for a majority voting standard for uncontested director elections and a plurality voting standard in contested elections and to provide for such change in your Company’s Amended Articles of Incorporation.

Under the proposed majority voting standard, for a candidate to be elected to your Board in an uncontested election, the number of votes cast “for” the candidate’s election must exceed the number of votes cast “against” his or her election and abstentions and broker non-votes would not be considered votes “for” or “against” a candidate. An “uncontested election” means an election in which the number of Director candidates does not exceed the number of Directors to be elected. In all other director elections, which we refer to as “contested elections,” a plurality voting standard would apply. If adopted by shareholders at this Annual Meeting of Shareholders, the majority voting standard would apply to all future uncontested director elections.

Your Board believes that a plurality voting standard should still apply in contested director elections. If the plurality voting standard did not apply in contested elections, it is possible that more candidates could be elected than the number of director seats up for election because the proposed majority voting standard simply compares the number of “for” votes with the number of “against” votes for each director candidate without regard to voting for other candidates. Accordingly, the proposed majority voting standard retains plurality voting in contested director elections to avoid such results.

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Under Ohio law and your Company’s Amended Code of Regulations, an incumbent director who is not re-elected remains in office until his or her successor is elected, continuing as a “holdover” director. If this proposal is approved, we will make conforming revisions to the existing director resignation policy (discussed on p. 38) in your Company’s Corporate Governance Policies to reflect that an incumbent director who does not receive more votes “for” than “against” his or her election in an uncontested election will promptly submit a written offer of resignation to the Corporate Governance Committee, which will make a recommendation to your Board within 60 days following the date of the election as to whether or not it should be accepted. Your Board will consider the recommendation and decide whether to accept the resignation, as described in more detail in our Corporate Governance Policies. Furthermore, if one or more directors standing for election does not receive a majority of the votes cast and his or her resignation is accepted by your Board, your Board may fill the vacancy without any further shareholder vote.

Your Company’s Amended Code of Regulations provides for a plurality voting standard in the election of directors. To implement a majority voting standard, Ohio law requires the Amended Articles of Incorporation to be amended. Additionally, your Company’s Amended Code of Regulations requires a conforming amendment. The actual text of the proposed amendment to your Company’s Amended Articles of Incorporation, including a new Article XII, and amendment to Regulation 11 of your Company’s Amended Code of Regulations, marked with underlining to indicate additions and strike-throughs to indicate deletions, are attached to this Proxy Statement as Appendix B. The amendment to the Amended Articles of Incorporation will become effective upon filing the Amendment to the Amended Articles of Incorporation with the Secretary of State of Ohio.

The above disclosure is qualified in its entirety by reference to the full text of the proposed amendments in Appendix B.

Effectiveness and Vote Required

Your Board has adopted resolutions approving and recommending that shareholders approve the amendments to the Amended Articles of Incorporation and Amended Code of Regulations reflected in Appendix B, which are subject to the approval of the amendments by shareholders at the Annual Meeting, and authorizing the preparation and filing of any document necessary or advisable to implement such amendments. The amendments, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 5. ✓

Item 6	Approve a Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access ✓ Your Board recommends that you vote FOR Item 6.

We are asking shareholders to consider an amendment to your Company’s Amended Code of Regulations to implement “proxy access.” Proxy access, as further described below, allows eligible shareholders to include their own nominee or nominees for election to the Board in our proxy materials, along with your Board-nominated candidates.

Background and Governance Considerations

This proposal is a result of an ongoing review of corporate governance matters by your Board and its Corporate Governance Committee and input from our shareholders. Your Board and the Corporate Governance Committee have considered the advantages and disadvantages of providing proxy access rights to shareholders, including the view expressed by a number of our shareholders during our outreach that proxy access rights would increase the accountability of directors to shareholders and would allow shareholders to express preferences in director nominations more easily. This proxy access proposal

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addresses our outreach findings and is in line with market practices and takes into account the response to a non-binding proxy access shareholder proposal at our 2015 Annual Meeting of Shareholders, which received the support of a majority of votes cast.

In 2016 and 2017, your Company presented substantially similar management proposals; however, these proposals did not receive the requisite percentage of the voting power to amend the Amended Code of Regulations. Consistent with its strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected again to submit to a shareholder vote a proposal on this topic as described below. Your Board cannot unilaterally adopt the following proposed amendment because a shareholder vote is necessary under our governing documents.

Proposed Amendment

Your Board is proposing an amendment to your Company’s Amended Code of Regulations that permit certain shareholders to include a specified number of director nominees in our proxy materials for our annual meeting of shareholders.

The proposed amendment would permit a single shareholder, or group of up to 20 shareholders, holding full voting and investment rights and the full economic interest, that has maintained continuous ownership of at least three percent of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees, as described below, for election to the Board in the proxy statement for the Company’s annual meeting of shareholders.

Number of Shareholder-Nominated Candidates

The maximum number of shareholder-nominated candidates would be equal to 20 percent of the directors in office as of the last day a shareholder nomination may be delivered or received or, if the 20 percent calculation does not result in a whole number, the closest whole number below 20 percent and in any event, not less than two shareholder nominated candidates. If your Board decides to reduce the size of the Board after the nomination deadline due to director retirement, resignation or otherwise, the 20 percent calculation will be applied to the reduced size of the Board, with the potential result that a shareholder-nominated candidate may be disqualified. Shareholder-nominated candidates that your Board determines to include in the proxy materials as Board-nominated candidates will be counted against the maximum.

Procedure for Selecting Candidates in the Event the Number of Nominees Exceeds the Maximum

Nominating shareholders are required to provide a list of their proposed nominees in rank order. If the number of shareholder-nominated candidates exceeds the maximum number of permitted shareholder candidates, the highest ranked nominee from the nominating shareholder or group of nominating shareholders, as the case may be, with the largest qualifying ownership will be selected for inclusion in the proxy materials first followed by the highest ranked nominee from the nominating shareholder or group of shareholders, as the case may be, with the next largest qualifying ownership, and continuing on in that manner, until the maximum number of nominees is reached.

Nominating Procedure

Requests to include shareholder-nominated candidates in your Company’s proxy materials must be received, under most circumstances, no earlier than 150 days and no later than 120 days before the anniversary of the date that your Company issued its proxy statement for the previous year’s annual meeting of shareholders. Each shareholder or shareholder group seeking to include a shareholder nominee in your Company’s proxy materials is required to provide certain information, including, but not limited to, the verification of share ownership, biographical information about the nominee and certain representations, as set forth in the proposed amendment attached hereto as Appendix C.

Independence and Other Qualifications of Shareholder Nominees

A shareholder nominee would not be eligible for inclusion if your Board determines that he or she is not independent under the listing standards of the principal U.S. exchange upon which the common stock of your Company is listed (which is the NYSE), any applicable rules of the SEC, or any publicly disclosed standards used by your Board in determining and disclosing the independence of your Company’s directors.

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Furthermore, a shareholder nominee would not be qualified to be a director of your Company if, among other things: (i) his or her election would cause your Company to be in violation of its governing documents, the listing standards of the principal U.S. exchange upon which the common stock of your Company is listed, any applicable federal law, rule or regulation or your Company’s publicly disclosed policies and procedures; (ii) he or she has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years; (iii) he or she is a named subject of a pending criminal proceeding or has been convicted in a criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses); (iv) he or she is subject to certain enforcement orders related to the regulation of securities; or (v) he or she has provided, or his or her nominating shareholder or group of nominating shareholders has provided, information to us that is not accurate, truthful and complete in all material respects, or that otherwise contravenes certain specified agreements, representations or undertakings.

The proposed amendment to the Amended Code of Regulations is set forth in Appendix C, with deletions indicated by strike-throughs and additions indicated by underlining.

The above disclosure is qualified in its entirety by reference to the full text of the proposed amendment in Appendix C.

Effectiveness and Vote Required

Your Board has adopted a resolution approving and recommending that shareholders approve the amendment to the Amended Code of Regulations reflected in Appendix C, which are subject to the approval of the amendment by shareholders at the Annual Meeting, and authorizing the preparation and filing of any documents necessary or advisable to implement such amendment. The amendment, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 6. ✓

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Shareholder Proposals

Two shareholder proposals have been submitted for consideration and action by shareholders.

The shareholder resolutions and proposals, for which your Company and your Board disclaim responsibility, are set forth below and are reproduced verbatim in accordance with the applicable rules and regulations.* These shareholder resolutions and proposals may contain assertions that we believe are factually incorrect. We have not attempted to refute all of the inaccuracies. After careful consideration, your Board recommends that you vote “AGAINST” these shareholder proposals in Items 7 and 8 for the reasons noted in your Company’s response following each shareholder proposal.

*	The inclusion of a hyperlink to any third-party Internet site is not and does not imply any endorsement, approval, investigation, verification or monitoring by FirstEnergy of any information contained in such a third-party site (other than information prepared by FirstEnergy). In no event shall FirstEnergy be responsible for the information (other than information prepared by FirstEnergy) contained on any such third-party site or your use of such third-party site.

Item 7	Shareholder Proposal Requesting a Report on Climate Change X Your Board recommends that you vote AGAINST Item 7.

As You Sow, 1611 Telegraph Ave, Suite 1450, Oakland, CA 94612, acting on behalf of Mr. Andrew Behar, and the Connecticut Retirement Plans and Trust Funds, 55 Elm Street, Hartford, CT 06106, co-lead filers with As You Sow, plan to introduce the following resolution at the Annual Meeting. We have been notified that Mr. Behar is the beneficial owner of no less than 70 shares of your Company’s common stock and the Connecticut Retirement Plans and Trust Funds is the beneficial owner of no less than 65,446 shares of your Company’s common stock.

RESOLVED: Shareholders request that FirstEnergy, with Board oversight, produce a report, at reasonable cost and omitting proprietary information, assessing the long-term portfolio impacts of a scenario consistent with the internationally recognized Paris Agreement goal of limiting global increase in temperature to 2 degrees Celsius.

WHEREAS: Global action on climate change is accelerating. Shareholders seek to understand how FirstEnergy is planning for the risks and opportunities presented by public and private efforts to keep global temperatures within this boundary. The International Energy Agency estimates that the global average carbon intensity of electricity production will need to drop by 90 percent to meet the goal of the Paris Agreement.

The rapid expansion of low carbon technologies, including utility-scale renewables, distributed solar, storage, grid modernization, energy efficiency, and electric vehicles provide challenges for utility business models, but also opportunities.

Large customers are increasingly demanding and publicly committing to adopt low carbon energy initiatives, requiring utilities to meet this demand or lose large customers. (See http://there100.org/companies).

In June 2016, Moody’s credit rating agency announced it would begin considering carbon transition risk while underscoring the high carbon risk exposure of the power sector. In June 2017, the Financial Stability Board’s Taskforce on Climate-related Financial Disclosures recommended that companies in the utility sector evaluate the potential impact of different scenarios, including a two degree Celsius scenario.

In addition to climate risk, fossil fuel emissions, especially from coal, create negative environmental and health impacts. For instance, in addition to air pollution created by burning coal, coal waste, known as “coal ash”, can leach and spill from disposal sites, contaminating water supplies and adding to coal’s costs and risks.

Across the country, market forces have caused coal assets to lose value. FirstEnergy is no exception. Although it has made limited investments in renewable energy, it retains significant investments in coal-intensive projects. Investors are concerned that FirstEnergy is not properly addressing the risk of its high investment in coal-based generation. FirstEnergy’s stock value has stalled at 40 percent of its 2008 peak, and the company’s 2016 annual report declared an impairment charge of $9.2 billion on stranded, long-lived assets deemed unrecoverable. In November 2016, FirstEnergy’s Chief Executive Officer announced subsidiary FirstEnergy Solutions’ power plants (mostly coal and nuclear) could not compete in current markets and might be sold. (http://www.cleveland.com/business/index.ssf/2016/11/firstenergy to sell or close p.html). This year,

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Standard & Poor’s downgraded FirstEnergy Solutions’ bond rating due to concerns related to coal plant closures. (https://www.utilitydive.com/news/amid-bankruptcy-fears-sp-downgrades-firstenergy-solutions-bond-rating/503264/).

Despite such stark financial red flags, FirstEnergy ended its “Switch is On” program designed to move toward cleaner energy sources. While FirstEnergy has adopted a strong carbon target, it has failed to identify a path to achieve it, and management remains focused on coal. In contrast, peer utility leaders are taking proactive steps to analyze and address carbon risks, such as SSE’s post-Paris report on climate resiliency (http://sse.com/media/473275/Post-Paris FINAL 06072017.pdf) and AEP’s carbon asset risk analysis. (https://www.aepsustainability.com/environment/climate/carbon.aspx).

Your Company’s Response — Shareholder Proposal Requesting a Report on Climate Change

We are committed to being a responsible steward of the environment. Your Company takes seriously its responsibility to provide safe and reliable electricity for all of our customers and is committed to a cleaner, affordable and smarter energy future which goals it pursues by improving energy efficiency and reducing air emissions. Your Board believes that our current environmental policies, operating strategies, and thorough efforts to communicate those policies to regulators, shareholders and the public as generally described below accomplish the essential objectives of the proposal. We also continuously evaluate our related disclosures and anticipate updating our Sustainability Report again in 2018.

Your Company faces a variety of risks, including climate risk, and recognizes that the effective management of those risks contributes to the overall success of your Company. Your Company has implemented a process to identify, prioritize, report, monitor, manage, and mitigate its significant risks.

In 2016, your Company made available on the Internet its Sustainability Report (publicly available at www.firstenergycorp.com/environmental/sustainability) which discusses how we are working to minimize the environmental impact of our operations. Your Company was one of the first utilities to establish an ambitious voluntary carbon reduction goal in 2016 to reduce carbon dioxide (“CO2”) emissions companywide by at least 90 percent below 2005 levels by 2045. In addition, your Company’s CO2 emissions have decreased more than 46 percent since 2005 and our carbon intensity decreased from 1,451 pounds per net kWh in 2005 to 1,101 pounds per net kWh in 2016. Although we are among the largest utilities in the nation, we rank fortieth in carbon intensity at 1,305 pounds per MWh according to M.J. Bradley & Associate’s 2017 report, Benchmarking Air Emissions of the 100 Largest Electric Power Producers in the United States.

Our Sustainability Report also sets forth our policies and strategies relating to corporate sustainability, including a discussion of our performance and initiatives in reducing our impact on the environment. Additionally, the report describes the energy efficiency and smart grid technology mandates in the states where our generating companies operate and provides a discussion regarding research and development within the electric industry. Such research and development discussions address the actions that your Company expects to take to reduce risk in the future. For example, your Company reports on the long history of supporting research and demonstration projects through the Electric Power Research Institute and other industry organizations in the areas of fuel cells, solar and wind generation and energy storage technologies.

We also report climate change risks and opportunities to the CDP (formerly referred to as the Carbon Disclosure Project) global disclosure system. As part of this disclosure, for each identified risk, we describe potential financial implications, methods used to manage these risks and the associated costs. In our annual reports on Form 10-K and other public filings, we include disclosures regarding the risks that may arise from the global response to climate change. We also anticipate participating in Edison Electric Institute’s (EEI) ESG disclosure for 2018.

In addition, your Company’s robust resource planning process addresses many of the concerns contained in the proposal. To best meet its commitments to both customers and shareholders, your Company has been planning and will continue to plan for carbon constraints in the near- and long-term. Using scenario planning approaches, your Company evaluates energy efficiency and certain generation needs and the infrastructure required to meet forecasted customer electricity demand based on multiple variables and varying potential stringencies of future carbon requirements.

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Your Company is also subject to extensive regulations at both the state and federal levels, including regulation by state and federal environmental agencies, state utility commissions, and the Federal Energy Regulatory Commission. State utility commissions have broad powers of supervision and regulation over the regulated utilities within their state, which generally includes, among other things, supervision and regulation of their resource planning, operations, rates, and the terms and conditions of service. Your Company’s planning process, including its environmental compliance strategy, is designed to incorporate compliance with all applicable laws and regulations while maintaining the lowest reasonable cost to consumers, as is required by the state utility commissions.

In summary, much of the information requested for inclusion in the report is already available in your Company’s public disclosures. Therefore, your Board believes that the preparation of such a report would be an inefficient use of your Company’s resources. Your Board and management is fully committed, however to continue its efforts to share information on your Company’s environmental efforts, financial performance and results, and accomplish the fundamental objectives of the proposal.

Your Board recommends that you vote “AGAINST” this shareholder proposal (Item 7).	X

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Item 8	Shareholder Proposal Regarding Special Shareholder Meetings X Your Board recommends that you vote AGAINST Item 8.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, plans to introduce the following resolution at the Annual Meeting. We have been notified that Mr. Chevedden is the beneficial owner of no less than 90 shares of your Company’s common stock.

Proposal 8 – Special Shareholder Meeting Improvement

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting (or the closest percentage to 10% according to state law). This proposal does not impact our board’s current power to call a special meeting.

This proposal is of increased importance because we do not have the right to act by written consent. The lax corporation laws of Ohio do not allow shareholder action by written consent.

Scores of Fortune 500 companies allow 10% of shares to call a special meeting compared to FirstEnergy’s higher requirement. FirstEnergy shareholders do not have the full right to call a special meeting that is available under state law.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013.

This proposal topic also won 53% support at FirstEnergy earlier. This 53%-support would have been higher (possibility above 57%) if small shareholders had the same access to corporate governance information as large shareholders.

An enhanced ability of shareholders to call a special meeting would give shareholders greater standing to have input in improving the makeup of our board of directors after the 2018 annual meeting. For instance, we may have a board of distracted directors.

For instance the following 7 directors had minimal “skin in the game” with their minimal stock ownership:

Paul Addison

Steven Demetriou

Donald Misheff

Ernest Novak

James O’Neil

Luis Reyes

Jerry Sue Thornton

This is upsetting to shareholders since our directors were each paid up to $250,000 for perhaps 250 hours of work. Plus our stock traded at about $30 in 1997 and it was below $30 in 2017.

Please vote to enhance director accountability to shareholders:

Special Shareholder Meeting Improvement – Proposal 8

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Your Company’s Response — Shareholder Proposal Regarding Special Shareholder Meetings

Your Board has carefully considered the foregoing shareholder proposal and unanimously recommends a vote AGAINST it for the following reasons:

FirstEnergy Shareholders Already Have the Ability to Call Special Shareholder Meetings

Your Board believes that shareholders should have the ability to call special meetings and has given serious consideration to the issue. In 2011, after careful consideration and consultation with numerous shareholders, your Board presented, and shareholders approved by over 97% of the votes cast (85% of shares outstanding), the right of holders of 25% or more of the outstanding shares of FirstEnergy to call a special meeting of shareholders. Since then, shareholders, on the whole, have not identified this threshold percentage as a concern to your Board or to management during our ongoing shareholder outreach and engagement.

Our Existing 25% Ownership Threshold Strikes a Reasonable and Appropriate Balance

Your Board continues to support the current ownership threshold to call a special meeting for the following reasons:

•	Your Board believes that our existing 25% ownership threshold for the right to call a special meeting strikes a reasonable and appropriate balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders with potentially narrow, short-term interests would call a special meeting.
•	Your Board also believes that the current ownership threshold balances the preservation of this important shareholder right with the financial and administrative burdens that could result from misuse of the process by a small minority of shareholders. Shareholder meetings are serious events that require significant monetary commitment on the part of your Company and attention of your Board, officers and employees, thus diverting attention away from their focus on meeting our business objectives and enhancing shareholder value.
•	Allowing a small minority of shareholders to call a special meeting for any reason would permit such minority to pursue self-interested goals, which could be detrimental to the interest of a majority of our shareholders and other stakeholders.

Your Board also considered the composition of the Company’s shareholder base, including that [four] shareholders each hold greater than 5% of our stock. In addition, the proponent mischaracterizes Ohio law, which permits Company shareholders to act by written consent.

FirstEnergy’s Robust Shareholder Outreach and Engagement and Strong Corporate Governance Practices Provide Shareholders Opportunities to Express Opinions on Topics of Interest

Your Board and management continue to view our commitment to ongoing dialogue with our shareholders as key to the Company’s success. To that end, and as discussed in detail in the “Shareholder Outreach and Engagement Program” section beginning on page [17], your Company’s leaders meet regularly with shareholders to discuss our strategy, operational performance and business practices. We also meet with shareholders throughout the year to discuss perspectives on corporate governance and executive compensation matters. Moreover, our governance policies promote open communication between shareholders and the Board. The Company encourages shareholders to communicate directly as described in the “Communications with your Board of Directors” section above.

We also note that the proponent’s assertions regarding the stock holdings of certain of your Company’s directors is inaccurate. Contrary to the proponent’s claim, details relating to the beneficially owned and deferred shares for each of your Company’s directors is discussed in the “Security Ownership of Management” section on page [100].

50  |  FirstEnergy Corp. 2018 Proxy Statement

Summary

Your Board believes that at least 25% of our shareholders should agree that a matter requires shareholder action before a special meeting is called. If the proposal were implemented, a relatively small minority of shareholders – potentially with narrow, short-term interests – could possibly call an unlimited number of special meetings, without regard to how costs and other burdens might impact the Company’s future success or to pursue goals at odds with the interests of the vast majority of shareholders. Therefore, your Board recommends that you vote AGAINST this shareholder proposal because your Board believes it is not in the best interests of our shareholders and the Company.

Your Board recommends that you vote “AGAINST” this shareholder proposal (Item 8).	X

51  |  FirstEnergy Corp. 2018 Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee reviewed and discussed the CD&A with management and, based on this review and discussions, the Compensation Committee recommended to your Board that the CD&A be included (or incorporated by reference, as applicable) in your Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and 2018 Proxy Statement.

Compensation Committee: Christopher D. Pappas (Chair), Steven J. Demetriou, Donald T. Misheff and Dr. Jerry Sue Thornton

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides an overview of your Company’s strategy and performance, shareholder engagement process, 2017 executive compensation programs and decisions, and plans for the 2018 compensation programs. This CD&A focuses on the compensation of our Named Executive Officers (“NEOs”) for fiscal 2017 who were as follows:

•	Charles E. Jones, President and CEO

•	James F. Pearson, Executive Vice President and CFO

•	Leila L. Vespoli, Executive Vice President, Corporate Strategy, Regulatory Affairs and Chief Legal Officer

•	Steven E. Strah, Senior Vice President and President, FirstEnergy Utilities

•	Donald R. Schneider, President, FirstEnergy Solutions (“FES”)

•	James H. Lash, former Executive Vice President and President, FirstEnergy Generation

As an employee of FES, Mr. Schneider did not participate in all the same compensation programs as the other NEOs. The compensation programs for FES participants that applied to Mr. Schneider are described separately in this proxy statement. Unless otherwise noted, all information contained in the CD&A applies to Mr. Schneider. Mr. Lash retired effective August 1, 2017.

52  |  FirstEnergy Corp. 2018 Proxy Statement

CD&A Quick Reference Guide

Key Sections	Core Topics	Page
Executive Summary	• Our Business Strategy and Company Performance • Shareholder Engagement and Say-on-Pay Results • Our Responses in 2017 and 2018 to Shareholder Feedback	54
Governance of Our Compensation Programs	• Our Compensation Philosophy • What We Do / Don’t Do • The Role of our Compensation Committee, Management and Compensation Consultants • Benchmarking	58
Components of Total Direct Compensation Programs	• Overview of 2017 Changes • Key Elements of Executive Compensation • Compensation Mix • Determination of Compensation for 2017 - Target Compensation - Base Salary - 2017 FE Short-term Incentive Program (“FE STIP”) - 2017 FES Short-term Incentive Program (“FES STIP”) - Long-term Incentive Compensation (“LTIP”) - Realized Compensation	62
Other Compensation Policies and Practices	• Retirement, Other Benefits and Perquisites • Severance and Change in Control (“CIC”) Policies • Share Ownership Guidelines • Clawback Provisions • Risk Assessment • Tax and Accounting Considerations	73
KPI Results and RSU Index Scores	• 2015-2017 Cycle FE LTIP Details	78
CD&A Glossary of Terms	• Key terms and definitions	79

53  |  FirstEnergy Corp. 2018 Proxy Statement

Executive Summary

Our Business Strategy and Company Performance

FirstEnergy is a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger. In November 2016, the Company announced a strategic review to exit its commodity-exposed generation. We expect that this strategic transformation to a fully regulated utility company will lead to more stable and predictable earnings and cash flow from its regulated businesses. In order to position FirstEnergy as a fully regulated business, the Company made significant strides to grow regulated earnings and improve financial strength in many areas:

✓	Significant investment in “Energizing the Future” Transmission Program

✓	New rates employed at several of our regulated distribution utilities

✓	Strengthen balance sheet to increase financial flexibility in the regulated businesses

✓	Significant progress on the strategic review of our Competitive Energy Services (“CES”) business

Strategic Initiatives	Actions Taken	Results
Investment in “Energizing the Future” Transmission Program

•  In 2014 – 2017, our “Energizing the Future” Transmission Program focused on over $4 billion in investments and grid modernization in our American Transmission Systems, Inc. (“ATSI”) region (Ohio and parts of Western Pennsylvania)

•  In 2018 and beyond, the focus is expected to continue on expanding grid modernization and reliability investments to the east

•  Mid-Atlantic Interstate Transmission, LLC (“MAIT”) subsidiary and our Jersey Central Power & Light Company (“JCP&L”) operating company have submitted proposed rate settlements with FERC, which are still pending

•  Increased Transmission revenue more than 60% and earnings by 32% in 2014 to 2017 timeframe

•  Investments of $4.0 billion to $4.8 billion in capital planned for 2018 to 2021

•  Enhanced service reliability in our eastern operating companies

•  Includes 330 projects to modernize or replace transmission lines, incorporate smart technology into the grid, and enhance communications and security in electric substations

New rates in regulated distribution utilities	• In January 2017, new distribution rates were put into effect in Ohio, New Jersey and Pennsylvania	• Increased 2017 distribution revenues by $574 million based on new rates and full-year load growth exceeding initial forecasts
Strengthened balance sheet and increased financial flexibility

•  Organizational focus on cost reduction

•  Refinanced $650 million in bonds and paid down short-term debt through $3 billion issuance at favorable rates

•  In January 2018, raised $2.5 billion in equity from a select group of investors and formed a Restructuring Working Group to advise FirstEnergy management regarding a FES restructuring in the event the FES board decides to seek bankruptcy protection

•  Cash flow improvement program exceeded our 2017 target of $240 million

•  Improved liquidity and reduced exposure to interest rates

•  Equity proceeds were used, in part, to reduce debt by $1.45 billion and to fund the pension plan by $750 million

•  Standard & Poor’s affirmed Company’s ratings and revised outlook to stable

54  |  FirstEnergy Corp. 2018 Proxy Statement

Strategic Initiatives	Actions Taken	Results
Exiting our CES Business	• Sales of commodity-exposed generation assets • Continued strategic review of businesses

•  In December 2017, we sold 859 MWs of combined capacity of gas assets owned by Allegheny Energy Supply Company, LLC (“AE Supply”) for $388 million

•  In February 2018, we announced we would exit operations of the Pleasants Power Station by January 1, 2019 through either sale or deactivation

Through Mr. Jones’ tenure as CEO, these strategic initiatives have strengthened our balance sheet and achieved the financial flexibility necessary to transition to a fully regulated Company. The leadership team continues a transformation of the organization from one whose revenues were historically driven two-thirds by our competitive generation business to an organization focused on stable and predictable earnings and cash flow from its regulated businesses.

While we are proud of our strategic and operational results, we also acknowledge the overhang on our stock price caused by the uncertainty associated with transitioning away from commodity exposed generation. Based on Institutional Shareholder Services methodology and calculation, FirstEnergy generated a total shareholder return (TSR, or stock price change plus the value of reinvested dividends) over the last three years of -1.8% and over the last year of 7.1%. These results are below the industry average and reflect the fact that we are transitioning to a fully regulated company.

Given that our executives met rigorous financial and operational goals, the compensation programs ending in 2017 resulted in above-target payouts to NEOs. The Compensation Committee determined that it would be in the best interests of the Company to pay out the incentive plans in 2017 as designed. The Board further determined that this decision was important to demonstrate its strong confidence in the executive team, while serving as a retention mechanism for our very capable executives during a critical period in your Company’s evolution.

Your Company continues to take steps to thoughtfully move away from the commodity-exposed generation to a regulated business while preserving shareholder value and targeting additional steps to ensure long-term growth for our shareholders.

Shareholder Engagement and Say-on-Pay Results

As we prepared for 2017, the Committee and management recognized pay and performance alignment concerns with our incentive programs. As a result, the CEO voluntarily reduced his incentive compensation opportunities and the Board approved an increase in his share ownership guidelines. In addition, there were no base salary increases and no increase in target opportunity levels as a percent of base salary, in the aggregate, for short-term and long-term incentive compensation, for the Section 16 Insiders (excluding promotions).

Our Board and management are committed to engaging our shareholders and soliciting their perspectives on key performance, compensation and governance issues. We conducted extensive outreach during the Spring of 2017, focused on the top 100 shareholders, who accounted for nearly 54% of the outstanding shares at that time. Although our 2017 Say-on-Pay vote technically passed with 72% support, we recognize there is opportunity to improve these results.

Therefore, over the course of 2017, we continued to engage with shareholders and gather feedback on our programs and potential compensation design considerations for 2018. Our outreach efforts included in-person discussions and phone calls with many of our top 25 shareholders (who held almost 45% of our outstanding shares in 2017). Although not all shareholders accepted our invitation, we held meetings with shareholders representing more than 25% of our outstanding shares. Based in part on this shareholder engagement, we have made substantial changes to our compensation plans and programs for 2018 which are described in the proxy statement.

To further align our compensation programs with the interests of shareholders, improve the relationship between pay and performance, better tie our executive compensation programs to our business strategies, and drive the right executive behaviors, additional incentive design changes were proactively made to FirstEnergy’s incentive programs beginning with awards granted in 2018. Below is a summary of the feedback we obtained, and the actions taken in 2017 and/or 2018 to enhance the alignment between our executives and shareholders.

55  |  FirstEnergy Corp. 2018 Proxy Statement

Our Responses in 2017 and 2018 to Shareholder Feedback

Shareholder Feedback	2017-2018 Actions Taken in Response(1)	Timing
Shareholders want pay for performance alignment; metrics should drive Company strategy and long-term shareholder value	• Increased CEO stock ownership guidelines from 6X to 7X to increase tie to shareholder value	2017

•  Froze base salaries and target opportunity levels as a percent of base salary, in the aggregate, for short-term and long-term incentive compensation in 2017 and 2018 for Section 16 Insiders (excluding promotions) to increase focus on performance and pay alignment

		2017 and 2018
	• With the support of the Compensation Committee and Board, Mr. Jones voluntarily reduced his FE STIP opportunity (120% to 115%) and FE LTIP opportunity (600% to 545%) to levels established in 2015	2017 and 2018

•  Linked programs to key drivers of shareholder value

•  FE STIP tied to KPI Operating Earnings in 2017 and regulated operating EPS in 2018

•  FE LTIP tied to KPI Operating EPS and Capital Effectiveness, both of which are strong indicators of shareholder value in the utility industry

		2017 and 2018 FE STIP 2018 FE LTIP
	• Re-designed the FE LTIP: • Included a relative TSR (“RTSR”) modifier, which will increase or decrease the LTIP payout based on performance against companies in the S&P 500 Utilities Index to enhance link to shareholder value • Incorporated a TSR cap, or governor, whereby if TSR is negative over three-year LTIP period, the payout will be capped at target	2018

•  In order to further align the previously awarded FE LTIP cycles for 2016-2018 and 2017-2019 with long-term shareholder value, added an absolute TSR cap for Messrs. Jones, Pearson, and Strah, Ms. Vespoli, and one other Section 16 Insider that will limit the FE LTIP maximum possible payouts as follows:

•  100% if the absolute TSR is negative over the respective three-year performance periods;

•  Based on a continuous function for absolute TSR growth between 0% and 8% for the 2016-2018 cycle and 0% and 10% for the 2017-2019 cycle; and

•  Paid as earned (up to the max of 200%) if the absolute TSR over the performance period is greater than 8% and 10%, respectively

•  The calculation will use the average stock price for the month of December (i.e., December 2015 and December 2018 for the 2016-2018 cycle and December 2016 and December 2019 for the 2017-2019 cycle) and will assume dividends are reinvested.

		2018 and 2019

56  |  FirstEnergy Corp. 2018 Proxy Statement

Shareholder Feedback	2017-2018 Actions Taken in Response	Timing

•  Maintained current caps on FE STIP (maximum payout 150%, which is a more conservative position compared to the peer groups), and FE LTIP (maximum payout 200%)

•  For 2017, retained the maximum pool funding approach for the FE STIP whereby financial performance is met before operational performance is rewarded

•  For 2018, replaced the FE STIP pool funding approach with a threshold financial performance hurdle for the FE STIP ensuring that financial performance is met before operational performance is rewarded

2017 and 2018
Shareholders prefer performance-based vs. time-based awards	• Continued focus on 100% performance-based long-term incentives, a leading practice compared to the peer groups	2017 and 2018
Shareholders prefer 3-year cumulative vs. successive annual performance periods for the long-term incentive plans

•  Eliminated the annual goal-setting approach in the FE LTIP and moved to establishing 3-year cumulative goals focused on an operating EPS KPI tied to Regulated Distribution, Regulated Transmission and Corporate and 3-year average Capital Effectiveness

•  Included a 3-year RTSR modifier with a TSR cap

•  Simplified the LTIP structure and eliminated the annual accumulation of points over the 3-year cycle in favor of cumulative metrics

2018 FE LTIP
Goals need to be set rigorously and the process needs to be transparent	• Increased goal rigor. As an example, in the 2017 FE STIP, added $0.06 cents to the stretch-level KPI Operating EPS above what was communicated to investors in November 2016 at EEI.	2017 and 2018 FE STIP
	• For 2017 and 2018, improved calibration of payout to performance levels to better align pay with performance	2017 and 2018 FE LTIP
STIP and LTIP metrics should be relevant to the business and not overlapping	• FE STIP will incorporate a regulated operating earnings KPI tied to Regulated Distribution and Regulated Transmission, operational goals, safety goals, and diversity and inclusion goals • FE LTIP will incorporate a regulated operating EPS KPI tied to Regulated Distribution and Regulated Transmission, Capital Effectiveness goals, and RTSR goals • Eliminated the one remaining overlapping metric – safety – in the FE LTIP, and increased the weighting on safety KPIs in FE STIP	2018

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.

57  |  FirstEnergy Corp. 2018 Proxy Statement

Governance of our Executive Compensation Programs

Compensation Philosophy

The primary objectives of our executive compensation programs are to:

●	Attract, retain, focus and reward talented executives who drive our success in the highly complex utility industry by offering competitive total compensation for our executives overall
●	Promote the long-term financial health of the business, and the creation of value for the sustained benefit of shareholders, by emphasizing long-term incentives in the pay mix
●	Seek to calibrate pay to performance to ensure that the interests of our executives and shareholders are aligned, such that 50th percentile compensation is realized for strong corporate performance, above 50th percentile compensation is realized for exceptional performance, and below 50th percentile compensation is realized for below expected performance
●	Tie executive awards to overall business unit performance to hold executives accountable for their areas of responsibility as well as overall corporate results
●	Recognize individual contributions, including individual performance, experience, and future potential in determining individual target and actual pay levels to ensure that the Company retains our most critical talent
●	Conduct ourselves in a way that comports with standards of good governance, consistent with creating long-term value for shareholders

What We Do and Don’t Do

We continually strive to make improvements to our executive compensation plans and programs. Below is a summary of what we do and don’t do with respect to executive compensation, the totality of which we believe aligns with the long-term interests of our shareholders and with commonly viewed best practices in the market:

What We Do	What We Don’t Do

✓ Pay-for-performance

•  FE LTIP is 100% at risk, with no solely time-based vesting requirements

✓ Caps on short-term and long-term incentive awards

•  A maximum Pool of Funds for 2017 FE STIP based on KPI Operating EPS (non-GAAP)

○   If the Company does not meet the pre-established KPI Operating EPS funding targets, then certain FE STIP payouts are reduced formulaically

•  Individual short-term incentive awards capped at 150% (vs. industry caps at 200%)

•  Individual long-term incentive awards capped at 200% (consistent with the industry)

✓ Different financial performance measures in our short- and long-term incentive plans

✓ Robust stock ownership guidelines

✓ Stringent clawback policy

✓ Mitigate undue risk in compensation programs

✓ Annual Say-on-Pay vote

✓ Double-trigger CIC provisions for LTIP stock awards

✓ Independent compensation consultant for the Compensation Committee with only independent directors

   No hedging or pledging allowed for NEOs or directors

   No employment agreements with our NEOs

   No tax gross-ups for our NEOs

   No repricing of underwater stock options without shareholder approval

   No excessive perquisites

   No payment of dividends on unearned shares

   No new entrants in the SERP – plan closed since 2014

58  |  FirstEnergy Corp. 2018 Proxy Statement

Role of our Compensation Committee, Management and Compensation Consultants

The Compensation Committee is responsible for overseeing executive compensation and making recommendations to the Board for establishing appropriate salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with Company and business unit performance, business strategies, and drivers for growth in shareholder value. The Compensation Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Compensation Committee evaluates information provided by its independent compensation consultants, and our CEO, as discussed below. During 2017, the Compensation Committee engaged two compensation consultants who reported directly to the Compensation Committee (collectively, the “Compensation Consultants”). For the period from January 1, 2017 through November 30, 2017, the Compensation Committee engaged the services of Meridian Compensation Partners (“Meridian”) and for the period from December 1, 2017 through December 31, 2017 and for 2018, the Compensation Committee has engaged the services of Farient Advisors (“Farient”). The Compensation Committee reviews the mix and level of compensation by each component individually and in the aggregate. The Compensation Committee, using tally sheets and accumulated wealth summaries, also reviews current and previously awarded but unvested compensation.

Management identifies high-potential and emerging talent, potential executive successors, including high-performing females and minorities. Your Company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, and enable employees to do their best every day. Executive succession topics are reviewed periodically by the CEO, the Senior Vice President, Human Resources and Chief Human Resource Officer and the Compensation Committee. Executive succession plans are previewed by the Compensation Committee, as applicable, and with the full Board at its annual strategy retreat.

With respect to our CEO’s compensation, the Compensation Committee also annually:

•	Reviews, determines, and recommends to the Board the Company’s goals and objectives with respect to CEO compensation; and
•	Makes compensation recommendations to the Board for its approval or ratification based upon the CEO’s performance, competitive compensation benchmarking survey data (provided by Meridian in 2017) and the utility peer group proxy data.

The Compensation Committee and Board are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in Compensation Committee meetings during an executive session and presented to the independent members of your Board for approval. Annually, the Compensation Committee also reviews the goals and targets of the incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and improve shareholder value over the long-term.

The CEO, with guidance from Human Resources, typically makes recommendations to the Compensation Committee with respect to the compensation of the other NEOs and the other Section 16 Insiders. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his recommendations to the Compensation Committee for review. However, the Compensation Committee may modify or disregard the CEO’s recommendations. The Compensation Consultants, as discussed below, regularly provide market-level commentary and observations regarding compensation adjustments to the Compensation Committee.

The Compensation Committee also engaged the Compensation Consultants to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The Compensation Committee relied on their expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the Compensation Committee regularly requested advice from the Compensation Consultants concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2017, the Compensation Committee met with the Compensation Consultants without management present, including the CEO, in an executive session after each regularly scheduled Compensation Committee meeting.

59  |  FirstEnergy Corp. 2018 Proxy Statement

The services provided by the Compensation Consultants to the Compensation Committee in 2017 include:

•	Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;

•	Review of our peer groups used for compensation benchmarking purposes for executives and directors;

•	Analysis of competitive compensation practices for executives and directors within our peer groups;

•	Review of the description of our executive compensation practices in our annual proxy statement and apprising the Compensation Committee of its recommendations and necessary changes;

•	Review of share ownership guidelines;

•	Review of STIP and LTIP plan designs;

•	Review of CIC benefits to ensure alignment with our compensation philosophy and competitive practice;

•	Regularly informing the Compensation Committee of legislative and regulatory changes, market trends and current issues with respect to executive compensation and educating members on our processes, plans and programs; and

•	Preparation for and attendance at all Compensation Committee meetings, including executive sessions.

The Compensation Committee obtained and considered representations from the Compensation Consultants that they were independent consultants and there were no conflicts of interest. The Compensation Committee has considered the independence of the Compensation Consultants, as required by SEC and NYSE rules and requirements. The Compensation Committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to the Compensation Consultants and their work. Based on this review, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed by the Compensation Consultants.

Benchmarking

The Compensation Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each of the Section 16 Insiders, including the NEOs. With the exception of periodic merger and acquisition activity, our utility peer group has remained consistent and generally unchanged over the last 10 years. In addition, the Company uses a general industry peer group. Employee and executive compensation, executive benefits and perquisites, broad-based benefits (retirement benefits, death benefits, long-term disability and health care) and Director compensation are all benchmarked against the same peer groups. The Compensation Committee uses competitive “blended” market data (i.e., the average of the revenue-regressed 50th percentile of our utility peer group and general industry peer group, referred to as the “Blended Median”) to set compensation levels and to determine any adjustment to assess the competitiveness of the base salary, short- and long-term target incentive opportunities and total target compensation and considers a range of 80% to 120% of the Blended Median for each component of pay to be competitive.

The Compensation Committee selected the 2017 peer groups based on the following criteria:

•	Included companies with revenues between $8 and $30 billion (a range of approximately 0.5 to 2.0 times our revenue) with whom we compete for talent;

•	Excluded companies and industries whose compensation or business models significantly differ from utilities, such as financial services, health care, retail, franchise, media and companies that are internationally headquartered; and

•	Included a few select companies outside of the revenue scope based on their close geographic proximity to your Company.

60  |  FirstEnergy Corp. 2018 Proxy Statement

As a result of this process, the peer groups for 2017 included the following companies:

2017 Utility Peer Group
AES CORPORATION AMEREN CORP AMERICAN ELECTRIC POWER CO INC CENTERPOINT ENERGY INC CMS ENERGY CORP CONSOLIDATED EDISON INC DOMINION RESOURCES INC DTE ENERGY CO	DUKE ENERGY CORP EDISON INTERNATIONAL ENTERGY CORP EVERSOURCE ENERGY EXELON CORP NEXTERA ENERGY INC NISOURCE INC	NRG ENERGY PG&E CORP PPL CORP PUBLIC SERVICE ENTERPRISE GROUP SEMPRA ENERGY SOUTHERN CO XCEL ENERGY INC

2017 General Industry Peer Group

3M CO

AIR PRODUCTS & CHEMICALS INC

ALCOA INC

AUTOMATIC DATA PROCESSING INC

BAXTER INTERNATIONAL INC

BRISTOL MYERS SQUIBB CO

COLGATE PALMOLIVE CO

CONAGRA FOODS INC

CUMMINS INC

CSX CORP.

EATON CORP

ECOLAB INC

ELI LILLY & CO

EMC CORP

EMERSON ELECTRIC CO

GENERAL MILLS INC

GENUINE PARTS CO

GOODYEAR TIRE & RUBBER CO

HALLIBURTON CO

HONEYWELL INTERNATIONAL INC

ILLINOIS TOOL WORKS INC

INTERNATIONAL PAPER CO

JABIL CIRCUIT INC

KELLOGG CO

KIMBERLY CLARK CORP

L 3 COMMUNICATIONS HOLDINGS INC

MOSAIC CO UNION

NAVISTAR INTERNATIONAL CORP

NORFOLK SOUTHERN CORP

NORTHROP GRUMMAN CORP

ONEOK INC

OWENS CORNING

PACCAR INC

PACIFIC CORP

PARKER HANNIFIN CORP

PPG INDUSTRIES INC

PROGRESSIVE CORP

QUALCOMM INC

RAYTHEON CO

STRYKER CORP

TEXTRON INC

THE SHERWIN WILLIAMS CO

WASTE MANAGEMENT INC

WHIRLPOOL CORP

XEROX CORP

In February 2017, at the Compensation Committee’s request, Meridian accumulated benchmark compensation data for our peer companies based on AonHewitt’s Total Compensation Measurement database, and determined that our executives’ total direct compensation, in aggregate, continues to be positioned at approximately the 50th percentile of the market. Base salary, short- and long-term target incentive opportunity level are all in the competitive range of 80% to 120% of the Blended Median for each NEO.

61  |  FirstEnergy Corp. 2018 Proxy Statement

Components of Total Direct Compensation Programs

Overview of 2017 Changes for FES Participants (including Mr. Schneider)

For 2017, the Compensation Committee and Board (and the board of directors of FES), approved separate incentive compensation programs for eligible FES participants. All NEOs and Section 16 Insiders, except for Mr. Schneider, continued to participate in the FE STIP and FE LTIP. Mr. Schneider participated in the FES STIP and the FES replacement LTIP (“R-LTIP”) in 2017 as well as outstanding awards of the FE LTIP for 2015-2017 and 2016-2018 cycles. However, with the implementation of separate incentive compensation programs for FES participants in 2017, the KPIs and results for the 2017 year of the outstanding 2015-2017 and 2016-2018 cycles under the FE LTIP for FES participants were revised to be based on the same KPIs as those used in the 2017 R-LTIP. We refer to these outstanding cycles of the FE LTIP for FES participants as the “FES LTIP.”

Performance goals for FES were set to reflect the challenging business environment facing FES and were designed to incentivize and retain FES participants to preserve the value of the CES segment. The FES measures were designed to monitor spending, drive earnings, reduce FENOC outage time, and continue to focus on safety. The FES KPI measures are:

Program	KPI Measures(1)	Rationale
FES STIP	Competitive Generation Environmental Excursions

This metric highlights and enhances the level of attention to environmental compliance activities and drives continuous improvements towards reducing the frequency of environmental excursions related to air emissions, water discharges and other unauthorized releases

FES STIP, FES LTIP for 2017 and R-LTIP	FES, Competitive Fossil and Nuclear Operations and Maintenance (“O&M”) and Capital Spend	This metric is a financial metric that monitors spending and focuses on overall cash flow and liquidity
	Nuclear Unit Capability Factor (“UCF”)	This metric measures nuclear energy generation produced over a given period compared to the potential energy generation over the same period
	Safety — FES, Competitive Fossil and FENOC OSHA incident rate	This metric reflects our overall safety performance in FES, Competitive Fossil and FENOC. For FES STIP, the safety components are looked at independently for each business unit.

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.

All three measures in the R-LTIP were equally weighted and tracked quarterly over the performance period. The R-LTIP was payable in cash and was designed to be an annual plan. Since the R-LTIP was a one-year performance period (versus three years like the FE LTIP), the long-term incentive program target opportunity percentage for 2017 was set equal to one-third of what otherwise would have been granted under the FE LTIP. The payout for FES STIP may be adjusted from 0% to 150%, and the R-LTIP may be adjusted from 0% to 200% of the target amount based on the three KPIs.

Finally, in light of the strategic review, the current and future FES LTIP payments for the 2015-2017 cycle and 2016-2018 cycle to FES participants (including Mr. Schneider) were modified to settle in cash, rather than stock. Any points earned in the FES LTIP for fiscal years prior to January 1, 2017, were carried forward and points earned in 2017 were based on the 2017 FES KPI goals outlined above. For more information, please see page 78. Any payments for these cycles will be based on the total points earned over the respective three-year periods. Although the form of payment of the outstanding stock-based restricted stock units was modified to settle in cash, the awards continue to track in restricted stock units, until vesting and payout.

62  |  FirstEnergy Corp. 2018 Proxy Statement

Key Elements of 2017 Executive Compensation

The key elements of our executive compensation program are described below:

Element	Form	Key Characteristics
Base Salary	Cash

•  Fixed cash compensation designed to reward strong past performance and sustain strong performance in the future

•  The Compensation Committee primarily uses the Blended Median to set base salary levels and determine any adjustments

•  The Compensation Committee also considers other factors including individual performance, experience, and historical compensation adjustments for the NEO

•  The Compensation Committee, CEO and Board annually review each of the NEOs’ base salaries

FE STIP & FES STIP (Schneider only)	Cash

•  Designed to reward the achievement of current corporate and business-unit objectives

•  Variable compensation that is completely at-risk, with payments based entirely on company or business-unit financial and operational performance, including safety

•  The Compensation Committee uses the Blended Median and internal equity to set target opportunity levels

•  Payouts may range from 0% to 150%

•  Weightings for NEOs are financial (70%-80%) and operational, including safety (20%-30%)

•  For 2017, the FE STIP goals include:

-  Financial: Corporate KPI Operating EPS (Mr. Strah also has a portion of his goals tied to business unit financial performance); and

-  Operational/Safety: Includes a mix of customer and reliability operating metrics and a focus on safety

•  For FE STIP, a maximum Pool of Funds limits payout based on Corporate KPI Operating EPS achievements (as defined below on page 65)

•  For 2017, a separate incentive plan was adopted for employees of FES participants (including Mr. Schneider); see page 67 for more details

FE LTIP & FES LTIP (Schneider only)	2/3 Stock 1/3 Cash or All Cash (Schneider)

•  Designed to reward the achievement of longer-term goals

•  Variable cash and equity compensation that is 100% at risk and performance-based for the FE LTIP

•  The Compensation Committee uses the Blended Median and internal equity to set target opportunity levels

•  The 2017-2019 cycle of FE LTIP compensation consists of performance-adjusted RSUs that are designed to reward the achievement of longer-term goals

•  RSUs are earned based on the achievement of financial and safety KPIs

•  Three metrics are weighted equally based on annual performance results accumulated at the end of the three-year performance cycle:

-  Safety;

-  Capital Effectiveness Index, a non-GAAP financial measure; and

-  FFO to Adjusted Debt Index, also a non-GAAP financial measure

  See the section below titled “RSU Index Performance Measures” for more information regarding these KPIs

•  Payouts may range from 0% to 200% of target opportunity

•  For 2017, the FES LTIP plan for Mr. Schneider was tied directly to FES performance and the payouts settled entirely in cash. See the section below entitled 2015-2017 FES LTIP and 2017 R-LTIP for Mr. Schneider for more information on the FES LTIP.

2017 R-LTIP (Schneider only)	Cash

•  1-year cash based plan that was completely at risk and based on the achievement of FES-based KPIs, with a minimum payout of 0% and a maximum payout of 200% of target opportunity

•  Represents one-third of what would otherwise be granted under the FE LTIP target opportunity. See the section below entitled 2015-2017 FES LTIP and 2017 R-LTIP for Mr. Schneider for more information on the 2017 R-LTIP

63  |  FirstEnergy Corp. 2018 Proxy Statement

Compensation Mix

We review our compensation philosophy, pay mix and pay vehicles for our NEOs annually to ensure that they support our strategy and align with shareholder interests. The Compensation Committee sets our overall compensation level consistent with the Blended Median, but places a greater portion of target pay on performance-based LTIP awards compared to our peer groups. Under our compensation design, the percentage of pay that is based on performance increases as executives’ responsibilities increase. As shown in the charts below of base salary, STIP and LTIP, approximately 87% of the CEO’s total target pay and 76% of our NEO average target pay, other than Mr. Schneider, was performance-based, and approximately 72% of the CEO’s total target pay and 57% of our NEOs’ average target pay, other than Mr. Schneider, was predicated on long-term performance in 2017. A separate chart for Mr. Schneider is also provided below given the different compensation programs in 2017.

CEO 2017 Pay Mix at Target	Other NEOs (excluding Mr. Schneider) 2017 Pay Mix at Target	Mr. Schneider’s 2017 Pay Mix at Target

2017 Target Compensation (Base Salary + Incentive Compensation)

In January 2017, the Compensation Committee reviewed a competitive benchmarking analysis prepared by Meridian. This report assessed each NEO’s compensation levels and mix against the Blended Median. Although the NEOs sustained strong individual performance and given that each NEO was well-positioned to the Blended Median (within the 80% to 120% competitive range), the Board approved and ratified for 2017 no increase in base salary and target opportunity levels as a percent of 2017 base salary, in the aggregate, for short-term and long-term incentive compensation in 2017. No Section 16 Insider received an increase in incentive opportunity (as a percent of salary) for 2017, other than for a promotion.

For 2017, target opportunities continue to be set at or near the Blended Median of our peer groups. 2017 target compensation levels for the NEOs were as follows:

Executive	2017 Base Salary	2017 Target Opportunity STIP (% of Salary)	2017 Target Opportunity LTIP Awards (% of Salary)(5)	2017 Target Total Compensation
Mr. Jones(1)	$1,133,000	115%	545%	$8,610,800
Mr. Pearson	$ 660,400	90%	320%	$3,368,040
Ms. Vespoli	$ 759,200	85%	255%	$3,340,480
Mr. Strah	$ 560,000	70%	195%	$2,044,000
Mr. Schneider(2)	$ 535,000	70%	185%(3)	$1,239,417
Mr. Lash(4)	$ 580,000	70%	185%	$2,059,000

(1)	Reflects Mr. Jones’ voluntary reduction of FE STIP (from 120% to 2015 level of 115%) and FE LTIP (from 600% to 2015 level of 545%).
(2)	Mr. Schneider participated in a separate FES STIP and R-LTIP program in 2017, consistent with employees at FES.
(3)	Mr. Schneider’s long-term incentive for 2017 is a R-LTIP program under which he receives cash payouts on an annual basis. For 2017, Mr. Schneider was granted 1/3rd of what would otherwise have been granted under the 3-year FE LTIP Award (resulting in a target of 61.667% of salary for the 2017 R-LTIP award).
(4)	As a result of Mr. Lash’s retirement effective August 1, 2017, he received a pro-rata award for the period worked during 2017. Amounts shown are annualized.
(5)	Mr. Jones, Mr. Pearson, Ms. Vespoli and Mr. Strah will have 1/3rd of their FE LTIP paid in cash and 2/3rd paid in stock.

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The maximum payout under the FE STIP is 150% of an individual’s target opportunity; the maximum payout under the FE LTIP is 200% of an individual’s target opportunity. However, unlike market practices, the FE LTIP is 100% performance-based. The NEOs may earn payments that are below their target opportunities if the Company falls short of its pre-established goals, and in excess of target opportunities if the Company performs above its pre-established goals. Except in limited circumstances as described in the plan documents, the Compensation Committee may use negative discretion to make downward adjustments to awards on a formula or discretionary basis, but may not make upward adjustments.

2017 Incentive Compensation Programs

Shareholders previously approved the 2007 Incentive Plan and 2015 Incentive Compensation Plan (the “Incentive Compensation Plans”). The purpose of the Incentive Compensation Plans is to promote the success of FirstEnergy by providing incentives to certain employees and directors that will link their personal interests to the long-term financial success of the Company and to help increase shareholder value, providing for various types of awards including equity and equity-based awards and cash-based awards. In February 2017, the 2015 Incentive Compensation Plan was amended by the Compensation Committee to permit participants, including NEOs, to satisfy income tax withholding obligations up to the maximum rate allowed by law using cash or award shares.

2017 FE Short-Term Incentive Program (FE STIP)

The FE STIP provides annual cash awards to executives whose contributions support the achievement of the Company’s identified financial and operational KPI goals linked to the Company’s business strategy and objectives. The Compensation Committee annually reviews the goals and targets with a focus on setting challenging, but realistic, targets that are intended to align with shareholder value.

The Compensation Committee annually establishes the KPIs under the FE STIP that must be satisfied for a NEO to receive an award for such performance period, and recommends that the Board approve the relative weightings for each KPI with respect to each NEO.

No design changes were made to the FE STIP in 2017:

•	The Maximum Pool of Funds continued to be driven by KPI Operating EPS; and

•	FE STIP payouts are driven by financial and operating metrics, including safety, with all NEOs having 70% to 80% tied to corporate and business unit financial performance and 20% to 30% tied to operating or safety metrics.

2017 STIP Pool of Funds

KPI Operating EPS is used to determine the maximum amount available to fund the FE STIP. As seen in the chart below, the “threshold” KPI Operating EPS was set at $2.52 and target at $2.67, which aligned with the lower end and midpoint of operating guidance provided to the financial community in November 2016 at EEI, respectively, and the maximum “stretch” performance was set at $0.06 above the upper end of guidance and significantly above 2016’s actual operating EPS. The additional rigor in goal setting in the 2017 plan was established to drive business unit performance and further increase shareholder value and the impact also flows through to the 2017 FE LTIP goals.

The Pool of Funds available for the FE STIP payout is based upon the KPI Operating EPS result (after accounting for the cost of the FE STIP payout) as follows:

KPI Operating EPS Achievement Level	2017 FE STIP Pool of Funds
Less than $2.52	No FE STIP payout
$2.52 - $2.56	Up to $65 million
$2.57 - $2.61	$80 million
$2.62 - $2.66	$95 million
$2.67 - $2.71	$110 million
$2.72 - $2.79	$130 million
$2.80 - $2.87	$150 million
$2.88 or greater	No pool limit; FE STIP paid as earned up to 150% cap

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If the FE STIP payout based on KPI results is greater than the Pool of Funds available amount as determined by the KPI Operating EPS achievement level, then the FE STIP payouts (other than those based on Operating EPS or safety KPIs) are reduced to the Pool of Funds amount.

Based on the 2017 year-end KPI Operating EPS result of $2.76, the Pool of Funds available for the FE STIP payout was $130 million. Since the Pool of Funds available was sufficient to pay the full FE STIP as earned, at $128.7 million, the 2017 FE STIP payout was not reduced.

2017 KPIs and Weightings for FE STIP (Excluding Mr. Schneider)

The Compensation Committee reviewed, and the Board approved, the FE STIP performance metrics and weightings for each of the NEOs at a March 2017 meeting. For 2017, the NEOs had the following metrics and weightings (excluding Mr. Schneider who participated in the 2017 FES plan).

Component	KPI Measures(1)	Rationale	Participating NEO Weighting
Financial	KPI Operating EPS

•  Drives shareholder value

•  Increases in KPI Operating EPS indicate growth of the business

•  Provides a consistent and comparable measure of performance to help shareholders understand performance trends

			60 - 80%
	FEU/FET Operating Earnings (Mr. Strah only)	• Drives Company Operating EPS while providing greater focus on driving the regulated distribution and transmission businesses and creating line of sight	15%
Operational	Safety (based on FEU for Mr. Strah and Corporate for other NEOs)(2)	• Top priority of the Company • Measured for the Company and each business unit and is a KPI for all employees • Measured by Occupational Safety and Health Administration (“OSHA”) reportable incidents	10%
	Operational Linkage (excludes Mr. Strah)	• Based on six key operating metrics equally weighted • Focused on customer service and reliability metrics that drive the Company’s long-term success	10% - 20%
	Transmission & Distribution Reliability Index (Mr. Strah only)	• Provides additional focus on attaining a specified level of performance for transmission and distribution reliability	15%
	Nuclear UCF (Mr. Lash only)	• Monitors progress in attaining high unit and industry energy production reliability and provides an overall indication of how well plants are operated and maintained	10%

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.
(2)	For 2017, under the “Fatality Reduction Rule”, in the event of a fatality of an employee within the business unit of an NEO (other than certain no-fault fatalities), the participating NEO will not will receive a FE STIP payout of the Safety KPI. The payouts for Mr. Jones and Mr. Strah were impacted by the Fatality Reduction Rule in 2017.

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Threshold, Target, and Stretch levels are established for KPIs based on KPI Operating Earnings in our Regulated Distribution, Regulated Transmission and Corporate businesses and achieving continuous improvement in operational performance. In 2017, the Threshold, Target, Stretch and actual KPI results under the FE STIP for the NEOs were:

KPI Measures(1)	Threshold	Target	Stretch	Actual Result	Result
Financial
KPI Operating EPS	$2.52	$2.67	$2.88	$2.76	Meets Target
FEU/FET Operating Earnings ($ millions)	$1,335	$1,382	$1,455	$1,396	Meets Target
Safety/Operational
Safety	1.21	0.89	0.45	0.99	Meets Threshold
FEU Safety	1.47	1.12	0.52	1.16	Meets Threshold
Operational Linkage	3.00	6.00	8.10	5.43	Meets Threshold
Transmission & Distribution Reliability Index	1.00	2.00	2.70	2.40	Meets Target
Nuclear UCF	89.3%	89.8%	90.3%	92.3%	Meets Stretch

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.

FES STIP for Mr. Schneider

The FES STIP operates in a similar manner to the FE STIP. It provides annual cash awards to executives whose contributions support the achievement of four FES and FENOC-based KPI goals, including Safety. However, there is no Pool of Funds under the FES STIP.

In 2017, the FES STIP KPIs were all achieved at Stretch other than safety which met target. As a result, the FE STIP payout to Mr. Schneider was 148% of target.

FES STIP Goals(1)	Weighting	Threshold	Target	Stretch	Actual Result	Result
FES, Competitive Fossil and Nuclear O&M and Capital Spend ($ millions)	60%	$1,124	$1,071	$1,017	$972	Meets Stretch
FES, Fossil & FENOC Safety	10%	0.44	0.31	0.13	0.20	Meets Target
Nuclear UCF	15%	89.3%	89.8%	90.3%	92.3%	Meets Stretch
Competitive Generation Environmental Excursions	15%	12	10	6	6	Meets Stretch

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.

FE STIP & FES STIP Payouts

In February 2018, based on actual 2017 KPI results, the Compensation Committee recommended and the independent members of the Board (and the FES board for Mr. Schneider) approved or ratified the following 2017 short-term incentive award payouts for our NEOs:

	2017 Base Salary	2017 Actual STIP Award ($)	Actual Payout as a % of Base Salary
Charles E. Jones(1)	$1,133,000	$1,383,655	122%
James F. Pearson	$660,400	$662,943	100%
Leila L. Vespoli	$759,200	$719,783	95%
Steven E. Strah	$560,000	$425,641	76%
Donald R. Schneider(2)	$535,000	$554,471	104%
James H. Lash(3)	$580,000	$277,055	82%

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(1)	Reflects Mr. Jones’ voluntary reduction of FE STIP target opportunity from 120% to 115%, the 2015 level when initially named CEO.
(2)	Mr. Schneider participated in the FES STIP in 2017.
(3)	As a result of Mr. Lash’s retirement effective August 1, 2017, he received a pro-rated award (based on actual Company performance) for the period worked during 2017. His pro-rated base salary was $336,877.

2018 FE STIP

In February 2018, the Compensation Committee recommended, and the Board approved the following changes for the 2018 FE STIP:

•	Refocused the FE STIP on an operating earnings KPI tied to Regulated Distribution, Regulated Transmission and Corporate (moving the operating EPS goal to the FE LTIP);

•	Increased the minimum safety weighting to 15% in FE STIP to maintain a Company focus, while eliminating safety in the FE LTIP so as not to duplicate measures;

•	Enhanced the safety KPI by incorporating Days Away Restricted or Transferred (“DART”) Rate and Life Changing Events (“LCEs”), while also maintaining OSHA as a metric;

•	Added KPI goals tied to a diversity and inclusion metric, weighted at 10%, for all managers and above; and

•	Replaced the Pool of Funds approach with a threshold financial performance hurdle for the 2018 FE STIP requiring that financial performance is met before operational performance is rewarded.

•	Terminated the Company’s Executive STIP in response to the recent tax reforms. For 2018 and subsequent years, it is expected that the Section 16 Insiders will participate in the FE STIP, or in the FES STIP in the case of Mr. Schneider.

FE LTIP Awards in 2017 (for NEOs other than Mr. Schneider)

The FE LTIP is 100% performance-based RSUs with 2/3 of the earned award payable in stock and 1/3 of the earned award payable in cash. Both the stock-based and cash-based RSU awards have a minimum payout of 0% and a maximum payout of 200% based on annual performance results converted to points that are totaled at the end of the three-year performance cycle. Performance results are interpolated between the minimum payout and maximum payout.

At the beginning of each year in the award cycle, the KPI goals are set for that year and are scored by points awarded for attaining a specified level of performance for each of the three components. Threshold, Target, and Stretch performance goals are established each year for each KPI. Each component is scored annually against that year’s established goals for a total of nine independent values over the three-year period. Points are accumulated for each annual period in the cycle, with a range from 0 to 4.50 points possible per year. “Target performance” across all three KPIs is set at 3.00 points for the year or 9.00 points in the aggregate for the three-year cycle. Threshold opportunity payout are granted at 5.40 points for the three-year performance period; Target opportunity payout are granted at 6.75 points; 150% of Target opportunity payout are granted at 8.10 points; and maximum opportunity payout (200% of Target) are granted at 12.15 points or above. A KPI achieving above Target performance in one year of the cycle may offset a KPI achieving below Target performance in another year of the cycle.

Typically, the Compensation Committee and Board approve LTIP grants at its regularly scheduled February meeting, although in 2017, the Compensation Committee and Board approved the LTIP grants at a March meeting. The grant date for performance-adjusted RSUs for both the stock-based and cash-based awards is typically on or about March 1. For 2017, the grant date was March 6, 2017. We use the average of the high and low prices of our common stock as of the date of grant for determining the number of units comprising each NEO’s award of performance-adjusted RSUs. Any equity grants awarded in proximity to an earnings announcement or other market event are coincidental.

The Grants of Plan-Based Awards table provides the amount of performance-adjusted RSUs granted to each NEO in 2017 based on the percentage of base salary provided earlier in the CD&A. Additional details regarding the 2017-2019 LTIP grants are provided in the narrative following the Grants of Plan-Based Awards table.

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RSU Index Performance Measures

The RSU Index in our 2017 FE LTIP awards is comprised of the following three performance measures, weighted in equal thirds: Capital Effectiveness Index, FFO to Adjusted Debt Index and Safety. The details on the KPIs, metrics and results for the 2015 – 2017 cycle of the FE LTIP are illustrated on page 78.

These performance measures support continued financial improvement and encourage all executives to enhance the Company-wide focus on the balance sheet and improving cash generated by the business to pay down debt and support the dividend payment.

The KPIs used to grant performance-adjusted RSUs under the FE LTIP in 2017 were based on:

Program	KPI Measures(1)	Rationale
FE LTIP	Capital Effectiveness Index	A non-GAAP measure of the financial return effectiveness of our capital investment in operational assets.
	FFO to Adjusted Debt Index	A non-GAAP measure of our ability to generate cash flow during the year and manage debt.
	Safety	A core value for your Company that helps drive operational success. For purposes of the 2017 FE LTIP, “Safety” is as defined in the 2017 FE STIP, except that the Fatality Reduction Rule does not apply to FE LTIP metrics.

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.

FE LTIP Payouts in 2017 (for NEOs other than Mr. Schneider)

The details on the KPIs, metrics and results for the 2015 – 2017 cycle of FE LTIP are illustrated on page 78. Below is a summary of the RSU Index Score for the 2015-2017 performance period:

2015-2017 RSU Index Score
KPI Measures(1)	Annual Target	2015	2016	2017	Total Points
Capital Effectiveness	1.00	1.12	1.42	1.09	3.63
FFO to Adjusted Debt	1.00	0.75	1.38	1.28	3.41
Safety	1.00	1.20	1.50	0.84	3.54
Totals		3.07	4.30	3.21	10.58

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.

Given that the points are cumulative over each three-year cycle, the performance-adjusted RSUs for the 2015-2017 cycle earned a total of 10.58 points. Based on the total points, the payout was 181% of target payout opportunity. In March 2018, the performance-adjusted RSUs granted in 2015 were paid in shares of our common stock and cash respectively as follows: Mr. Jones: 235,314 shares and $3,769,765; Mr. Pearson: 79,272 shares and $1,293,612; Ms. Vespoli: 72,734 shares and $1,181,366; Mr. Strah: 36,044 shares and $590,213; and Mr. Lash: 33,682 shares and $551,524 (reflecting a pro-rated amount based on his retirement). Any fractional shares for the stock-based performance-adjusted RSUs were paid in cash.

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2015-2017 FES LTIP and 2017 R-LTIP for Mr. Schneider

2015-2017 FES LTIP for Mr. Schneider

For FES participants, including Mr. Schneider, the 2015 and 2016 KPIs under the FE LTIP and results are as shown on the table above, with total points of 3.07 for 2015 and 4.30 for 2016. For the 2017 year of the outstanding 2015-2017 and 2016-2018 cycles under the FE LTIP (or FES LTIP), the KPIs are the same as those used in the 2017 R-LTIP for FES participants. The results for the 2017 FES R-LTIP KPIs are as follows:

R-LTIP KPI Measures(1)	2017 Threshold	2017 Target	2017 Stretch	2017 Results	2017 FES LTIP Points
FES, Competitive Fossil and Nuclear O&M and Capital Spend ($ millions)	$1,124	$1,071	$1,017	$972	1.50
FES, Fossil & FENOC Safety	0.44	0.31	0.13	0.20	1.31
Nuclear UCF	89.3%	89.8%	90.3%	92.3%	1.50
Total					4.31

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.

Given that the points are cumulative over each three-year cycle, the performance-adjusted RSUs for the 2015-2017 cycle for FES employees achieved above-target performance, earning a total of 11.68 points. Based on the points, the payout for Mr. Schneider was at 194% of target payout opportunity. Payouts under the FE LTIP for all FES participants, including Mr. Schneider, are made entirely in cash, rather than partially in cash and partially in shares of performance adjusted RSUs. As a result, Mr. Schneider received an LTIP payment of $2,019,820 in March 2018 to settle his 2015-2017 FE LTIP award.

2017 R-LTIP For FES Participants, Including Mr. Schneider

The 2017 R-LTIP is a one-year cash-based plan that was in effect from January 1, 2017 through December 31, 2017. The 2017 R-LTIP incentive target opportunity was based on a percentage of base salary (effective as of March 1, 2017). However, since the 2017 R-LTIP has a one-year performance period (versus three years under the FE LTIP), the long-term incentive program target opportunity percentage for 2017 was one-third (1/3) of what otherwise would have been granted under the FE LTIP.

Payouts range from 0% to 200% of the target opportunity amount, interpolated based on actual achievement against the KPIs listed on the table on page 78, reflected by points accumulated for the year, which range from 0 to 4.50 possible points. “Target performance” across all three R-LTIP KPIs is set at 3.00 points for the year. Threshold opportunity awards are paid at 1.80 points; Target opportunity awards are paid at 2.25 points; 150% of target opportunity awards is paid at 2.70 points; and maximum opportunity awards (200% of Target) are paid at 4.05 points or above.

As recommended by the Compensation Committee, and approved by your Board and by the FES board, based on the 4.31 points earned, the 2017 R-LTIP payout is 200%. The 2017 R-LTIP award paid in cash as follows:

•	50% of the award earned for results for the first and second quarter of 2017 were calculated and paid on August 11, 2017;

•	50% of the award earned for the results for the third quarter of 2017 were calculated and paid on November 17, 2017; and

•	In March 2018, the results were calculated for the entire performance period and the participants were paid any remaining amounts owed.

Mr. Schneider’s 2017 R-LTIP target opportunity was 61.67% (one-third of the 185% median benchmark target opportunity he would have had in the FE LTIP) of his 2017 base salary of $535,000 which equates to $329,917. With a payout of 200% of target, Mr. Schneider received a 2017 R-LTIP cash payment of $659,834.

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Outstanding Award Cycles (2016-2018 and 2017-2019)

The NEOs were granted the following number of target RSUs (rounded) in 2016 and 2017 for each three-year FE LTIP cycle, respectively:

	Number of Cash-Based RSUs granted in the 2016-2018 Cycle	Number of Stock-Based RSUs granted in the 2016-2018 Cycle	Total RSUs granted in the 2016-2018 Cycle	Number of Cash-Based RSUs granted in the 2017-2019 Cycle	Number of Stock-Based RSUs granted in the 2017-2019 Cycle	Total RSUs granted in the 2017-2019 Cycle
Charles E. Jones	67,581	135,163	202,744	64,661	131,118	195,779
James F. Pearson	21,075	41,953	63,028	22,404	44,599	67,003
Leila L. Vespoli	19,246	38,493	57,739	20,460	40,921	61,381
Donald R. Schneider(1)	9,893	19,626	29,519	N/A	N/A	N/A
Steven E. Strah	10,856	21,712	32,568	11,541	23,082	34,623
James H. Lash(2)	10,725	21,277	32,002	11,401	22,619	34,020

(1)	FE LTIP payments for the 2016-2018 cycle to FES participants, including Mr. Schneider, were modified to settle in cash, rather than stock in 2017. Thus, the stock-based RSUs for Mr. Schneider will settle in cash. Although the form of payment of the outstanding stock-based RSUs was modified to settle in cash, the awards continue to track in restricted stock units, until vesting and payout. In addition, Mr. Schneider participated in the 2017 R-LTIP and did not participate in the 2017-2019 cycle of the FE LTIP.
(2)	Due to Mr. Lash’s retirement effective August 1, 2017, Mr. Lash has a prorated award based on full months of service and based on actual performance in the FE LTIP cycle. For illustration, the awards shown are annualized.

Given that the points are cumulative over each three-year cycle, to date, the 2017-2019 cycle of the performance-adjusted RSUs has not achieved the threshold performance needed for a payout based upon the results of our three measures. As described above, the total points to date in the 2016-2018 cycle are currently 7.51 points, and the total points to date in the 2017-2019 cycle are 3.21 points. Based on our performance to date, it is impossible for the 2016-2018 cycle to earn the maximum payout of 200%.

Potential Negative Discretion for the FE LTIP Open Cycles (2016-2018 and 2017-2019)

In order to further align pay and performance of the FE LTIP open cycles (2016-2018 and 2017-2019) with long-term shareholder value, the Compensation Committee recommended, and the Board approved, adding an absolute TSR cap for Mr. Jones, Mr. Pearson, Ms. Vespoli, Mr. Strah, and one other Section 16 Insider. The absolute TSR cap will limit the FE LTIP maximum possible payouts to 100% if the absolute TSR is negative over the respective three-year performance periods, based on a continuous function for absolute TSR growth between 0% and 8% for the 2016-2018 cycle and 0% and 10% for the 2017-2019 cycle, and paid as earned (up to the max of 200%) if the absolute TSR growth is greater than 8% and 10%, respectively.

The calculation will use the average stock price for the month of December (i.e., December 2015 and December 2018 for the 2016-2018 cycle and December 2016 and December 2019 for the 2017-2019 cycle) and will assume dividends are reinvested.

The Compensation Committee believes this formulaic approach demonstrates your Company’s commitment to our shareholders. The Compensation Committee retains the right to apply additional negative discretion based on future conditions or unexpected conditions. However, the addition of the Absolute TSR Cap to the FE LTIP open cycles aligns our legacy long-term incentive program design for these executive officers to the new incentive compensation design for 2018 and subsequent years, as outlined in the next section.

2018-2020 LTIP Design

In February 2018, the Compensation Committee recommended, and the Board approved the following changes to the FE LTIP:

•	Replaced the complex point system structure for evaluating KPI results and determining payouts in favor of a straightforward structure utilizing and evaluating actual performance measured against threshold, target and stretch goals for applicable KPIs. The new structure improves the calibration of payout to performance levels to further align pay with performance;

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•	Eliminated the annual goal-setting approach in the FE LTIP and moved to establishing 3-year cumulative and average goals, as applicable;

•	Changed the applicable KPIs from FFO to Adjusted Debt, Capital Effectiveness and safety to two financial goals focused on the regulated distribution, regulated transmission and corporate/other cumulative operating EPS growth and average capital effectiveness; and

•	Added a RTSR modifier utilizing the S&P 500 Utility Index as a comparator group. The modifier is intended to operate as follows:

-	Plus 25%, up to the maximum of 200% will be earned if upper quartile RTSR performance is achieved;

-	Minus 25% if lower quartile RTSR performance is achieved; and

-	Between the lower and upper quartile RTSR performance, a continuous function will be utilized to determine the modifier percentage.

•	Finally, if the Company’s absolute TSR for the three-year performance period is negative, awards will be capped at target payout levels (100%).

2017 Realized Compensation

We provide this alternative view of compensation paid to the NEOs as a supplement to, not as a substitute for, the SCT, because this realized compensation table below illustrates the way our Compensation Committee views the actual compensation earned or received by our NEOs in 2017 under the FE STIP (or FES STIP, as applicable), the 2015-2017 cycle of the FE LTIP and, in the case of Mr. Schneider, the 2017 R-LTIP. In 2017, our NEOs (other than Mr. Schneider) were paid at 106% to 117% of target opportunity under the FE STIP, at 181% of target opportunity for the 2015-2017 cycle of the FE LTIP and Mr. Schneider was paid at 148% of target opportunity for the FES STIP, at 194% of target opportunity for the FES LTIP, and at 200% of target opportunity for the 2017 R-LTIP.

In addition, Mr. Lash received “Other Compensation” of $580,000 for a one-time performance-based cash award that was issued on August 10, 2015 and vested based on performance goals under the Company’s Cash Flow Improvement Project (“CFIP”). The CFIP project was established in 2015 to capture meaningful and sustainable savings opportunities and process improvements across your Company. Specifically, Mr. Lash was entitled to receive $580,000 (one-times his base salary) if (i) the Company achieved $73 million in FE Generation cash flow improvements through December 31, 2016 and (ii) he remained employed through July 1, 2017. On February 20, 2017, the Compensation Committee certified that under the CFIP project, the FE Generation cash flow improvements exceeded the pre-established goal and Mr. Lash remain employed until August 1, 2017.

The table below summarizes realized compensation in 2017 for our NEOs:

	2017 Earned Salary	FE STIP / FES STIP (Earned in 2017, Paid in 2018)		Performance- Adjusted RSUs (Earned in three-year period ending in 2017, Paid in 2018)		Other Compensation	Total 2017 Realized Compensation
Charles E. Jones	$1,136,113	$1,383,655		$11,413,956		n/a	$13,933,724
James F. Pearson	$662,214	$662,943		$3,868,781		n/a	$5,193,938
Leila L. Vespoli	$761,286	$719,783		$3,544,158		n/a	$5,025,227
Steven E. Strah	$561,539	$425,641		$1,761,113		n/a	$2,748,293
Donald R. Schneider(1)	$536,470	$554,471		$2,019,820		$659,833	$3,770,594
James H. Lash	$336,846(2)	$277,055	(2)	$1,645,693	(2)	$580,000	$2,839,594

(1)	Other compensation for Mr. Schneider reflects the cash payment of his 2017 R-LTIP.
(2)	Amounts are prorated for Mr. Lash’s retirement effective August 1, 2017.

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Other Compensation Policies and Practices

Retirement Benefits

We offer retirement benefits to all of our NEOs through our qualified and nonqualified supplemental plans under the FirstEnergy Corp. Pension Plan and the Executive Deferred Compensation Plan (“EDCP”), respectively. The qualified plan benefit historically has been based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the Internal Revenue Code (the “IRC”). The qualified plan is subject to applicable federal and plan limits. The nonqualified supplemental plan is designed to provide a benefit to executives that is competitive and comparable to that for our general employee population. This plan also includes RSU deferrals.

A cash-balance pension formula under the FirstEnergy Corp. Pension Plan was approved for all newly hired employees as of January 1, 2014. However, all Section 16 Insiders, including NEOs, were hired prior to this date. Under this plan, eligible employees receive credits to their retirement accounts based on employee compensation, age and years of service. The cash-balance plan aligns the Company’s retirement benefits with current market practices and mitigates risk associated with funding future annuity payments. In conjunction with the cash-balance plan, the Company offers a complementary nonqualified supplemental plan to provide a comparable benefit to eligible executives who were hired after January 1, 2014.

Additionally, Mr. Jones and Ms. Vespoli participate in the Supplemental Executive Retirement Plan (“SERP”). Messrs. Pearson, Strah, Schneider and Lash are not participants in the SERP. In January 2014, the SERP was formally closed to new entrants to better align our executive retirement benefits with current market practices. Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, focus, motivate, and retain top executives who are in positions to make significant contributions to our business. Retirement benefits for the NEOs are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

EDCP

Executives, including the NEOs, may elect to defer a portion of their compensation into the EDCP. Executives may defer from 1% to 50% of base salary to a cash retirement account; from 1% to 100% of FE LTIP awards to a stock account; and from 1% to 100% of FE STIP awards to either a cash or stock account. The EDCP offers executives the opportunity to accumulate assets, both cash and Company common stock, on a tax-favored basis. Beginning in 2017, any deferral elections to a cash or stock account made by a participant will ultimately be paid only in cash based upon his/her distribution elections.

Earnings on deferrals in the stock accounts of executives track in FirstEnergy shares. Earnings on deferrals into the cash retirement accounts of executives were credited at the Moody’s Corporate Long-term Bond Yield Index rate plus 3% for funds deferred prior to 2013 and the Moody’s Corporate Long-term Bond Yield Index rate plus 1% for funds deferred in 2013 and later. Any above-market interest earnings are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT.

Personal Benefits and Perquisites

The Company provides limited perquisites to our NEOs.

In 2017, our NEOs could use the corporate aircraft for limited personal use. At Mr. Jones’ request and with Board concurrence, Mr. Jones is authorized to use either a commercial carrier or our corporate aircraft for any business or personal travel at his discretion. With CEO approval, other executives including the NEOs, may from time to time use our corporate aircraft for personal travel, which may include family travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees in accordance with the IRS regulations and customary compensation practices.

The Compensation Committee believes the foregoing perquisite is reasonable, competitive, and consistent with our overall compensation philosophy.

73  |  FirstEnergy Corp. 2018 Proxy Statement

Severance Benefits upon an Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Compensation Committee, in its discretion, and approved by the Board. The NEOs, other than the CEO, are covered in the event of an involuntary separation under the FirstEnergy Corp. Amended and Restated Executive Severance Benefits Plan (the “Severance Plan”).

The Severance Plan provides executives with benefits who are involuntarily separated due to the sale or closing of a facility, merger, acquisition, corporate restructuring, reduction in the workforce or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in the occurrence of any one or more of the following events: (1) a 15% or greater reduction in the executives then current base salary; (2) a requirement of the executive to make a 50 mile or greater relocation from his or her current residence for reasons related to the new job; or (3) a requirement of the executive to make a 50 mile or greater change in his or her daily commute from their residence to a new reporting location.

The Severance Plan provides three weeks’ base pay for each full year of service with a minimum benefit of 52 weeks of base salary and a maximum benefit of 104 weeks of base salary. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates. Executives must pay taxes on any continuation of health care value in excess of what employees with the same level of service would receive under the FirstEnergy Employee Severance Benefits Plan.

CIC Plan

The Compensation Committee believes that the CIC Plan is aligned with the market practices of our peer groups. The Compensation Committee recommends eligible executives to participate in the plan; however, in 2015, Mr. Jones waived his right to participate in the CIC Plan. The initial term of the CIC Plan commenced on January 1, 2017. The CIC Plan is subject to annual review by the Compensation Committee and Board, at which time the Board will determine whether to renew the term of the plan for an additional year or to affirmatively vote not to extend the term. In September 2017, the Compensation Committee recommended, and the Board approved, extending the term of the CIC Plan to December 31, 2019. The key benefits under the CIC Plan include:

•	All participants are eligible for the same level of benefits, including a 2X base salary plus target bonus multiplier for cash severance;

•	The annual STIP will be paid at target, prorated for the number of days worked in the year;

•	Beginning with the 2017-2019 LTIP cycle, if the LTIP is not replaced by the buyer, the LTIP awards pay out at target, prorated for the number of full months worked in the cycle; and

•	All participants receive outplacement services for one year following the CIC, capped at $30,000.

There are no longer any additional age or service credits for retirement benefits, no legal coverage, and there are no excise tax gross-up provisions. Payments are “cut back” to the safe harbor amount minus one dollar ($1.00) unless the participant would receive greater after-tax proceeds absent such cutback. In such a case, the executive officer will receive payment of all CIC benefits and will be responsible for paying any excise tax imposed on the payment.

Share Ownership Guidelines and Prohibitions on Hedging and Pledging Shares

We believe it is critical that the interests of executives, directors and shareholders are clearly aligned. Therefore, the Compensation Committee has continued to refine share ownership guidelines to promote meaningful stock ownership by our executives, including our NEOs and directors. The Company not only wants executives to meet their required share ownership levels in a timely manner, but also to build an ownership mentality and demonstrate commitment to aligning their interests with shareholders.

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These guidelines specify the value of Company shares that our executives must accumulate within five years of becoming an executive officer. Additionally, effective beginning January 1, 2018, executives who are not on track to meet their required share ownership levels or have failed to achieve required share ownership levels within the five-year compliance period may be subject to the following consequences imposed at the discretion of the Compensation Committee, subject to approval by the Board:

•	Reduce or eliminate the annual STIP award opportunity (as necessary) and consider replacement with a discretionary stock award; and/or

•	Require executives to purchase sufficient shares to meet their required share ownership levels.

Each executive is required to retain all Company shares earned under equity grants or purchased or accumulated until the executive meets his or her share ownership guidelines. Additionally, executives are prohibited from selling shares held in excess of the share ownership guidelines without permission from the CEO. The specific share ownership guidelines are based on a multiple of an executive officer’s base salary, with the higher multiples applicable to the executives having the highest levels of responsibility.

The share ownership multiples for the NEOs in 2017 were as follows:

NEO	Share Ownership Multiples
Mr. Jones	7X base salary
Mr. Pearson	4X base salary
Ms. Vespoli	4X base salary
Mr. Strah	3X base salary
Mr. Schneider	3X base salary
Mr. Lash (up to his retirement)	4X base salary

Effective January 1, 2017, the Board approved an increase in the share ownership guidelines for the CEO from a six times (6X) multiple of base salary to a seven times (7X) multiple of base salary. Mr. Jones will have until January 1, 2022, to meet his share ownership requirement. We believe this further illustrates Mr. Jones’ commitment to the Company and its shareholders.

To be consistent with an entirely performance-based LTIP design, the Compensation Committee approved excluding unvested performance-adjusted RSUs as eligible shares for executives to meet their share ownership requirements.

The following types of holdings will count toward the share ownership guidelines:

•	Shares directly or jointly owned in certificate form or in a stock investment plan, including 60% of any unvested restricted stock;

•	Shares owned through the FirstEnergy Corp. Savings Plan;

•	Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an individual retirement account (“IRA”), shares held by a spouse, or other beneficially owned shares, to the extent known by the Company; and

•	Units held in the EDCP.

As of December 31, 2017, Ms. Vespoli and Messrs. Pearson, and Schneider had met their share ownership requirements. Mr. Lash met his share ownership requirements as of the date of his retirement from the Company. Messrs. Jones and Strah have not yet met their share ownership requirements due to the increased requirements associated with their promotions in 2015. Messrs. Jones and Strah have until January 1, 2022 and February 1, 2020, respectively, to meet their share ownership requirements and both are well-positioned to do so within the established timeframes. Although the Compensation Committee established share ownership guidelines for executives, such equity ownership typically does not impact the establishment of compensation levels. The Compensation Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis. In addition, the Insider Trading Policy prohibits our directors and Section 16 Insiders, including the NEOs, from pledging shares and hedging their economic exposure arising from their ownership of our common stock.

75  |  FirstEnergy Corp. 2018 Proxy Statement

Clawback Policy

Your Company has a clawback policy that covers all current or former employees who are deemed to be Section 16 Insiders. In the event that your Company is required to file a financial restatement due to material noncompliance, regardless of misconduct, the clawback policy allows for recoupment of all incentive-based compensation granted or earned after January 1, 2014. In addition, the policy grants authority to the Board and/or Compensation Committee to seek repayment from executives, reduce the amount otherwise payable under another Company benefit plan as allowed by law, withhold future incentive compensation, or a combination of these actions.

Risk Assessment of Compensation Programs

At the request of the Committee, management assessed the risks associated with our compensation policies, practices, and programs for employees. In addition, paying particular attention to those programs that allow for variable payouts where an employee may potentially be able to influence payout factors in those programs. The Compensation Committee reviewed management’s assessment and concurred with its conclusions. Based on this assessment, the Compensation Committee concluded that the risks associated with our compensation policies and practices are unlikely to have a material adverse effect on your Company.

The Compensation Committee and management designed our compensation programs to align our executives’ interests with the long-term interests of our shareholders without encouraging excessive risk taking. In this regard, our compensation structure contains various features intended to mitigate excessive risk taking. These features include, among others:

•	The mix of compensation among base salary, and short- and long-term incentive programs is not overly weighted toward short-term incentives, and thus, does not encourage excessive risk taking;

•	Our annual incentive compensation is based on multiple, diversified performance metrics, including financial, safety/operational, and business unit measures that are consistent with our long-term goals;

•	Other than for Mr. Schneider, our long-term incentive compensation in 2017 consisted entirely of performance-adjusted RSUs that vest over a three-year period, emphasizing the achievement of performance over a longer time horizon;

•	The Compensation Committee oversees our compensation policies and practices and is responsible for reviewing, approving and/or recommending for approval by the Board, where necessary, executive compensation, including annual incentive compensation plans applicable to senior management employees and other compensation plans, as appropriate; and

•	Certain of our executives are required to own a specified level of shares to comply with share ownership guidelines, encouraging a long-term focus on enhancing shareholder value.

Additionally, our Chief Risk Officer participated in the discussion with senior management regarding the establishment of goals and their weightings and measurements for our short- and long-term incentive compensation programs and the 2017 performance results. The Chief Risk Officer provided his view to the Compensation Committee that:

•	The measurement of 2017 performance results were conducted in accordance with prescribed methodologies and preclude any beneficiary from controlling the calculation;

•	Proposed goals would not create inappropriate incentives or inadvertently encourage willingness to embrace risk exposures other than those we encounter in the normal course of our business;

•	By avoiding individually based goals or goals applicable only to a small group of employees, the risk of encouraging inappropriate behavior is greatly mitigated; and

•	There are adequate controls in place so that the beneficiary of any incentive payout cannot unilaterally control the measurement methodology.

For additional information regarding your Company’s risk management process and your Board’s role in risk oversight, see the related discussion in the “Corporate Governance and Board of Directors Information” section of this proxy statement.

76  |  FirstEnergy Corp. 2018 Proxy Statement

Impact of Tax Requirements on Compensation

The Compensation Committee is responsible for addressing pay issues associated with Section 162(m) of the IRC, which section generally limits the tax deduction to $1 million for certain compensation paid to certain of our executive officers (and, beginning in 2018, certain former executive officers). Historically, compensation that qualified as “performance-based compensation” could be excluded from this $1 million limit. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, except for certain compensation arrangements in place as of November 2, 2017 for which transition relief is available. The Compensation Committee and your Board sought from time to time to qualify executive compensation as tax deductible under Section 162(m) as in effect prior to 2018, where we believed it was in our best interest and the best interest of our shareholders. However, we have not permitted this tax provision to distort the effective development and execution of our compensation program in the past, nor will be or in the future.

We continue to evaluate the impact of the recent revisions to Section 162(m) of the IRC for their potential impact on your Company. Regardless of that impact, however, we will continue to design and maintain executive compensation arrangements that we believe will attract and retain the executive talent that we need to compete successfully, even if in certain cases such compensation is not deductible for federal income tax purposes. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, will in fact be deductible.

77  |  FirstEnergy Corp. 2018 Proxy Statement

KPI Results and RSU Index Scores

2015 – 2017 Cycle FE LTIP Details

	2015				2016				2017 (except Mr. Schneider)
	Threshold	Target	Stretch	Result	Threshold	Target	Stretch	Result	Threshold	Target	Stretch	Result
Capital Effectiveness Index(1)
FE Consolidated	11.71%	11.98%	12.25%	11.94%	11.16%	11.43%	11.69%	11.79%	14.55%	14.94%	15.47%	15.05%
CES	7.55%	7.84%	8.12%	8.26%	7.58%	7.81%	8.10%	8.27%	n/a	n/a	n/a	n/a
FEU	15.62%	15.90%	16.19%	15.65%	14.63%	14.89%	15.17%	15.67%	16.85%	17.14%	17.60%	17.25%
FET	11.41%	11.63%	11.84%	11.92%	10.88%	11.26%	11.45%	11.33%	11.28%	11.51%	11.87%	11.54%
Total Points				4.48				5.68				3.26
RSU Index Score (A)				1.12				1.42				1.09
FFO/Adjusted Debt Index(1)
FE Consolidated	13.88%	14.38%	14.89%	14.35%	14.62%	15.12%	15.62%	15.91%	18.37%	19.09%	20.11%	19.21%
CES	22.79%	23.69%	24.59%	22.10%	20.44%	21.10%	21.80%	21.83%	n/a	n/a	n/a	n/a
FEU	16.28%	16.89%	17.50%	17.88%	21.89%	22.47%	23.07%	24.94%	34.74%	35.71%	37.27%	38.02%
FET	17.84%	18.42%	19.01%	17.85%	15.63%	16.79%	17.98%	16.84%	20.00%	20.66%	21.70%	21.26%
Total Points				2.98				5.52				3.85
RSU Index Score (B)				0.75				1.38				1.28
Safety Total Points(1)	1.48	0.96	0.94	0.83	1.26	0.88	0.71	0.59	1.21	0.89	0.45	0.99
RSU Index Score (C)				1.20				1.50				0.84
Total RSU Index Score (A+B+C)				3.07				4.30				3.21

(1)	Refer to the CD&A Glossary of Terms on page 79 for definitions.

For FES participants, including Mr. Schneider, the 2015 and 2016 KPIs under the FE LTIP and results are as shown on the table above, with total points of 3.07 for 2015 and 4.30 for 2016. For the 2017 year of the outstanding 2015-2017 and 2016-2018 cycles under the FE LTIP (or FES LTIP), the KPIs are the same as those used in the 2017 R-LTIP for FES participants. The results for the 2017 FES R-LTIP KPIs are as follows:

2017 R-LTIP KPI Measures	2017 Threshold	2017 Target	2017 Stretch	2017 Results	2017 FES LTIP Points
FES, Competitive Fossil and Nuclear O&M and Capital Spend ($ millions)	$1,124	$1,071	$1,017	$972	1.50
FES, Fossil & FENOC Safety	0.44	0.31	0.13	0.20	1.31
Nuclear Unit Capability Factor (UCF)	89.3%	89.8%	90.3%	92.3%	1.50
Total					4.31

78  |  FirstEnergy Corp. 2018 Proxy Statement

CD&A Glossary of Terms

Capital Effectiveness Index: Measures the financial effectiveness of the Company’s investment in operational assets. The Capital Effectiveness Index is a non-GAAP financial measure representing a ratio of Adjusted EBITDA over NPIS less nuclear fuel plus CWIP. The index is based on the ratios for FE Consolidated (excluding CES) and the FEU/FET business segments. Adjusted EBITDA is also a non-GAAP financial measure and consists of Operating earnings before interest, investment income, taxes, depreciation and amortization. NPIS less nuclear fuel plus CWIP is the value of the assets the Company is using to generate revenues and profits.

For purposes of calculating the Capital Effectiveness Index (i) any year-end adjustments to capital from pension/other postemployment benefits mark-to-market and any reclassifications of items from Property, Plant and Equipment to the balance sheet are excluded from NPIS; and (ii) excluded from KPI Operating Earnings is the summation of all major storm costs over $105 million (for 2015), over $93.95 million (for 2016) and over $91.7 million (for 2017). For 2017, in the event of an impairment of an asset or assets that impact NPIS or CWIP, and which was not assumed in the original assumptions, the impairment charge will be excluded from the calculation.

CES: The Competitive Energy Services business segment. Refers collectively to FES, AE Supply, FirstEnergy Nuclear Operating Company, Bay Shore Power Company, Warrenton River Terminal, Ltd., Allegheny Pittsburgh Coal Company, Green Valley Hydro, LLC, and GPU Nuclear, Inc.

CWIP: Construction Work in Progress.

Environmental Excursions: Measures issues related to air emissions, water discharges, and unauthorized releases that exceed the allowable limitations, conditions or deadlines established in the facilities’ environmental permits.

FE Consolidated: Refers collectively to FEU, FET and Corporate/other, excluding CES.

FE Products Revenue: Revenues generated through the Consumer Products group.

FES, Competitive Fossil and Nuclear O&M and Capital Spend: A financial metric that monitors spending and focuses on overall cash flow and liquidity. It is measured using the Cost Owner O&M and Capital reports. FES O&M labor adders exclude FES STIP and special items adjusted in the FE Corp. or FES non-GAAP operating earnings, cost associated with restructuring the business (KPI Operating Earnings), gains or losses on fuel or fuel-related contracts, litigation costs and impacts, and non-cash items not reflected in the plan. Excludes items that are a reclassification between Commodity Margin to O&M, including, but not limited to, items such as a station power recall.

FET: The Regulated Transmission business segment. Refers collectively to FirstEnergy Transmission, LLC, and its subsidiaries, American Transmission Systems, Incorporated, Potomac-Appalachian Transmission Highline, LLC, Trans-Allegheny Interstate Line Company, and Mid-Atlantic Interstate Transmission.

FEU: The Regulated Distribution business segment. Refers collectively to The Cleveland Electric Illuminating Company, Jersey Central Power & Light Company, Metropolitan Edison Company, Monongahela Power Company, Ohio Edison Company, The Potomac Edison Company, Pennsylvania Power Company, Pennsylvania Electric Company, The Toledo Edison Company, and West Penn Power Company.

FEU/FET Operating Earnings: Non-GAAP financial measure calculated the same as KPI Operating EPS (defined below) and tied to Company’s Regulated Distribution and Transmission segments.

FFO/Adjusted Debt Index: Measures annual cash flow generated by the business in comparison to its outstanding debt and is used by credit rating agencies to evaluate the creditworthiness of the Company. Focuses on improving cash position and balance sheet, since cash flows and current debt levels have been an area of focus by our investors.

The index is a non-GAAP financial measure and is based on the ratios for FE Consolidated (excluding CES unless otherwise noted) and the FEU/FET business segments. FFO is also a non-GAAP financial measure and consists of net income adjusted for depreciation and amortization, investment impairment, pension and OPEB mark-to-market adjustment, deferred taxes, asset removal costs charged to income, and certain other non-cash items. Adjusted Debt is also a non-GAAP financial measure and consists of short-term borrowings (net of pension contribution), long-term debt (excluding securitized debt), and operating lease obligations.

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The FFO/Adjusted Debt Index excludes the following in 2017: (i) premiums on early redemption of debt, (ii) contributions to the pension plan, (iii) unfunded pension/OPEB liability and securitized debt, (iv) OVEC Debt and Operating Lease Debt Adjustments (v) impact on taxes due to asset sales and corporate reorganizations/restructurings, (vi) payments on legacy fuel contracts not reflected in the plan, (vii) summation of all major storm costs over $91.7 million, (viii) the impact of income taxes on FFO at FEU, FET and CES, (ix) special items that are adjusted in KPI Operating Earnings (not including the strategic review), (x) cash and cash equivalent balances, and (xi) impact to Adjusted Debt associated with consolidation or deconsolidation of entities.

First Call Resolution: Measures the percent of customer inquiries resolved within one call center transaction, based on customer feedback from a transactional survey of residential and small commercial customers who have interacted with FirstEnergy’s Contact Center.

KPI Operating Earnings: Non-GAAP financial measure calculated the same as KPI Operating EPS, but before it is divided by the number of shares outstanding.

KPI Operating EPS: A non-GAAP financial measure calculated using GAAP earnings per share and adjusting for certain items, which for 2017 included mark-to-market adjustments, regulatory charges, the impact of asset impairments/plant exit cost, the impact of tax reform and debt redemption costs. KPI Operating EPS is based on the performance of Corporate, FEU/FET and AE Supply business units’ contribution to the guidance provided to the financial community in November 2016 at EEI. Threshold and Target align with the lower end and midpoint of operating earnings per share guidance, respectively. Stretch is set to six cents above the upper end of guidance to drive business unit performance and increase shareholder value.

NPIS: Net Plant in Service.

Nuclear Unit Capability Factor: Ratio of the nuclear energy generation produced over a given period of time compared to the reference energy generation (potential energy generation) over the same time. Reference energy generation is the energy that could be produced if the unit were operated continuously at full power under reference ambient conditions. Monitors progress in attaining high unit and industry energy production reliability and reflective effectiveness of plan programs and practices in maximizing available electrical generation, and provides an overall indication of how well plants are operated and maintained.

Operational Linkage: Metric made up of the follow six components, weighted equally. Refer to each component for a separate definition.

1.	Distribution SAIDI

2.	TOF

3.	First Call Resolution

4.	FE Products Revenue

5.	Nuclear UCF

6.	Environmental Excursions (for Regulated Fossil and AES)

Safety OSHA: Measures the OSHA-recordable incidents in the period per 100 employees. OSHA-recordable incidents are accidents that result in medical treatment, or at least one day of lost time or restricted duty excluding the day of injury, or an employee fatality. Includes all incidents that were resolved and reported on the 2017 OSHA log by January 2, 2018. The calculation is defined as:

= (# of incidents x 200,000 Hours) ÷ Number of Actual Productive Hours Worked

The 200,000 hours is a constant that represents the equivalent of 100 employees working 40 hours per week, 50 weeks per year, and provides the standard base for the incidence rates, as per the Bureau of Labor Statistics. Target is based on top-quartile, Stretch is based on top-decile, and Threshold is based on the industry average OSHA rates for all EEI Companies participating in the survey (relevant to each business unit).

SAIDI: Distribution System Average Interruption Duration Index is the average total duration of outage minutes in a year, adjusted for major storms.

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TOF: Transmission Outage Frequency measures the transmission line frequency of outages (total circuits after adjustment for major events (Six Sigma)).

Transmission & Distribution Reliability Index: Equal weighting of SAIDI and TOF.

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Compensation Tables

2017 Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2017, 2016, and 2015, as applicable:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)	SEC Total Without Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)
Charles E. Jones President & CEO	2017	$1,136,113	$6,208,144		$1,383,655	$6,530,282	$23,691	$15,281,885	$8,751,603
	2016	$1,133,840	$6,650,012		$2,017,755	$4,280,377	$35,766	$14,117,750	$9,837,373
	2015	$1,102,761	$5,995,031		$1,807,812	$1,076,244	$26,474	$10,008,322	$8,932,078
James F. Pearson EVP & CFO	2017	$662,214	$2,124,671		$662,943	$2,512,687	$15,451	$5,977,966	$3,465,279
	2016	$659,884	$2,067,302		$872,616	$2,057,418	$13,725	$5,670,945	$3,613,527
	2015	$618,915	$3,060,719	(5)	$793,174	$1,070,707	$9,158	$5,552,673	$4,481,966
Leila L. Vespoli EVP, Corporate Strategy, Regulatory Affairs & Chief Legal Officer	2017	$761,286	$1,946,403		$719,783	$1,681,039	$9,100	$5,117,611	$3,436,572
	2016	$758,606	$1,893,841		$957,707	$1,249,581	$9,050	$4,868,785	$3,619,204
	2015	$727,953	$1,861,510		$860,125	$61,876	$13,658	$3,525,122	$3,463,246

Steven E. Strah SVP & President, FE Utilities	2017	$561,539	$1,097,892		$425,641	$1,875,015	$16,888	$3,976,975	$2,101,960
	2016	$553,286	$1,068,229		$572,845	$1,130,263	$17,736	$3,342,359	$2,212,096

Donald R. Schneider President, FE Solutions	2017	$536,470	$0		$1,214,304	$1,081,398	$9,650	$2,841,822	$1,760,424
	2016	$537,940	$968,211		$561,750	$951,841	$11,550	$3,031,292	$2,079,451
	2015	$534,039	$989,768		$518,488	$242,397	$8,991	$2,293,683	$2,051,286
James H. Lash(6) Former EVP & President, FE Generation	2017	$336,846	$1,078,787		$857,055	$856,061	$98,647	$3,227,396	$2,371,335
	2016	$583,187	$1,049,657		$569,678	$662,684	$11,012	$2,876,218	$2,213,534
	2015	$579,203	$1,073,006		$535,434	$439,717	$8,491	$2,635,851	$2,196,134

(1)	The amounts set forth in the Stock Awards column represent grants provided under the Incentive Compensation Plans at the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 “Stock Compensation” and are based on target payout. The assumptions used in determining values for the 2017 fiscal year are reflected in Note 5 to the Combined Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2018. The grant date fair value at the maximum payout level for each of the NEOs for 2017 is as follows: Jones: $12,416,288; Pearson: $4,249,342; Vespoli: $3,892,806; Strah: $2,195,784; and Lash: $2,157,573. These awards are not payable to the executive until the vesting date or other qualifying event shown in the 2017 Post-Termination Compensation and Benefits table described later in this proxy statement.
(2)	The amounts set forth in the Non-Equity Incentive Plan Compensation column were earned under the FE and FES STIP, as applicable, in the year presented and paid in the first quarter of the following year. In addition, the amount for Mr. Schneider also includes $659,833 for the FES R-LTIP award for 2017 which has one-year performance period of January 1, 2017 to December 31, 2017, and is subject to periodic payments during 2017 and a final payment in early March 2018 at a performance factor ranging from 0% to 200%. The 2017 FES R-LTIP paid out at 200%. For Mr. Lash, the amount includes $580,000 for a payment of a performance-based cash award, which was awarded on August 10, 2015 and vested on July 1, 2017.
(3)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the NEO of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. The change in values for the pension plans for 2017 are as follows: Jones: $6,525,804; Pearson: $2,466,947; Vespoli: $1,643,909; Strah: $1,865,250; Schneider: $1,026,995 and Lash: $832,183. The change in pension value is heavily dependent on the discount rate and mortality assumptions and does not represent the actual value of the change in pension benefit accrued by the NEO during the year. The formula used to determine the above market earnings equals 2017 total interest multiplied by the difference between 120% of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate. The above market earnings on nonqualified deferred compensation for 2017 are as follows: Jones: $4,478; Pearson: $45,740; Vespoli: $37,130; Strah: $9,765; and Schneider: $54,403; and Lash $23,878.
(4)	The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. This includes matching Company common stock contributions under the FirstEnergy Corp. Savings Plan for all of the NEOs up to the maximum of $8,100, and contributions of $500 to $1,000 to the NEOs’ Health Savings Accounts (HSA) or FirstEnergy Corp. Savings Plan or cash.

In addition, certain NEOs are eligible to receive limited perquisites. In 2017, the following NEOs were provided: (1) charitable matching contributions for Mr. Jones of $900, Mr. Strah of $5,500 and Mr. Schneider of $550; (2) premiums for the group personal excess liability and life insurance for all NEOs; and (3) personal use of the corporate aircraft for Jones, Pearson, Strah and Lash; specifically $13,691 for Mr. Jones, $6,351 for Mr. Pearson, $2,288 for Mr. Strah, and $623 for Mr. Lash

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respectively. The value of the personal use of the corporate aircraft is calculated based on the aggregate variable operating costs to your Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the aircraft, and the cost of maintenance not related to trips are excluded. NEOs’ spouses and immediate family members may accompany NEOs on Company aircraft using unoccupied space on flights that were already scheduled, and your Company incurs no aggregate incremental cost in connection with such use. Unless otherwise quantified herein, the amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such NEO.

Finally, upon his retirement Mr. Lash received $89,424 for 600 hours of banked and frozen vacation earned prior to 2008, when FirstEnergy’s vacation policies were revised and employees and executives could no longer accumulate banked vacation.
(5)	Mr. Pearson’s 2015 stock award includes the 2015 annual LTIP award and the performance-based restricted stock award, which was awarded on August 10, 2015.
(6)	Mr. Lash retired effective August 1, 2017.
(7)	The amounts set forth in the SEC Total Without Change In Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the SEC Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the Compensation Committee views the annual compensation elements for the NEOs. The column adjusts the amount reported in the SEC Total column, as determined under applicable SEC rules, by subtracting the value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column to show how year-over-year changes in these values impact total compensation. The change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to your Company’s performance and are outside of the control of the Compensation Committee.

83  |  FirstEnergy Corp. 2018 Proxy Statement

Grants of Plan-Based Awards in Fiscal Year 2017

The following table summarizes the stock awards granted to our NEOs during 2017 as well as threshold, target, and maximum amounts payable under the applicable short-term and long-term compensation plans.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant/Payout Type	Grant Date(4)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles E. Jones	FE STIP		$651,475	$1,302,950	$1,954,425
	Performance-Adjusted RSUs – Stock-Based	3/6/2017				0	131,118	262,236		$4,157,752
	Performance-Adjusted RSUs – Cash-Based	3/6/2017				0	64,661	129,321		$2,050,392
James F. Pearson	FE STIP		$297,180	$594,360	$891,540
	Performance-Adjusted RSUs – Stock-Based	3/6/2017				0	44,599	89,198		$1,414,234
	Performance-Adjusted RSUs – Cash-Based	3/6/2017				0	22,404	44,808		$710,437
Leila L. Vespoli	FE STIP		$322,660	$645,320	$967,980
	Performance-Adjusted RSUs – Stock-Based	3/6/2017				0	40,921	81,842		$1,297,605
	Performance-Adjusted RSUs – Cash-Based	3/6/2017				0	20,460	40,921		$648,798
Steven E. Strah	FE STIP		$196,000	$392,000	$588,000
	Performance-Adjusted RSUs – Stock-Based	3/6/2017				0	23,082	46,164		$731,930
	Performance-Adjusted RSUs – Cash-Based	3/6/2017				0	11,540	23,082		$365,962
Donald R. Schneider	FES STIP		$187,250	$374,500	$561,750
	FES R-LTIP(5)		$164,958	$329,916	$659,833
James H. Lash	FE STIP		$203,000	$406,000	$609,000
	Performance-Adjusted RSUs – Stock-Based	3/6/2017				0	22,619	45,238		$717,248
	Performance-Adjusted RSUs – Cash-Based	3/6/2017				0	11,401	22,803		$361,538

(1)	The amounts set forth in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns reflect the potential payouts for each NEO under the FE STIP other than Mr. Schneider, and under the FES STIP and R-LTIP for Mr. Schneider based upon the achievement of KPIs described in the CD&A.
(2)	The amounts set forth in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the threshold, target, and maximum payouts for each NEO, other than Mr. Schneider, under the FE LTIP based upon the achievement of the performance measures described in the CD&A and reported in the Stock Awards column of the SCT. The Performance-Adjusted RSUs-Cash-Based have been rounded in this table.
(3)	The grant date fair market value was computed in accordance with FASB ASC Topic 718. The Performance-Adjusted RSUs components are valued at the average of the high/low stock price of $31.71 on April 6, 2017.
(4)	The dates set forth in the Grant Date column for these awards represent the date your Board and the FES board, as applicable, took action to grant the awards. The effective grant date for the Performance-Adjusted RSUs is April 6, 2017 due to the accounting rules under ASC 718.
(5)	The 2017 FES R-LTIP is a cash-based award for Mr. Schneider. Since the R-LTIP was a one-year performance period (versus three years like the FE LTIP), the long-term incentive program target opportunity percentage for 2017 was set equal to 1/3rd of what otherwise would have been granted.

84  |  FirstEnergy Corp. 2018 Proxy Statement

The following chart summarizes the details of the FE LTIP grants for the 2017-2019 cycle (other than for Mr. Schneide):

Performance-Adjusted RSUs
Weighting	2/3rd stock-based and 1/3rd cash-based
Granted	Annually
Grant Date	In early March, effective on the date of grant
Grant Price	Average high and low stock price on the grant date
Performance Period	3 years, cliff vest on March 1
Performance Measures	Capital Effectiveness Index, Funds from Operations to Adjusted Debt Index, Safety
Threshold Opportunity Payout	50%, Performance at 5.40 points (Note: 0% payout performance less than 5.40 points)
Target Opportunity Payout	100%, Performance at 6.75 points
Maximum Opportunity Payout	200%, Performance at 12.15 points
Settled	Stock or cash, as applicable
Dividend Equivalent Units	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant
Payout	Based on the average high and low stock price on the vesting date

The following chart summarizes the details of the 2017 R-LTIP award for FES participants, including Mr. Schneider:

2017 R-LTIP
Type of award	100% cash
Performance Period	January 1, 2017 to December 31, 2017
Performance Measures	FES, Competitive Fossil and Nuclear O&M and Capital Spend, Nuclear UCF and FES, Fossil & FENOC Safety
Threshold Opportunity Payout	50%, Performance at 1.80 points (Note: 0% payout performance less than 1.80 points)
Target Opportunity Payout	100%, Performance at 2.25 points
Maximum Opportunity Payout	200%, Performance at 4.05 points

Performance-Adjusted RSUs

Performance-adjusted RSUs are described in the CD&A and are a component of our FE LTIP. On March 1, 2018, the period of restriction ended for the performance-adjusted RSUs granted in 2015. As previously stated, the total points earned in the FE LTIP 2015-2017 cycle were 10.58 points, resulting in a payout at 181% of target opportunity for this grant. The period of restriction for performance-adjusted RSUs granted in 2016 and 2017 will end on March 1, 2019, and March 1, 2020, respectively, although performance is measured through December 31 of the year prior to vesting. Performance-adjusted RSUs settled in stock are treated as a fixed expense and performance adjusted RSUs settled in cash are treated as a mark-to-market expense for accounting purposes and are valued in accordance with FASB ASC Topic 718.

85  |  FirstEnergy Corp. 2018 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2017

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2017:

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Grant Type		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(1)(4)	Grant Type(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(3)
Charles E. Jones	80,257		$37.75	2/25/2021					232,735	2015 Performance- Adjusted RSUs – Stock-Based	$7,126,353
									114,744	2015 Performance- Adjusted RSUs – Cash-Based	$3,574,377
									292,404	2016 Performance- Adjusted RSUs – Stock-Based	$8,953,410
									146,202	2016 Performance- Adjusted RSUs – Cash-Based	$4,476,705
									271,260	2017 Performance- Adjusted RSUs – Stock-Based	$8,305,981
									133,772	2017 Performance- Adjusted RSUs – Cash-Based	$4,096,099
James F. Pearson					33,158	RS	(2)	$1,015,309	78,404	2015 Performance- Adjusted RSUs – Stock-Based	$2,400,723
									39,386	2015 Performance- Adjusted RSUs – Cash-Based	$1,205,987
									90,760	2016 Performance- Adjusted RSUs – Stock-Based	$2,779,071
									45,592	2016 Performance- Adjusted RSUs – Cash-Based	$1,396,027
									92,268	2017 Performance- Adjusted RSUs – Stock-Based	$2,825,246
									46,352	2017 Performance- Adjusted RSUs – Cash-Based	$1,419,298
Leila L. Vespoli	120,386		$37.75	2/25/2021					71,937	2015 Performance- Adjusted RSUs – Stock-Based	$2,202,700
									35,968	2015 Performance- Adjusted RSUs – Cash-Based	$1,101,350
									83,274	2016 Performance- Adjusted RSUs – Stock-Based	$2,549,850
									41,636	2016 Performance- Adjusted RSUs – Cash-Based	$1,274,894
									84,658	2017 Performance- Adjusted RSUs – Stock-Based	$2,592,228
									42,330	2017 Performance- Adjusted RSUs – Cash-Base	$1,296,145

86  |  FirstEnergy Corp. 2018 Proxy Statement

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Grant Type	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(1)(4)	Grant Type(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(3)
Steven E. Strah								35,650	2015 Performance- Adjusted RSUs – Stock-Based	$1,091,596
								17,970	2015 Performance- Adjusted RSUs – Cash-Based	$550,232
								46,972	2016 Performance- Adjusted RSUs – Stock-Based	$1,438,283
								23,486	2016 Performance- Adjusted RSUs – Cash-Based	$719,141
								47,754	2017 Performance- Adjusted RSUs – Stock-Based	$1,462,227
								23,876	2017 Performance- Adjusted RSUs – Cash-Base	$731,083
Donald R. Schneider	80,257		$37.75	2/25/2021				40,886	2015 Performance- Adjusted RSUs – Stock-Based (amended to settle in cash)	$1,251,914
								20,609	2015 Performance- Adjusted RSUs – Cash-Based	$631,036
								42,458	2016 Performance- Adjusted RSUs – Stock-Based (amended to settle in cash)	$1,300,064
								21,402	2016 Performance- Adjusted RSUs – Cash-Based	$655,329
James H. Lash(6)	80,257		$37.75	2/25/2021				41,183	2015 Performance- Adjusted RSUs – Stock-Based	$1,261,021
								20,759	2015 Performance- Adjusted RSUs – Cash-Based	$635,637
								45,512	2016 Performance- Adjusted RSUs – Stock-Based	$1,393,577
								22,940	2016 Performance- Adjusted RSUs – Cash-Based	$702,423
								45,934	2017 Performance- Adjusted RSUs – Stock-Based	$1,406,499
								23,154	2017 Performance- Adjusted RSUs – Cash-Base	$708,975

(1)	The number of shares set forth in both the Number of Shares or Units of Stock That Have Not Yet Vested and the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested columns include all dividends earned and reinvested through December 31, 2017.
(2)	The vesting date for Mr. Pearson’s performance-based restricted stock award is October 30, 2019.
(3)	The values set forth in both the Market Value of Shares or Units of Stock That Have Not Vested and the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested columns are determined by multiplying the number of shares or units by our common stock closing price of $30.62 on the last business day of December 29, 2017.
(4)	The number of shares or units set forth in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not yet Vested column is based on actual performance of 181% for 2015 performance-adjusted RSUs (except for Mr. Schneider) and maximum performance at 200% for 2016 and 2017 performance-adjusted RSUs. The performance factor for Mr. Schneider’s 2015 performance-adjusted RSUs was 194%.

87  |  FirstEnergy Corp. 2018 Proxy Statement

(5)	The awards set forth in the Grant Type column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2015 performance-adjusted RSU — stock-based (March 1, 2018); 2015 performance-adjusted RSU — cash-based (March 1, 2018); 2016 performance-adjusted RSU — stock-based (March 1, 2019); and 2016 performance-adjusted RSU — cash-based (March 1, 2019); 2017 performance-adjusted RSU — stock-based (March 1, 2020); and 2017 performance-adjusted RSU — cash-based (March 1, 2020).
(6)	The number of shares or units under the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested and the accompanying value under the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested columns for Mr. Lash, have not been prorated to reflect his retirement effective on August 1, 2017.

Option Exercises and Stock Vested in 2017

The following table summarizes the vesting of stock awards held by our NEOs during 2017. No options were exercised by our NEOs in 2017.

Name	Number of Shares Acquired on Vesting (#)(1)	Award Type	Value Realized on Vesting ($)(2)
Charles E. Jones	51,329	2014 Performance-Adjusted RSUs	$1,629,182
James F. Pearson	55,935	2014 Performance-Adjusted RSUs	$1,775,377
Leila L. Vespoli	54,501	2014 Performance-Adjusted RSUs	$1,729,862
Steven E. Strah	7,413	2014 Performance-Adjusted RSUs	$ 235,289
Donald R. Schneider	37,019	2014 Performance-Adjusted RSUs	$1,174,983
James H. Lash	39,156	2014 Performance-Adjusted RSUs	$1,242,811

(1)	The number of shares set forth in the Number of Shares Acquired on Vesting column reflect the number of 2014 performance-adjusted RSUs which vested on March 1, 2017. The number of shares includes dividend equivalent units earned and reinvested through the vesting date. The number of shares were rounded down and any fractional shares were paid in cash.
(2)	The amounts set forth in the Value Realized on Vesting column are based on the average high/low stock price on the vesting date $31.74 for 2014 performance-adjusted RSUs. The performance-adjusted RSUs were paid at 162% of target.

88  |  FirstEnergy Corp. 2018 Proxy Statement

Post-Employment Compensation

Pension Benefits as of December 31, 2017

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2017:

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Charles E. Jones	Qualified Plan	39	$2,250,324	$0
	Nonqualified (Supplemental) Plan		$17,515,778	$0
	Supplemental Executive Retirement Plan		$1,768,190	$0

	Total		$21,534,292	$0
James F. Pearson	Qualified Plan	41	$2,279,972	$0
	Nonqualified (Supplemental) Plan		$9,140,706	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$11,420,678	$0
Leila L. Vespoli	Qualified Plan	33	$2,078,925	$0
	Nonqualified (Supplemental) Plan		$10,910,674	$0
	Supplemental Executive Retirement Plan		$30,652	$0

	Total		$13,020,251	$0
Steven E. Strah	Qualified Plan	33	$1,699,169	$0
	Nonqualified (Supplemental) Plan		$3,777,406	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$5,476,575	$0
Donald R. Schneider	Qualified Plan	35	$1,948,491	$0
	Nonqualified (Supplemental) Plan		$5,893,443	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$7,841,934	$0
James H. Lash(2)	Qualified Plan	28	$1,630,051	$44,069
	Nonqualified (Supplemental) Plan		$5,751,962	$2,158
	Supplemental Executive Retirement Plan		$0	$0

	Total		$7,382,013	$46,227

(1)	The amounts set forth in the Present Value of Accumulated Benefit column are determined as of December 31, 2017, using the following assumptions: December 31, 2017 discount rate of 3.75% and the RP-2014 mortality table projected generationally using scale MP-2017 (base year 2006) for males and RP-2014 mortality table with blue collar adjustment projected generationally using scale MP-2017 (base year 2006) for females and retirement at the earliest unreduced age.
(2)	Mr. Lash retired effective August 1, 2017.

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Retirement benefits from the qualified plan provided under the FirstEnergy Corp. Master Pension Plan (“Master Pension Plan”) are calculated using pensionable earnings up to the applicable federal and plan limits. As described in the CD&A, the Master Pension Plan was amended to provide a cash-balance formula for all employees hired or rehired on or after January 1, 2014. In conjunction with the new cash-balance formula, your Company adopted a new nonqualified supplemental

89  |  FirstEnergy Corp. 2018 Proxy Statement

plan, which will provide a benefit, based upon the cash-balance formula, to eligible executives hired or rehired on or after January 1, 2014, but without the restriction of federal and plan limits that apply under the qualified pension plan. All of the NEOs were hired prior to January 1, 2014 and are subject to the formulas discussed below.

The supplemental plan provided under the EDCP provides a benefit based upon the formula used in the qualified plan but is calculated using all pensionable earnings without the restrictions of federal and plan limits. The retirement benefit from the qualified and nonqualified plans provided to our NEOs is the greater benefit determined using the following two formulas:

1.	Career Earnings Benefit Formula: A fixed (2.125%) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Pensionable earnings under the career earnings formula generally include base salary, annual incentive awards, and other similar compensation.

2.	Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (“HAMBE”) times the sum of:
•	1.58% times the first 20 years of benefit service,

•	1.18% times the next 10 years of benefit service,

•	0.78% times the next 5 years of benefit service, and

•	1.10% times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32% times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150% of covered compensation or the Social Security Wage Base, except that B cannot be less than zero.

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months immediately preceding retirement or other termination of employment. Pensionable earnings under the qualified plan HAMBE formula generally include base salary and deferred compensation of base salary after 2004. The pensionable earnings under the nonqualified plan HAMBE formula are the same as the qualified plan described above except that deferred compensation of base salary excluded under the qualified plan and annual incentive awards that are paid or deferred are included. Covered compensation represents the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

Under the Master Pension Plan, normal retirement is at age 65 and the completion of five years of eligibility service. The earliest retirement is at age 55 if the employee has at least 10 years of eligibility service. Messrs. Jones and Pearson are currently eligible for an unreduced pension benefit. Ms. Vespoli and Mr. Schneider are currently eligible for a reduced pension benefit based on the Early Retirement Reduction Table below, and Mr. Strah will become eligible when he turns 55 in 2019. As noted previously, Mr. Lash retired effective August 1, 2017. The earliest retirement age without reduction for the qualified plan is age 60.

Early Retirement Reduction Table

If payment begins at age	The benefit is multiplied by
60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married employee in the form of a qualified spouse 50% joint and survivor annuity or in the

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case of an unmarried employee in the form of a single life annuity. Unmarried employees can designate a non-spouse beneficiary to receive up to a 100% joint and survivor annuity depending upon the non-spousal beneficiary’s age. For the married employee, there also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision or a period certain annuity. The annuity provides a reduced monthly benefit, payable to the employee until death. If a joint and survivor annuity is chosen, the employee’s named beneficiary will receive 25%, 50%, 75%, or 100% of the employee’s benefit based on the employee’s and the beneficiary’s ages and the percentage to be continued after the employee’s death. Under the pop-up provisions, the monthly payment to the employee “pops-up” to the single life annuity amount if the beneficiary predeceases the employee. The period certain annuity provides a reduced benefit for the life of the employee and continues the benefit to the named beneficiary for a guaranteed period if the employee’s death occurs before the end of the 5, 10 or 15-year period, as elected. No further payments are made if the employee’s death occurs after the end of the period.

Supplemental Executive Retirement Plan (SERP)

In addition to the qualified and nonqualified plans, certain NEOs may receive additional nonqualified benefits from the SERP. Currently, only three active employees are eligible for a SERP calculation upon retirement, and no new participants have been provided eligibility since 2001. In 2014, the Committee formally closed the SERP to new entrants.

Mr. Jones and Ms. Vespoli are participants in the SERP. Messrs. Pearson, Strah, Schneider and Lash are not participants in the SERP. The NEOs who are participants in the SERP, or the NEO’s surviving spouse, are eligible to receive a supplemental benefit after termination of employment due to retirement, death, disability, or involuntary separation. Whether or not a supplemental benefit under the SERP will be paid is determined in accordance with, and shall be non-forfeitable, upon the date the NEO terminates employment under the conditions described in the following sections:

Retirement Benefit

An eligible NEO who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to (a) 65% of the average of the highest 12 consecutive full months of base salary earnings paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP or the FirstEnergy Corp. Savings Plan, but excluding any incentive payments, or (b) 55% of the average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and FirstEnergy Corp. Savings Plan, whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.	The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement, and

2.	The monthly retirement income benefit to which the executive may be entitled upon retirement under the Pension Plan and EDCP, calculated based on the NEO’s marital status at the time of such retirement as follows:

•	In the case of a married NEO in the form of a 50% joint and survivor annuity.

•	In the case of an unmarried NEO, in the form of a single life annuity.

For an NEO who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1% for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

Death Benefit

If a married NEO that participates in the SERP dies, 50% of the NEO’s SERP benefit actuarially adjusted for the NEO’s and spouse’s ages will be paid to the NEO’s surviving spouse. In general, payment will begin the first of the month following the later of the date the NEO would have attained age 55 or death and continue for the remainder of the surviving spouse’s life. If the NEO had at least 10

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years of eligibility service before January 1, 2009, the payment will begin on the first day of the month following the NEO’s death. For an NEO who dies prior to attaining age 65, the benefit shall be reduced further by one-fourth of 1% for each month the commencement precedes the NEO’s attainment of age 65, with a maximum reduction of 30%.

Disability Benefit

If an NEO participant in the SERP terminates employment due to a disability, he/she may be entitled to receive a monthly supplemental retirement benefit under the SERP. If applicable, SERP payments will commence on the first of the month following the NEO’s attaining age 60 if the disability termination occurs before age 55. If the disability termination occurs on or after the NEO attains age 55, applicable SERP payments will begin the first of the month following termination. The retirement benefit will equal the greater of 65% of the NEO’s base salary earnings as set forth in (a) of the Retirement Benefit section above, or 55% of the NEO’s base salary earnings plus their annual incentive awards as set forth in (b) of the Retirement Benefit section above. That amount will be reduced by disability benefits the NEO receives from Social Security, the Master Pension Plan and the FirstEnergy Corp. Long Term Disability Plan. The disability benefit continues until the NEO attains age 65, is no longer disabled or dies, whichever occurs first. Upon attaining age 65, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

Nonqualified Deferred Compensation as of December 31, 2017

The following table summarizes nonqualified deferred compensation earned or contributed by or on behalf of our NEOs during 2017.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
Charles E. Jones	$0	$0	$48,452	$0	$898,600
James F. Pearson	$350,234	$0	$214,228	$0	$3,797,029
Leila L. Vespoli	$0	$0	$334,296	$0	$5,421,465
Steven E. Strah	$67,210	$0	$51,354	$0	$869,404
Donald R. Schneider	$0	$0	$458,043	$0	$7,766,946
James H. Lash	$0	$0	$220,562	$863,629	$2,561,349

(1)	The amount set forth in the Executive Contributions in Last FY column for Mr. Pearson includes the deferral of (i) 2017 base salary in the amount of $132,080; and (ii) 2016 STIP deferred in 2016 in the amount $218,154. Mr. Strah deferred $67,210 of the 2017 base salary. The base salary amount is also included in the Salary column of the current year SCT.
(2)	There were no registrant contributions made in 2017.
(3)	The amounts set forth in the Aggregate Earnings in Last FY column include above-market earnings which have been reported in the SCT as follows: Mr. Jones: $4,478; Mr. Pearson: $45,740; Ms. Vespoli: $37,130; Mr. Strah: $9,765; Mr. Schneider: $54,403; and Mr. Lash: $23,878. The compounded annual rate of return on pre-2013 retirement accounts was 7.13%, and 5.13% on the retirement accounts in 2013 and thereafter. The compounded annual rate of return on stock accounts was 2.82%, which includes dividends.
(4)	The amounts set forth in the Aggregate Withdrawals/Distributions column include amounts distributed to Mr. Lash in accordance with his specified distribution elections. Mr. Lash retired effective August 1, 2017.
(5)	The amounts set forth in the Aggregate Balance at last FYE column include amounts reported in the SCT in prior years.

EDCP

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. Our NEOs may defer up to 50% of base salary, up to 100% of STIP awards, and up to 100% of LTIP awards.

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Two investment options are available under the EDCP. NEOs may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Long-Term Bond Yield Index rate (later referred to as Moody’s). In 2017, the interest rate was based on the Moody’s rate plus one percentage point (5.13%) for accounts in 2013 or later and Moody’s plus three percentage points (7.13%) for accounts prior to 2013. NEOs may direct deferrals of STIP awards and performance-adjusted RSU LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014 will be paid in cash.

In 2015, the Compensation Committee approved two amendments to the EDCP. The first amendment provides that payments made with respect to performance shares that are deferred into a participant’s stock account on or after February 23, 2015 will be paid in cash instead of shares of common stock. In addition, the amendment provides that, with respect to future deferrals, if a participant has elected to receive a distribution of his or her stock account following a three-year deferral period and the participant terminates employment prior to the end of the three-year period, then the stock account distribution will be paid in cash in accordance with the payment terms of the participant’s retirement account.

The second amendment provides for, among other things, two primary revisions that are effective for deferral elections made on or after November 1, 2015:

•	Participants may elect to defer RSUs only to the stock account, rather than to a separate RSU account; and

•	Participants may no longer elect to receive a distribution after three years (or any later date specified by the participant, in the case of RSUs), as all amounts deferred to the stock account, including deferred RSUs, will be held in that account until separation from service, death, or disability, at which point it will be transferred to a participant’s retirement account and paid only in cash based on his/her distribution elections for the retirement account.

NEOs may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued prior to January 1, 2005, may be paid in a single lump sum payment or in three annual installments. Accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until separation from service. Amounts that were vested as of December 31, 2004, are available for an in- service withdrawal of the full account, subject to a 10% penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005.

For deferrals to the stock account prior to November 1, 2015, generally, stock account distributions were made in a lump sum payment in the form of our common stock at the end of the three-year period following the initial deferral, unless further deferred. If further deferred until termination or retirement (or for future deferrals, if termination occurred prior to the end of the initial three-year period, regardless of age at termination), the account was converted to cash, based upon the fair market value of the account at termination, and the balance was rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

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Potential Post-Employment Payments

2017 Post-Termination Compensation and Benefits

The following table summarizes the compensation and benefits that would be payable to our NEOs, other than Mr. Lash, in the event of a termination or following a CIC absent a termination as of December 31, 2017 (which assumes for purposes of this section to have the same effect as a termination on December 29, 2017, the last business day of the year):

	Retirement(1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible)(1)	Death(1)	Disability(1)
Base Salary	Accrued through date of retirement	Accrued through date of termination	Accrued through date of change in control termination	Accrued through date of change in control	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event

Severance Pay (excluding Mr. Jones)	n/a	3 weeks of pay for every full year of service (capped at a maximum of 104 weeks), including the current year, calculated using base salary at the time of severance	2 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non- competition clause(2)	n/a	n/a	n/a	n/a

Banked Vacation	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Eligible for a lump sum payment at termination based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary

Health and Wellness Benefits	May continue either through unsubsidized COBRA or in the FE Access Plan	Provided at active employee rates for severance period(3)	Based on the terms of the CIC Plan(4)	Provided at active employee rates for the length of employment	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible

FE STIP and FES STIP Award	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award at target based on elapsed days of service	Eligible for a full or prorated award based on elapsed days of service	Forfeited	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance

R-LTIP (FES, Mr. Schneider only)	Issued a prorated award based on full months of service and based on actual performance; remaining payments due held until March 2018	Issued a prorated award based on full months of service and based on actual performance; remaining payments due held until March 2018	n/a	n/a	Forfeiture of any remaining payments	Issued a prorated award based on full months of service and based on actual performance; remaining payments due held until March 2018	Issued a prorated award based on full months of service and based on actual performance; remaining payments due held until March 2018

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Retirement(1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible)(1)	Death(1)	Disability(1)

Performance-Adjusted RSUs (Stock-Based and Cash-Based) Granted Prior to 2017	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued 100% of target opportunity and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award at target value based on full months of service	Issued a prorated award based on full months of service and based on actual performance

Performance-Adjusted RSUs (Stock-Based and Cash-Based) Granted in 2017 and Subsequent Years (excluding Mr. Schneider)	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued prorated award based on full months of service at 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award at target value based on full months of service	Issued a prorated award based on full months of service and based on actual performance

Restricted Stock	Forfeited	Forfeited or prorated, as described below(5)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned

Vested EDCP	Payable as elected	Payable as elected	Payable as elected	Payable upon termination	Payable in a lump sum upon termination	Payable to survivor as elected	Payable as elected

Excise Tax Gross Up under Section 280G	No	No	No	No	No	No	No

1)	Benefits provided in these scenarios are provided to all employees on the same terms, if applicable.

2)	Excluding Mr. Jones, who elected not to participate, the NEOs were all participants in the CIC Plan in 2017.

3)	Active employee health and wellness benefits are provided under the Severance Plan for the severance period, which is equal to three weeks for every year of service, including the current year (52 week minimum and 104 week maximum).

4)	All NEOs, except Mr. Strah, are eligible for retirement and would receive retiree health and wellness benefits irrespective of a CIC.

5)	The restricted stock award granted to Mr. Pearson in 2015 would be prorated based on full months of service. The Board approved the performance hurdle on February 20, 2018.

The potential post-employment payments discussed below disclose the estimated payments and benefits payable to the NEOs, other than Mr. Lash, upon certain triggering events representing the enhanced or accelerated value of payments and benefits and do not include previously-earned and vested amounts payable to such NEOs regardless of the applicable triggering event that have been accrued but not yet paid. The post-termination benefit calculations are based on the following assumptions:

•	The amounts disclosed are estimates of the amounts which would be paid out to the NEOs based on the triggering event. The actual amounts can be determined only at the time of payment.

•	The amounts disclosed do not include benefits provided under the qualified plan, nonqualified supplemental plan and SERP as described in the Pension Benefits section and shown in the Pension Benefits table (at the earliest commencement date without reduction) earlier in this proxy statement, unless expressly noted.

•	The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances of the NEOs in the EDCP are set forth in the Nonqualified Deferred Compensation table earlier in this proxy statement. These amounts are payable to the NEO based on the distribution elections made by the NEO at the time the deferral was elected.

•	December 31, 2017, is the last day of employment.

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•	All employees, including the NEOs, are eligible for a full year payout based on actual performance under the STIP if they are employed on December 31, 2017. The 2017 STIP amounts are provided in the Non-Equity Incentive Plan Compensation column of the SCT.

•	The LTIP and Other Equity Awards table below includes stock options, performance-adjusted RSUs, and restricted stock.

•	The closing common stock price on December 29, 2017, the last trading day of the year $30.62, is applied to value stock options, performance-adjusted RSUs, and restricted stock.

•	Actual performance is utilized for the 2015-2017 performance-adjusted RSUs. Target payout is assumed for the 2016-2018 and 2017-2019 performance- adjusted RSUs.

•	Health care amounts are not provided in most cases since they are available to all employees under the same circumstances.

Retirement/Voluntary Termination

In the event of an NEO’s retirement or voluntary termination, other than Mr. Strah who is not yet retirement eligible, as of December 31, 2017, the NEOs outstanding equity awards would be prorated and vest based on actual performance as described in the 2017 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

The present value of the Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits as shown in the Pension Benefits table reflects commencement of retirement benefits at the NEOs’ earliest age necessary to receive pension benefits without reduction. Messrs. Jones, Pearson, and Lash have reached the age and service requirements needed to receive pension benefits without reduction. Ms. Vespoli and Mr. Strah do not meet the age requirement needed to receive pension benefits without reduction; however, they are entitled to accrued and vested Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits (for Ms. Vespoli) as shown in the Pension Benefits table. If Ms. Vespoli commences her reduced pension benefit immediately upon termination, the present value of the pension benefits reflected in the Pension Benefits table would increase by $649,468. Mr. Strah was not yet retirement eligible as of December 31, 2017.

Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Compensation Committee and approved by your Board. The other NEOs are covered under the Severance Plan. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing or sale of a facility, corporate restructuring, merger, acquisition, a reduction in workforce, or job elimination. Severance is also offered if an executive turns down a job assignment that would result in a reduction of at least 15% in current base salary; contains a requirement that the executive must relocate from his or her current residence for reasons related to the new job; or result in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than his or her current residence to his or her previous reporting location. The Severance Plan provides three weeks of base pay for each full year of service with a minimum of 52 weeks and a maximum severance benefit of 104 weeks of base pay. In the event of a December 31, 2017 involuntary separation, severance pay would be provided as follows: Mr. Jones — $2,266,000 (assuming the Board approves the same level of benefits as the other NEOs); Mr. Pearson — $1,320,800; Ms. Vespoli — $1,445,400; Mr. Strah — $1,066,154; and Mr. Schneider – $1,070,000. If Ms. Vespoli commences her reduced pension benefit immediately upon termination, the present value of the pension benefits reflected in the Pension Benefits table would increase by $649,468. Each of the NEOs would also be provided prorated vesting for certain outstanding equity as described in the 2017 Post- Termination Compensation and Benefits table and quantified in the LTIP and Other Equity Awards table.

Termination Following a CIC

As described above, the NEOs, excluding Mr. Jones, were participants in the CIC Plan in 2017. Under the CIC Plan, certain enhanced benefits would be provided in the event of a termination without cause or for good reason within two years following a CIC. Under the Incentive Compensation Plans, it is our customary

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practice to require a qualifying termination of employment for acceleration of the vesting of equity awards in the event of a change of control rather than providing for accelerated vesting solely upon a change of control. In the event an NEO accepts benefits under the CIC Plan, the NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the CIC Plan, and would be prohibited from disclosing trade secrets or other confidential information indefinitely.

Generally, pursuant to the CIC Plan and the Incentive Compensation Plans, a CIC is deemed to occur:

(1)	If any person acquires 25% or more of our voting securities (excluding acquisitions (i) directly from us, (ii) by us, (iii) by certain employee benefit plans, and (iv) pursuant to a transaction meeting the requirements of item (3) below), or
(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances), or
(3)	The consummation of a major corporate event (defined to include reorganizations and certain asset sales) unless, following such transaction:
(a)	The same person or persons who owned our voting securities prior to the transaction own more than 60% of our voting securities prior to the transaction,
(b)	No person or entity (with certain exceptions) owns 25% or more of our voting securities, and
(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction, or
(4)	If our shareholders approve a complete liquidation or dissolution.

For a complete CIC definition see the CIC Plan and the Incentive Compensation Plans. The CIC severance benefits are triggered only if the individual is terminated without cause or resigns for good reason within two years following a CIC. Good reason is defined as a material change, following a CIC, inconsistent with the individual’s previous job duties or compensation. The Incentive Compensation Plans only provide a termination without cause provision and do not have a good reason definition for the accelerated vesting of the equity awards. We do not gross up equity or cash awards to cover the tax obligations for executives.

In the event of a December 31, 2017 qualifying termination following a CIC, compensation in an amount equal to two times the sum of the amount of annual base salary plus the target annual FE STIP or FES STIP amount as applicable, in the year during which the date of termination occurs, whether or not fully paid, will be provided as follows: Mr. Jones — $0 due to his waiver of benefits; Mr. Pearson — $2,509,520; Ms. Vespoli — $2,809,040; Mr. Strah — $1,904,000; and Mr. Schneider — $1,819,000. Mr. Lash is no longer eligible following his retirement. Each of the NEOs would also be provided additional accelerated vesting following a termination for certain outstanding equity as described in the 2017 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below. Excise tax and gross-up provisions are not provided under the CIC Plan. Finally, outplacement services are also offered for a one–year period, capped at $30,000.

Death & Disability

In the event of an NEO’s death or Disability (as defined in the applicable plan documents) as of December 31, 2017, each of the NEOs would also be provided additional accelerated vesting for certain outstanding equity as described in the 2017 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

LTIP and Other Awards

In the event of an NEO’s retirement or voluntary termination as of December 31, 2017, the NEOs would be provided vested outstanding equity or performance cash awards as quantified in the Retirement/Voluntary Termination column of the LTIP and Other Awards table below. In the event of involuntary separation, termination without cause following a CIC, death, or Disability, the NEOs would be provided additional accelerated vesting for certain outstanding equity or performance cash awards based specifically on the triggering event as quantified in the respective columns of the LTIP and Other Awards table below. Since 2010, awards of performance-adjusted RSUs and performance shares require a termination without cause following a CIC for accelerated vesting. For purposes of the calculations in the table below, we have assumed the equity awards would be replaced by the successor prior to a termination without cause.

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LTIP and Other Awards

		Additional Payments Due to the Termination Scenario
	Retirement/Voluntary Termination(1)	Involuntary Separation (Additive to the Retirement/Voluntary Termination Column)(2)	Death & Disability (Additive to the Retirement/Voluntary Termination Column)(3)	Termination Without Cause Following a CIC (Additive to the Retirement/Voluntary Termination Column)(4)
Charles E. Jones	$11,378,378	$0	$0	$2,938,008
James F. Pearson	$3,747,174	$588,879	$1,015,309	$1,937,832
Leila L. Vespoli	$3,432,737	$0	$0	$845,112
Steven E. Strah(5)	n/a	$2,514,439	$1,820,520	$2,290,407
Donald R. Schneider	$1,514,135	$0	$0	$434,131

(1)	The amounts set forth in the Retirement/Voluntary Termination column represent the estimated amounts based on a target opportunity payout for all outstanding FE LTIP cycles that would be payable to the NEO as a result of retirement/voluntary termination on December 31, 2017. FE LTIP awards are prorated based on full months of service. At the time of payment, the FE LTIP awards will be adjusted for actual performance. If we applied the actual performance results for the 2015-2017 cycle, the values would be as follows: Jones $15,875,687; Pearson $5,271,549; Vespoli $4,829,194; Strah n/a; Schneider $2,375,798. Unvested stock options and restricted stock are forfeited, including Mr. Pearson’s performance-based restricted stock award. Mr. Strah was not eligible to retire as of December 31, 2017 since he was only 53 years old. The value shown for Mr. Schneider excludes the unpaid R-LTIP as of December 31, 2017 since the value was earned and non-forfeitable at year-end. The R-LTIP value is included in the SCT for Mr. Schneider.
(2)	The amounts set forth in the Involuntary Separation column represent the estimated additional amounts that would be payable to the NEO as a result of a December 31, 2017, involuntary severance. Unvested stock options and FE LTIP awards are prorated based on full months of service. Mr. Pearson’s performance-based restricted stock award is also prorated and, as of December 31, 2017, the performance condition was met. Thus, Mr. Pearson’s performance-based restricted stock is service-based with vesting to occur on October 30, 2019, provided he remains employed through such date. At the time of payment, the FE LTIP awards will be adjusted for actual performance.
(3)	The amounts set forth in the Death & Disability column represent the estimated additional amounts that would be payable to the NEO as a result of a death or termination due to Disability. FE LTIP awards are prorated based on full months of service. In the event of a termination due to Disability, the FE LTIP awards are payable at the end of the performance period and based on actual performance. Unvested stock options are prorated based on full months of service. All restricted stock awards fully vest, including Mr. Pearson’s performance-based restricted stock award.
(4)	The amounts set forth in the Termination Without Cause following a CIC represent the estimated additional amounts that would be payable to the NEO as a result of the double trigger vesting of awards. Unvested restricted stock, unvested stock options, and FE LTIP awards granted prior to 2017 would fully vest at target in the event of a termination without cause following a CIC. FE LTIP awards granted in 2017 and later vest and are prorated at target in the event of a termination without cause following a CIC.
(5)	Since Mr. Strah was not eligible to retire as of December 31, 2017, the full value of his payments are reflected in each column and are not additive.

CEO Pay Ratio

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity and our Compensation Committee annually reviews the internal pay ratio between Mr. Jones’ total compensation and that for other named executive officers and all non-executive employees. For 2017, the Compensation Committee compared Mr. Jones’ annual total compensation (the “CEO Compensation”) to the median of the annual total compensation of all employees (excluding Mr. Jones) (the “Median Annual Compensation”). We identified the “median employee” by calculating the annual compensation of approximately 15,000 full-time, part-time, seasonal and temporary employees employed by us on October 1, 2017, other than Mr. Jones.

As permitted by SEC rules, to determine the “annual compensation” of our employees, we did not use the same compensation definition as required for purposes of determining total compensation in the 2017 SCT on page 82. Instead, we used, for the period from January 1, 2017 to September 30, 2017 the sum of:

●	2017 base pay, which we (i) based on a reasonable estimate of hours worked during 2017 for hourly workers and on salary levels for salaried workers and (ii) annualized for employees other than seasonal and temporary employees who commenced work during 2017; plus

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●	2017 target short-term incentive compensation awards (99% of our employees are eligible for these awards).

Using the above methodology, we identified a small group of employees who had the identical amount of estimated annual compensation; we determined this group represented our “median employee” annual compensation. We selected an employee from that group and identified this person as our median employee.

We then calculated the median employee’s Median Annual Compensation using the same calculation method as in the SCT, which was $170,299. As shown on the SCT on page 82, in 2017, Mr. Jones’ CEO Compensation was $15,281,885. As a result, we estimate that the ratio of CEO Compensation to Median Annual Compensation for 2017 is approximately 90:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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Security Ownership of Management

The following table shows shares of common stock beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) as of [March 8, 2018], by each director, the NEOs, and all directors and executive officers as a group.

Name	Class of Stock	Shares Beneficially Owned(1)(2)	Percent of Class(3)
Paul T. Addison	Common	[##]	*
Michael J. Anderson	Common	[##]	*
William T. Cottle	Common	[##]	*
Steven J. Demetriou	Common	[##]	*
Julia L. Johnson	Common	[##]	*
Charles E. Jones	Common	[##]	*
James H. Lash	Common	[##]	*
Donald T. Misheff	Common	[##]	*
Thomas N. Mitchell	Common	[##]	*
James F. O’Neil III	Common	[##]	*
Christopher D. Pappas	Common	[##]	*
James F. Pearson	Common	[##]	*
Sandra Pianalto	Common	[##]	*
Luis A. Reyes	Common	[##]	*
Donald R. Schneider	Common	[##]	*
George M. Smart	Common	[##]	*
Steven E. Strah	Common	[##]	*
Dr. Jerry Sue Thornton	Common	[##]	*
Leila L. Vespoli	Common	[##]	*
All Directors and Executive Officers as a Group (26 people)	Common	[##]	*(3)

(1)	The amounts set forth in this column include any shares with respect to which the executive officer, NEO or director may directly or indirectly have sole or shared voting or investment power. The amounts also include stock options and/or shares that have been deferred as equivalent units under the AYE Director’s Plan and the AYE DCD of which the NEO or director has the right to acquire beneficial ownership within 60 days of [March 8, 2018], and are as follows: Johnson: [##] shares, Jones: 80,257 shares, Lash: 80,257 shares, Schneider: 80,257 shares, Vespoli: 120,386 and all directors and executive officers as a group: [##] shares. Unless otherwise noted below, each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned. The amount for Mr. Jones includes [##] shares in his wife’s FirstEnergy Corp. Savings Plan, for which he has shared voting and investment power.

(2)	Deferred shares and other amounts payable in stock under the Director’s Plan are held as stock units and are not beneficially owned (as defined in Rule 13d-3 under the Exchange Act), and are therefore not included in the table above. However, such stock units are counted for purposes of non-employee director share ownership guidelines. The stock unit holdings of the directors under the Director’s Plan are as follows.

Name	Director Deferred Stock Units Payable in Stock
Paul T. Addison	[##]
Michael J. Anderson	[##]
William T. Cottle	[##]
Julia L. Johnson	[##]
Donald T. Misheff	[##]
Thomas N. Mitchell	[##]
Christopher D. Pappas	[##]
Luis A. Reyes	[##]
George M. Smart	[##]
Dr. Jerry Sue Thornton	[##]

(3)	The percentage of shares beneficially owned by each director or executive officer, or by all directors and executive officers as a group, does not exceed one percent of the class.

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Security Ownership of Certain Beneficial Owners

The following table shows all persons who are known by your Company to be the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of more than five percent of the outstanding shares of common stock of your Company, as of [March 8, 2018], unless otherwise noted.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Shares Outstanding(4)	Voting Power Number of Shares		Investment Power Number of Shares
			Sole	Shared	Sole	Shared
BlackRock Inc. (1) 55 East 52nd Street, New York, NY 10055	52,723,417	11.9%	47,650,419	0	52,723,417	0
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	45,737,362	10.3%	674,866	181,315	44,959,509	777,853
State Street Corporation (3) State Street Financial Center, One Lincoln Street Boston, MA 02111	33,426,227	7.5%	0	33,426,227	0	33,426,227
Zimmer Partners, L.P. (4) Nine W. 57th St., 33rd Fl., New York, New York, 10019	30,120,482	6.3%	30,120,482	0	30,120,482	0

(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 8, 2018.
(2)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 9, 2018.
(3)	Based solely on the most recently available Schedule 13G filed with the SEC on February 14, 2018. This filing was also filed on behalf of State Street Global Advisors Trust Company which reported an aggregate amount beneficially owned of 22,723,643 (representing it has shared voting power of 12,122,254 and shared dispositive power of 22,723,643 of our common shares).
(4)	Percentages of shares beneficially owned are as of December 31, 2017 and as reported on the applicable Schedule 13G/A, except for Zimmer Partners, L.P. which is based on the Company’s outstanding common stock as of [March 20, 2018]. Beneficial ownership is held by four funds for which Zimmer Partners, L.P. serves as the investment manager.

101  |  FirstEnergy Corp. 2018 Proxy Statement

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee meet the criteria to be considered for an interlock or insider participation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires your Company’s executive officers and directors and beneficial owners of more than 10 percent of your Company’s common stock to file initial reports of ownership and reports of changes in ownership of your Company’s common stock with the SEC and the NYSE. To your Company’s knowledge, for the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to its executive officers and directors and beneficial owners of more than 10 percent of your Company’s common stock were satisfied.

Certain Relationships and Related Person Transactions

Based on our size and varied business operations, we may engage in transactions (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)) with companies and other organizations in which a member of your Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction with your Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of your Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of your Company and its shareholders. Your Board has determined that it is appropriate and necessary to have a process in place to identify and provide proper review of any related person transactions.

Based on the foregoing, your Board established a written Related Person Transactions Policy (the “Policy”) that has been implemented by the Corporate Governance Committee in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements your Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-of-Interest Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continued only if a majority of the disinterested members of the Corporate Governance Committee or your Board approves or ratifies the transaction in accordance with the Policy. The Chair of the Corporate Governance Committee also has the delegated authority between meetings to review and determine whether a transaction should be approved or ratified in accordance with the Policy. In making its decisions, the Corporate Governance Committee, Chair of the Corporate Governance Committee or your Board will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K.

As part of the Policy, our management established written review procedures for any transaction, proposed transaction or any material amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. We also established procedures to allow us to identify such related person transactions. Any known related entities of the related persons are identified as such in the applicable computer systems so that necessary business units are made aware of a potential related person transaction or proposed transaction involving your Company and a related entity. As applicable, management brings transactions to the attention of the Corporate Governance Committee, Chair of the Corporate Governance Committee or your Board for its review, approval or ratification.

When reviewing a transaction, the Corporate Governance Committee, Chair of the Corporate Governance Committee or your Board reviews the material facts of the related person’s relationship to your Company, and his or her interest in the transaction, as well as the aggregate value of such transaction to the Company. Since January 1, 2017, we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board member, Board member nominee, executive officer,

102  |  FirstEnergy Corp. 2018 Proxy Statement

beneficial owner of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Pursuant to the terms of the Policy, your Board’s Corporate Governance Committee and/or the Chair of the Corporate Governance Committee ratified and approved the transactions described below.

Mr. Gary A. Chack serves the Company as a Staff Environmental Coordinator. Mr. Gary A. Chack has been employed by the Company since 2005. Mr. Gary A. Chack is the brother of Mr. Dennis M. Chack who has been an executive officer of your Company since June 2015. From January 1, 2017 through March 21, 2018, Mr. Gary A. Chack was paid compensation in the aggregate amount of approximately [$141,455], which consisted of base salary and the STIP paid in 2018 for 2017 performance. Mr. Gary A. Chack’s compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. Gary A. Chack and Mr. Dennis M. Chack.

Mr. James A. Jones serves your Company as a Distribution Technician. Mr. James A. Jones has been employed by your Company since 2005. Mr. James A. Jones is the brother of Mr. Charles E. Jones who is your Company’s CEO. From January 1, 2017 through March 21, 2018, Mr. James A. Jones was paid compensation in the aggregate amount of approximately [$122,045], which consisted of base salary, overtime and the STIP paid in 2018 for 2017 performance. Mr. James A. Jones’ compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. James A. Jones and Mr. Charles E. Jones.

Ms. Carly M. Lange serves your Company as a Senior Outage Management Specialist. Ms. Carly M. Lange has been employed by your Company since 2014. Ms. Carly M. Lange is the daughter of Mr. Charles E. Jones who is your Company’s CEO. From January 1, 2017 through March 21, 2018, Ms. Carly M. Lange was paid compensation in the aggregate amount of approximately $[120,150], which consisted of base salary, overtime and the STIP paid in 2018 for 2017 performance. Ms. Carly M. Lange’s compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Ms. Carly M. Lange and Mr. Charles E. Jones.

Mr. Kenneth A. Strah serves the Company as a Director of Revenue Operations and Customer Service Analytics. Mr. Kenneth A. Strah has been employed by your Company since 1980. Mr. Kenneth A. Strah is the brother of Mr. Steven E. Strah who has been an executive officer of the Company since February 2015. From January 1, 2017 through March 21, 2018, Mr. Kenneth A. Strah received compensation in the aggregate amount of approximately [$282,560], which consisted of base salary, the STIP paid in 2018 for 2017 performance and the grant date value of performance-adjusted RSUs granted in 2017 under your Company’s LTIP. Mr. Kenneth A. Strah’s compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. Kenneth A. Strah and Mr. Steven E. Strah.

During 2017, two providers of services to your Company were also beneficial owners of at least 5% of our common stock: BlackRock, Inc. (“BlackRock”) and State Street Corporation (“State Street”). Their fees are unrelated to their common stock ownership, resulted from arm’s-length negotiations, and are reasonable in amount and reflect market terms and conditions. Your Company does not believe BlackRock or State Street have any direct or indirect material interest in the transactions as a result of such relationships. The nature and value of services provided by these 5% shareholders and their affiliates are described below.

•	Affiliates of BlackRock provided asset management services for certain assets under our FirstEnergy Corp. Pension Plan and a trust associated with certain Company employee benefit plans and received approximately $[719,000] in fees from the Company from January 1, 2017 through March 21, 2018 for such services.

•	Affiliates of State Street provided asset management services relating to the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan and a trust associated with certain Company employee benefit plans and received approximately $[165,000] in fees from January 1, 2017 through March 21, 2018 for such services.

103  |  FirstEnergy Corp. 2018 Proxy Statement

Appendix A

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations Relating to the Replacement of Existing Supermajority Voting Requirements with a Majority Voting Power Threshold as Permitted under Ohio Law

Proposed Amendments to the Articles

AMENDED ARTICLES OF INCORPORATION OF FIRSTENERGY CORP.

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ARTICLE IX

Subject to any Preferred Stock Designation, to the extent applicable law permits these Amended Articles of Incorporation expressly to provide or permit a lesser vote than a two-thirds vote otherwise provided by law for any action or authorization for which a vote of shareholders is required, including, without limitation, adoption of an amendment to these Amended Articles of Incorporation, adoption of a plan of merger, authorization of a sale or other disposition of all or substantially all of the assets of the Corporation not made in the usual and regular course of its business or adoption of a resolution of dissolution of the Corporation, such action or authorization shall be by ~~such two-thirds vote~~a majority of the voting power of the Corporation and a majority of the voting power of any class entitled to vote as a class on such proposal; ~~unless the Board of Directors of the Corporation shall provide otherwise by resolution, then such action or authorization shall be by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal and a majority of the voting power of any class entitled to vote as a class on such proposal~~ provided, however, this Article IX (and any resolution adopted pursuant hereto) shall not alter in any case any greater vote otherwise expressly provided by any provision of these Articles of Incorporation or the Code of Regulations. For purposes of these Articles of Incorporation, “voting power of the Corporation” means the aggregate voting power of (1) all the outstanding shares of Common Stock of the Corporation and (2) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional, or other special rights and privileges of, and any qualifications, limitations or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

ARTICLE X

[Reserved]

~~Notwithstanding anything to the contrary contained in these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Article V, Article VI, Article VII, Article VIII or this Article X; provided, however, that Article X shall not alter the voting entitlement of shares that, by virtue of any Preferred Stock Designation, are expressly entitled to vote on any amendment to these Articles of Incorporation.~~

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A-1

Proposed Amendments to the Regulations

AMENDED CODE OF REGULATIONS OF FIRSTENERGY CORP.

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DIRECTORS

***

11. Number, Election and Terms of Directors. Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than nine nor more than 16 as may be determined from time to time only (i) by a vote of a majority of the Whole Board, or (ii) by the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of the Corporation, voting together as a single class. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the directors shall be elected by plurality vote of all votes cast at such meeting and shall hold office for a term expiring at the following annual meeting of shareholders and until their successors shall have been elected; provided, that any director elected for a longer term before the annual meeting of shareholders to be held in 2005 shall hold office for the entire term for which he or she was originally elected. Except as may be otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

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13. Removal. Except as may be otherwise provided in any Preferred Stock Designation, any director or the entire Board of Directors may be removed only upon the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of the Corporation, voting together as a single class.

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GENERAL

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36. Amendments. Except as otherwise provided by law or by the Articles of Incorporation or this Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time at any meeting of shareholders or otherwise by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation voting together as a single class, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting. ~~Notwithstanding the foregoing sentence or anything to the contrary contained in the Articles of Incorporation or this Code of Regulations, Regulations 1, 3(a), 9, 11, 12, 13, 14, 31 and 36 may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class.~~ Notwithstanding the foregoing provisions of this Regulation 36, no amendment to Regulations 31, 32, or 33 will be effective to eliminate or diminish the rights of persons specified in those Regulations existing at the time immediately preceding such amendment.

A-2

Appendix B

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections

AMENDMENTS TO AMENDED

ARTICLES OF INCORPORATION

OF

FirstEnergy Corp.

ARTICLE XII

Except as may be provided in any Preferred Stock Designation, at each meeting of shareholders at which directors are to be elected, a candidate for director shall be elected only if the votes “for” the candidate exceed the votes “against” the candidate. Abstentions and broker non-votes shall not be counted as votes “for” or “against” a candidate. Notwithstanding the foregoing, if the Board of Directors determines that the number of candidates exceeds the number of directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected.

AMENDMENTS TO AMENDED

CODE OF REGULATIONS

11.      Number, Election and Terms of Directors. Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than nine nor more than 16 as may be determined from time to time only (i) by a vote of a majority of the Whole Board, or (ii) by the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class. ~~Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the directors shall be elected by plurality vote of all votes cast at such meeting and~~ Directors shall hold office for a term expiring at the following annual meeting of shareholders and until their successors shall have been elected~~; provided, that any director elected for a longer term before the annual meeting of shareholders to be held in 2005 shall hold office for the entire term for which he or she was originally elected~~. Except as may be otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

B-1

Appendix C

Proposed Amendment to Amended Code of Regulations to Implement Proxy Access

14.     Nominations of Directors; Election. (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 14 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.

(b)     Nominations of persons for election as directors of the Corporation may be made only for elections to be held at an annual meeting of shareholders and only (i) by or at the direction of the Board of Directors or a committee thereof ~~or~~, (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 14, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 14 or (iii) by one or more Eligible Shareholders (as defined below) pursuant to and in accordance with Regulation 14(d). All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

(c)     ~~To be timely, a shareholder’s notice~~For nominations of persons for election as directors of the Corporation (other than a nomination for director pursuant to Regulation 14(d)) to be timely, notice delivered by a shareholder who intends to appear in person or by proxy and nominate a person for election as a director of the Corporation at an annual meeting of shareholders (such notice, the “Nomination Notice”) containing the Required Information (as defined below) must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 nor more than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting~~. To be in proper written form, such shareholder’s notice~~ by the Corporation. In no event shall any adjournment or postponement of a shareholders’ meeting, or the public announcement thereof, commence a new time period for the giving of a Nomination Notice as described above, except as required by law.

(d)     The Corporation shall include in its proxy statement and proxy for any annual meeting of shareholders (collectively, the “Proxy Materials”), together with any information required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission and, if the Eligible Shareholder so elects, a Statement (as defined below), the name of any person nominated for election to the Board of Directors (the “Shareholder Nominee”) by a shareholder, or a group of no more than 20 shareholders, who satisfies the requirements of this Regulation 14(d) (an “Eligible Shareholder”) and who expressly elects at the time of providing the written notice required by this Regulation 14(d) to have its nominee included in the Proxy Materials pursuant to this Regulation 14(d). For purposes of any representation, agreement or other undertaking required by this Regulation 14(d), the term “Eligible Shareholder” shall include each member of any group forming an Eligible Shareholder. Such written notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor schedule or form filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor provision, the Required Information and the other information required by this Regulation 14(d) (all such information collectively referred to as the “Proxy Notice”), and such Proxy Notice shall be delivered to the Corporation in accordance with the procedures and at the times set forth in this Regulation 14(d).

(i)      To be timely, the Proxy Notice must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date that the Corporation issued its Proxy Materials for the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the previous year’s annual meeting of shareholders, the Proxy Notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than (A) 150 calendar days prior to the date of such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 150 calendar days prior to the date of such annual meeting, 10 calendar days following the day on which public announcement is first made by the Corporation of the date of such meeting.

(ii)      The Corporation shall not be required to include, pursuant to this Regulation 14(d), any Shareholder Nominee in the Proxy Materials (A) for which the Secretary of the Corporation receives a

Nomination Notice (whether or not subsequently withdrawn) pursuant to which the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Regulation 14(c), (B) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Regulations, the Articles of Incorporation of the Corporation, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable state or federal law, rule or regulation, or the Corporation’s publicly disclosed policies and procedures, (C) who is or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) who is a named subject of a pending criminal proceeding or has been convicted in such a criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses) or (E) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or any successor provision.

(iii)      The maximum number of Shareholder Nominees appearing in the Proxy Materials with respect to an annual meeting of shareholders shall not exceed 20% of the number of directors in office as of the last day on which the Proxy Notice may be delivered or received or, if such amount is not a whole number, the closest whole number below 20%, and in any event, not less than two Shareholder Nominees. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which the Proxy Notice may be delivered or received but before or as of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Proxy Materials shall be calculated based on the number of directors in office as so reduced. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in Proxy Materials pursuant to this Regulation 14(d) but either are subsequently withdrawn after the last day on which the Proxy Notice may be delivered or received or whom the Board of Directors itself determines to nominate for election shall, for the purposes of this Regulation 14(d)(iii), count as Shareholder Nominees appearing in the Proxy Materials. Each Eligible Shareholder shall rank each Shareholder Nominee it submitted for inclusion in the Proxy Materials and in the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Regulation 14(d) exceeds this maximum number, the highest ranked Shareholder Nominee from the Eligible Shareholder owning the greatest number of shares of stock of the Corporation will be selected for inclusion in the Proxy Materials first, followed by the highest ranked Shareholder Nominee of the Eligible Shareholder holding the next greatest number of shares of stock of the Corporation, and continuing on in that manner until the maximum number of Shareholder Nominees is reached.

(iv)      For purposes of this Regulation 14(d), an Eligible Shareholder shall be deemed to own only those outstanding shares of Common Stock of the Corporation as to which the shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. Further, for purposes of this Regulation 14(d), an Eligible Shareholder shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to recall the shares for voting purposes on no less than five business days’ notice, represents that they will vote such shares at the applicable shareholder meeting and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Common Stock of the Corporation are owned for purposes of this Regulation 14(d) shall be determined by the Board of Directors or a committee thereof, in its reasonable discretion. For the purposes of this Regulation 14(d)(iv), the term

“affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities Exchange Act of 1934, as amended. No shares of stock of the Corporation may be attributed to more than one group constituting an Eligible Shareholder and no shareholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Shareholder. Furthermore, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one shareholder for purposes of determining Eligible Shareholder status.

(v)      An Eligible Shareholder must have owned 3% or more of the Corporation’s issued and outstanding Common Stock continuously for at least three years (the “Required Shares”) as of each of the date the Proxy Notice is delivered to or received by the Corporation, the date the Proxy Notice is required to be delivered to or received by the Corporation in accordance with this Regulation 14(d) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the date of the annual meeting. Within the time period specified in this Regulation 14(d) for delivery of the Proxy Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Proxy Notice is delivered to or received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the date of the annual meeting; (B) the Required Information, together with the written consent of each Shareholder Nominee to being named in the Proxy Statement as a nominee; (C) a representation that (1) the Eligible Shareholder acquired the Required Shares in the ordinary course of business and did not acquire any of the Required Shares with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) the Eligible Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Regulation 14(d), (3) the Eligible Shareholder has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, or any successor provision, in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (4) that the Shareholder Nominee(s) is or are eligible for inclusion in the Proxy Materials under Regulation 14(d)(ii) and (5) the Eligible Shareholder will not distribute to any shareholder any proxy for the annual meeting other than the form distributed by the Corporation, (D) an undertaking that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (2) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (3) provide to the Corporation prior to the election of directors such additional information as requested with respect thereto, including any other certifications, representations or undertakings as the Corporation may reasonably request, (E) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination, (F) an undertaking that the Eligible Shareholder agrees to immediately notify the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting and (G) in the case of a nomination by an Eligible Shareholder that includes a group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, an undertaking that the Eligible Shareholder agrees to provide all documentation and other information reasonably requested by the Corporation to demonstrate that the funds satisfy Regulation 14(d)(iv). If the Eligible Shareholder does not comply with each of the applicable representation, agreements and undertakings set forth in this Regulation 14(d)(v), or the Eligible Shareholder provides information to the Corporation regarding a nomination that is untrue in any material respect or omitted to state a material fact necessary in order to make a statement made, in light of the circumstances under which it was made, not misleading, the Shareholder Nominee(s) nominated by such Eligible Shareholder shall be deemed to have been withdrawn and will not be included in the Proxy Materials.

(vi)      The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Regulation 14(d) is first provided, a written statement (the “Statement”) for inclusion in the Proxy Materials, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy. Notwithstanding anything to the contrary contained in this Regulation 14(d), the Corporation may omit from the Proxy Materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact or would violate any applicable law or regulation. If multiple members of a shareholder group submit a statement for inclusion, the statement received by the Eligible Shareholder owning the greatest number of shares will be selected.

(vii)      On or prior to the date the Proxy Notice is required to be delivered or received by the Corporation as specified in this Regulation 14(d), a Shareholder Nominee must deliver to the Secretary of the Corporation the written questionnaire required of directors and officers. The Shareholder Nominee must also deliver to the Corporation such additional information as the Corporation may request to permit the Board of Directors to determine if the Shareholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Corporation’s Common Stock is listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of its directors. If the Board of Directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will be deemed to have been withdrawn and will not be included in the Proxy Materials. If a Shareholder Nominee or an Eligible Shareholder fails to continue to meet the requirements of this Regulation 14(d) or if the Eligible Shareholder fails to meet the all of the requirements of the notice provisions set forth in Regulation 14(d)(v) or if a Shareholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting of shareholders: (A) the Corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting of Shareholders; and (B) the Eligible Shareholder may not name another Shareholder Nominee or, subsequent to the date on which the Proxy Notice is required to be delivered to or received by the Corporation, otherwise cure in any way any defect preventing the nomination of the Shareholder Nominee at the annual meeting of Shareholders. On or prior to the date the Proxy Notice is required to be delivered to or received by the Corporation as specified in this Regulation 14(d), a Shareholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other the Corporation policies and guidelines applicable to directors. If the Shareholder Nominee fails to comply with any of the requirements included in this paragraph or this Regulation 14(d), the Shareholder Nominee will be deemed to have withdrawn and will not be included in the Proxy Materials.

(viii)      Notwithstanding the provisions of this Regulation 14(d), unless otherwise required by law or otherwise determined by the Board of Directors, if (A) the Eligible Shareholder or (B) a qualified representative of the Eligible Shareholder does not appear at the applicable annual meeting to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, and no vote on such Shareholder Nominee or Shareholder Nominees will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Regulation 14(d)(viii), to be considered a qualified representative of an Eligible Shareholder, a person must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the applicable annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable annual meeting.

(ix)      Notwithstanding anything in this Regulation 14(d) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 130 calendar days prior to the first anniversary of the preceding year’s annual meeting, a Proxy Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase and only to the extent the increase in the size of the board increases the number of nominees permitted under Regulation 14(d)(v), if it shall be delivered to or received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

(x)      This Regulation 14(d) shall be the exclusive method for shareholders to include nominees for director in the Corporation’s proxy materials.

(e)      In addition to other information required to be provided pursuant to this Regulation 14, to be in proper written form, each Nomination Notice and Proxy Notice must set forth or include (the following, collectively referred to as the “Required Information”): (i) the name and address, as they appear on the Corporation’s books, of the shareholder or group of shareholders giving ~~the~~such notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder or group of shareholders giving ~~the~~such notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in ~~the~~such notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder or group of shareholders giving ~~the~~such notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder or group of shareholders giving ~~the~~such notice, (B) the beneficial owner on whose behalf ~~the~~such notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or group of shareholders giving ~~the~~such notice; (v) such other information regarding each nominee proposed by the shareholder or group of shareholders giving ~~the~~such notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; ~~and~~ (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected~~.~~ and (vii) in the case of a Proxy Notice, if the Eligible Shareholder so elects, a Statement.

(f)     The presiding officer of any annual meeting ~~may, if the facts warrant,~~shall have the power to determine and declare to the meeting whether a nomination was made in accordance with the procedures prescribed by the Code of Regulations, and if the presiding officer should so determine that ~~a~~such nomination was not made in ~~accordance~~compliance with ~~this~~the Code of Regulations ~~14~~, ~~and if he or she should so determine, he or she will so~~ declare to the meeting~~, and the~~ that no action shall be taken on such nomination and such defective nomination ~~will~~shall be disregarded. Notwithstanding the foregoing provisions of this Regulation 14, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 14.

76 South Main Street

Akron, Ohio 44308

Ebony L. Yeboah-Amankwah

Vice President, Corporate Secretary & Chief Ethics Officer

March [30], 2018

Dear Shareholder:

You are cordially invited to attend the 2018 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 15, 2018, at 8:00 a.m., Eastern time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. If you plan to attend this meeting, you must register in advance. For information on how to register, see “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” of the proxy statement.

As you may recall, you previously consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet instead of receiving paper copies. The annual report, proxy statement and all other proxy material related to the 2018 FirstEnergy Corp. Annual Meeting of Shareholders may be accessed and viewed at www.ViewMaterial.com/FE.

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Your Board of Directors recommends that you vote “FOR” the election of the nominees in Item 1, “FOR” Items 2 through 6, and “AGAINST” each of the shareholder proposals, which are Items 7 and 8.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the Internet or telephone voting options. Instructions regarding Internet and telephone voting are provided on the enclosed proxy card and are available at www.ViewMaterial.com/FE. Please note that since you already have consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card in the future, or if you would like a paper copy of this year’s materials, please call Shareholder Services at (800) 736-3402, or call Corporate Election Services at (800) 516-1564, or access the website www.SendMaterial.com and follow the instructions provided, or send an email to papercopy@SendMaterial.com with your 11-digit control number in the email’s subject line.

This notice is being mailed to shareholders on or about March [30], 2018.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Notice of Annual Meeting of Shareholders

Date and Time	Location	Record Date
Tuesday, May 15, 2018 8:00 a.m. ET	John S. Knight Center 77 E. Mill Street Akron, OH 44308	March 16, 2018

Annual Meeting of Shareholders Agenda

•	Elect the 12 nominees to the Board of Directors named in the accompanying proxy statement to hold office until the 2019 Annual Meeting of Shareholders and until their successors shall have been elected;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018;

•	Approve, on an advisory basis, named executive officer compensation;

•	Approve a management proposal to amend the Company’s Amended Articles of Incorporation, as amended (the “Amended Articles of Incorporation”) and Amended Code of Regulations, as amended (the “Amended Code of Regulations”), to replace existing supermajority voting requirements with a majority voting power threshold;

•	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections;

•	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access;

•	Vote on two shareholder proposals, if properly presented at the Annual Meeting; and

•	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please carefully review this notice, the annual report and the accompanying proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form to ensure your representation at the Annual Meeting. Only shareholders of record as of the close of business on March 16, 2018, or their proxy holders, may vote at the Annual Meeting. If you plan to attend the Annual Meeting, you must register in advance. See the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register.

On behalf of the Board of Directors,
Ebony L. Yeboah-Amankwah Vice President, Corporate Secretary & Chief Ethics Officer Akron, Ohio

The notice and accompanying proxy statement are being mailed to shareholders on or about March [30], 2018.

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 15, 2018. This proxy statement and the 2017 Annual Report are available at www.ReadMaterial.com/FE.

Important Note Regarding Voter Participation. Please take time to vote your shares!

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy Corp.’s independent registered public accounting firm. Your broker does not have the discretion to vote your shares on any other matters without specific instruction from you to do so.

ELECTRONIC ACCESS OF FUTURE PROXY MATERIALS

[Preliminary Copy] c/o Corporate Election Services P.O. Box 3230 Pittsburgh, PA 15230

To assist us in reducing the cost of mailing proxy materials, you can consent to access all future proxy statements, annual reports and other related materials via the Internet (no paper copies would be received unless applicable regulations require delivery of printed materials.) To consent, please follow the instructions provided when you vote by Internet or telephone.

Or, if voting by mail, check the box at the bottom of the reverse side of this proxy card/voting instruction form and return it in the envelope provided.

Your vote must be received by 7:00 a.m., Eastern time, on Tuesday, May 15, 2018, to be counted in the final tabulation, except for participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote must be received by 6:00 a.m., Eastern time, on Monday, May 14, 2018, to be counted in the final tabulation.

Your vote is important! Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet Access the Internet site and cast your vote: www.cesvote.com	OR	QR Code Scan with a mobile device	OR	Telephone Call Toll-Free: 1-888-693-8683	OR	Mail Return your proxy card/voting instruction form in the postage-paid envelope provided

ê Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing.  ê

Proxy card/Voting Instruction

This proxy card/voting instruction form is solicited by the Board of Directors for the Annual Meeting of Shareholders on May 15, 2018

The undersigned appoints Ebony L. Yeboah-Amankwah, Daniel M. Dunlap and Jennifer L. Geyer as proxies with the power to appoint their substitutes; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 15, 2018, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio at 8:00 a.m., Eastern time, or at any adjournment or postponement thereof; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

If applicable, as a participant and “named fiduciary” in the FirstEnergy Corp. Savings Plan, this form also serves as voting instructions to State Street Bank and Trust Company, as Trustee for shares held in the Plan. The Trustee will vote all shares as instructed by Plan participants and the shares for which the Trustee does not receive timely voting instructions will be voted by the Trustee in the same proportion as the shares held under the Plan for which the Trustee receives voting instructions.

Date:

Signature

Signature

Sign above as name(s) appear on this proxy card/voting instruction form. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

Please date, sign and mail promptly if you are not voting by telephone or Internet.

ADMISSION CARD

If you plan to attend the Annual Meeting, you must register in advance by following the instructions included in the “Questions and Answers about the Annual Meeting” section of the proxy statement. Also, if you plan to attend the Annual Meeting, please follow the related instructions when voting by telephone or Internet, or if voting by mail, check the box at the bottom of this proxy card/voting instruction form and return it in the envelope provided.

Please bring this card if you choose to attend the Annual Meeting.

FirstEnergy Corp.

Annual Meeting of Shareholders

Tuesday, May 15, 2018, at 8:00 a.m. Eastern time

John S. Knight Center

77 E. Mill Street, Akron, OH

For personal use of the named shareholder(s) – not transferable.

If you registered to attend the Annual Meeting, please present this card at the reception desk upon arrival and please bring a valid form of government-issued photo identification for admission to the Annual Meeting.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy card/voting instruction form in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 15, 2018. FirstEnergy Corp.’s proxy statement and 2017 Annual Report are available at www.ReadMaterial.com/FE.

ê Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing.  ê

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1, FOR Items 2-6, and AGAINST Items 7 and 8.

Your Board of Directors recommends a vote FOR all the nominees listed in Item 1 and FOR Items 2-6.

1.	Election of Directors:	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
			(except as indicated to the contrary below)	to vote for all nominees listed below

Nominees:	(01) Paul T. Addison	(02) Michael J. Anderson	(03) Steven J. Demetriou	(04) Julia L. Johnson
	(05) Charles E. Jones	(06) Donald T. Misheff	(07) Thomas N. Mitchell	(08) James F. O’Neil III
	(09) Christopher D. Pappas	(10) Sandra Pianalto	(11) Luis A. Reyes	(12) Dr. Jerry Sue Thornton
To withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below:

2.	Ratify the Appointment of the Independent Registered Public Accounting Firm	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approve, on an Advisory Basis, Named Executive Officer Compensation	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold	☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections	☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	Approve a Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access	☐	FOR	☐	AGAINST	☐	ABSTAIN

Your Board of Directors recommends a vote AGAINST Items 7 and 8.

7.	Shareholder Proposal Requesting a Report on Climate Change Strategy	☐	FOR	☐	AGAINST	☐	ABSTAIN

8.	Shareholder Proposal Requesting a Reduction in the Threshold to Call a Special Shareholder Meeting	☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	Check this box if you consent to accessing, in the future, the annual report, proxy statement and any other related material via the Internet (no paper copies unless applicable regulations require delivery of printed proxy materials).

☐	If you plan to attend the Annual Meeting in-person on May 15, 2018, in Akron, Ohio, check this box to register in advance.

SIGN ON THE REVERSE SIDE.